As Filed with the Securities and Exchange Commission on July 29, 2013

Registration No.  333-166668

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

POST-EFFECTIVE AMENDMENT to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRIVIEW GLOBAL FUND, LLC

(Exact name of registrant as specified in its charter)

6221

Delaware

20-1689686

(Primary SIC Number)

(State of organization)

(IRS EIN)

505 Brookfield Drive

Dover, Delaware 19901

Telephone:  (800) 331-1532

(Address and telephone number of registrant's principal executive offices)

Mr. Michael Pacult

5914 N. 300 West

Fremont, Indiana 46737

Telephone:  (260) 833-1306

(Name, address and telephone number of agent for service of process)

Copies to:

William S. Scott, Esquire

The Scott Law Firm, Ltd.

470 Broadway, Suite 160

Bayonne, NJ  07002

(201) 800-4606

wscott@wscottlaw.com

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated filer

[ ]

Accelerated filer

[ ]

Non-accelerated filer

[X]

Smaller reporting company

[ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as he Commission acting pursuant to said section 8(a), may determine.

Part I – Disclosure Document

TriView Global Fund, LLC

Amended and Fully Restated Prospectus to Offer

$1,000,000 (1,000 Units) Minimum / $20,000,000 (20,000 Units) Maximum in Units of Membership Interest
To Be Sold at the Net Asset Value per Unit Computed At the End of Each Month During the Offering

The Offering

The Fund is a registered commodity pool that trades in the speculative trade of U.S. and international futures and options on futures contracts in a diversified portfolio that includes currencies, interest rates, energy, metals and commodities in both U.S. and global markets.  An independent trading advisor is employed with the primary objective of the Fund appreciating in value over time.  An investment in the Fund may provide valuable diversification to a traditional portfolio of stocks and bonds.

Two managing members, TriView Capital Management, Inc. and Mr. Michael Pacult, have the authority to manage the Fund.  We refer to them collectively as “the managing member.”  The managing member is authorized by the LLC Operating Agreement to use its sole judgment to employ, establish the terms of employment, and terminate commodity trading advisors and futures commission merchants.

This is a best efforts offering. The underwriters are not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered.  The initial offering price was set by the managing member at $1,000 per membership interest.  On July 7, 2011, the Fund had sold the minimum and commenced business.  The price is now the month-end net asset value of the Fund divided by the number of outstanding membership interests. Net asset value is calculated and membership interests are issued on a monthly basis.

All subscriptions received are placed in a depository account maintained by the managing member at Star Financial Bank, Angola, IN until the first business day of the month following the month in which the subscription is accepted.  The offering will terminate on August ___, 2016, three years from the date of this prospectus, or at an earlier date at the sole discretion of the managing member.  The managing member has sole and absolute discretion to terminate the offering for any reason, including if the minimum is reached.  However, that is unlikely because it would suffer the loss of the opportunity to manage the Fund.

You must purchase at least $25,000 in membership interests, though the managing member may reduce this to no less than $5,000.  You have the right to rescind your subscription for five business days after it is submitted.  After five days, your subscription is irrevocable and you may only withdraw from the partnership at the end of a trading month.  There will be no redemption fee.  See Summary, Subscription Procedure.

The Risks – These securities are highly speculative.  Before you decide whether to invest, read this entire prospectus carefully and consider risks below and the complete description of “Risks you face” beginning on page 7.

•

The Fund business is the speculative trading in futures, commodity options and unregulated currency contracts selected by registered commodity trading advisors.

•

This investment involves a high degree of risk.  You should purchase these securities only if you can afford a complete loss of your investment.

•

The Fund is new and has limited operating history.

•

Trading profits and interest income must be generated to offset substantial expenses.  To receive your investment back after the first twelve months, the Fund must generate a return of at most 29.41% based on the current net asset value, and 16.45% should we sell the maximum.  Similarly, during the second twelve months of investment, the Fund must generate 16.45% to return your investment should we sell the maximum.

•

•

Transfer of your membership interests will be restricted and subject to managing member approval.  No public market for the membership interests exists and none is expected to develop.

•

Although you will not receive distributions, you must pay annual Federal and State income taxes on your share of any profits earned, if any.

•

We must pay the following fees$11 per round turn brokerage commissions to the managing member for domestic trades; up to a 3.2% annual management fee on assets allocated to trading and 16% incentive fee on new net profits to the trader; 5% annual management fee to the managing member; and, annual operating costs of approximately $78,000, or $95,000 if the maximum is sold.

•

•

This Fund will not make distributions.  To receive a return on your investment, you must use our redemption procedure, which is subject to restrictions.

•

The managing member and affiliates have conflicts of interest with regard to the management of this Fund including, but not limited to, the individual managing member is the sole principal of the corporate managing member and a 50% owner of the principal selling agent.

•

Commodity trading is highly leveraged.  A small change in the market price of a contract can produce adverse consequences to the value of the Fund.

Investors are required to make representations and warranties relating to their suitability in connection with this investment. Each investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

These securities have not been approved or disapproved by the Securities and Exchange Commission, or any State securities commission or agency, nor have any of them confirmed or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.  The Fund is not a registered mutual fund under the Investment Company Act of 1940.

This prospectus is in two parts: a disclosure document and a statement of additional information.  These parts are bound together, and both contain important information.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

FUTURES INVESTMENT COMPANY

5914 N. 300 West, P. O. Box 760 Fremont, IN 46737 (260) 833-1306

Best Efforts Selling Agent

August ____, 2013

Commodity Futures Trading Commission Risk Disclosure Statement

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL.  IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES.  IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 20 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 16.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL.  THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 7.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

------------------------------------

This prospectus does not include all of the information or exhibits in the Fund's registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

The Fund files monthly, quarterly and annual reports with the SEC. You can read and copy these reports at the sec public reference facilities in Washington, D.C.  Please call the SEC at (800) SEC-0300 for further information.

The Fund's filings are posted at the SEC website at http://www.sec.gov.

i

Table of Contents

Commodity Futures Trading Commission Risk Disclosure Statement

i

Table of Contents

ii

Suitability Standards

v

Summary of the Offering

1

The Fund

1

Description of Securities Offered for Sale

1

Plan For Sale of Membership interests

1

Subscription Procedure

1

Will You Benefit From An Investment In The Fund?

1

Business Objectives

4

Summary Risk Factors

4

Charges to the Fund

5

Use of Proceeds

4

Selection of Commodity Trading Advisors and Allocation of Equity

4

Federal Income Tax Aspects

4

Redemptions

4

Security ownership of certain beneficial owners

5

Diagram of Fund Structure & Commissions TriView Global Fund, LLC

6

The Risks You Face

7

The corporate managing member of this Fund has limited experience.

7

We must pay substantial fees, charges and expenses regardless of profitability which must be recovered before you can receive a return on your investment.  7

You may not transfer your membership interests and must rely on our redemption procedures to receive your investment back.  7

Your right of redemption is limited.

7

The Fund depends upon the individual managing member, and his absence could cause the Fund to cease operations.  7

Managing member and commodity trading advisor will serve other businesses and may not have adequate time to devote to the Fund.  8

There are conflicts of interest in the Fund structure that may limit our profits.

8

You will be taxed on profits though you will not receive distributions.

8

You will have to pay taxes on profits in a current year which may be lost in future years.

8

If the managing member selects new trading advisors, they may not be as profitable as those replaced and the new advisors will not be responsible for recouping any previous losses.  8

The managing member may change the commodity trading advisor and its allocation of equity to or among advisors without prior notice to you.  8

Factors beyond a Trading Advisor’s control may cause a Trading Advisor to deviate from its trading program or strategy.  8

You will not participate in management and may not contest the business decisions of the managing member.

8

Commodity futures trading is speculative and highly risky.

8

As a result of leverage, small changes in the price of the Fund’s positions may result in major losses.

9

The Managing Member may employ leverage with the trading advisor, which may increase volatility and negatively impact Fund performance  9

The managing member does not control the trading advisor or its methods and may not be able to prevent large losses.  9

Illiquid markets could make it impossible for the Fund's advisors to realize profits or limit losses.

9

Changes in trading equity may adversely affect Fund performance.

10

Denomination of Fund Assets in Foreign Currencies

10

The managing member may change the currency denomination in which the Fund assets are held at the futures commission merchant or elsewhere (e.g., U.S. Dollars, Euros, British Pound, Yen, etc.).  They will be subject to currency rate fluctuations, which may work to the benefit or detriment of fund assets.  10

Fund may engage in day trading.

10

Failure of commodity broker or banks could result in loss of assets.

10

When trading in foreign futures exchanges, if the creditworthiness of the other parties or the foreign currency is not maintained, we may lose the entire value of our positions in those markets.  10

Option trading is highly risky and requires less equity to secure a trade, thus providing greater potential for loss.

10

Position limits may limit profitability and changes thereof can produce dramatic price swings.

10

We may not be able to compete with others with greater resources which could cause loss of Fund investment.

11

The offering of units has not been subject to independent review.

11

You will not have the protections provided by the Investment Company Act of 1940.

11

We are not considered an "emerging growth company" as defined under the Jumpstart Our Business Startups Act, which does not allow us to take advantage of reduced regulatory and reporting requirements associated with an emerging growth company.

11

Investment in this Fund may subject you to the inconvenience of an IRS audit.

11

Managing member may settle IRS claim without your approval, whether or not it is in your best interest.

11

You may be subject to back taxes and penalties.

11

The managing member may cause higher fees to be paid or riskier trading by altering the management and incentive fees without prior notice to you.  11

Conflicts Of Interest

12

The managing member, the commodity trading advisor, the introducing broker, the futures commission merchants, the selling agent and their principals may preferentially trade for themselves and others, possibly to the derogation of Fund investors.  12

Possible retention of voting control by the managing member may limit your ability to control issues.

12

Fund fees may be higher than they would be if they were negotiated.

12

Commodity trading advisor may engage in high risk trading to generate fees.

12

The individual managing member has sole control over the time he will allocate to the management of the Fund.

12

No Resolution of Conflicts Procedures

13

Interests of Named Experts and Counsel

13

Cautionary Note Regarding Forward-Looking Statements

13

Management’s Discussion and Analysis

13

The Fund

13

The Managing Members

14

Experience

14

Authority

14

Analysis of Critical Accounting Policies

14

Fund Books and Records

14

The Commodity Trading Advisor

14

Executive Compensation

15

The Advisory Contracts

15

Business Objective and Expenses

15

Explanatory Notes:

16

Securities Offered

17

Management’s Discussion

17

Description of Intended Operations

17

Risk Control

17

Trading Risks

18

Fiduciary Responsibility and Remedies

18

Agreement to Arbitrate Controversies and Arbitration Disclosures

18

Indemnification

19

Provisions of LLC Operating Agreement

19

Provisions of Law

19

Provisions of Federal and State Securities Laws

19

Provisions of the Securities Act of 1933 and NASAA Guidelines

19

Provisions of the Clearing Agreement

19

Other Indemnification Provisions

19

Relationship with the Futures Commission Merchants, the Introducing Broker And The Managing member

19

Brokerage Commissions are Competitive

20

Relationship with the Commodity Trading Advisor

20

The Commodity Trading Advisor Will Trade for Other Accounts

20

Non-Disclosure of the Commodity Trading Advisor’s Methods

20

Charges to the Fund

20

Compensation of the Managing Member

20

Compensation of the Introducing Broker

20

Compensation of the Commodity Trading Advisor

20

Restrictions on Management Fees

21

Compensation of Futures Commission Merchants

21

Miscellaneous Fees to Futures Commission Merchants

22

Rights of Managing Member

22

Other Expenses

22

Charges to the Fund

22

Potential Advantages

23

Equity Management

23

Investment Diversification

24

Limited Liability

24

Administrative Convenience

24

Access to the Commodity Trading Advisor

24

Use of Proceeds

24

Determination of the Offering Price

24

The Managing Member

25

Identification

25

The Individual Managing Member

25

No Ownership in Commodity Trading Advisor and Futures Commission Merchants

26

Ownership in the Fund

26

None of the managing member, trading advisor, affiliated introducing broker, nor the futures commission merchants maintains any investment in the Fund. Trading by the Managing Member  26

Limited Prior Performance of this Fund and Regulatory Notice

26

Trading Management

26

No Affiliation with Commodity Trading Advisor

26

Rights of the Managing Member With Respect To Commodity Trading Advisor Selection and Allocation of Equity  26

Performance Record of the Fund

27

Performance of Other Funds Managed by the Managing member

28

Performance Record of Bromwell Financial Fund, Limited Partnership

28

Performance Record of Providence Select Fund, Limited Partnership

28

Performance Record of Atlas Futures Fund, Limited Fund

29

Performance Record of Strategic Opportunities Fund, LLC

30

The Commodity Trading Advisor

31

Stenger Capital Management LLC

31

Business Background

31

Legal Disclosure

32

Trading Program

32

Performance History

33

Stenger Capital Management LLC – Diversified Trading Program

33

The Futures Commission Merchants

33

The Introducing Broker

34

Federal Income Tax Aspects

34

Scope of Tax Presentation

34

No Legal Opinion as To Certain Material Tax Aspects

35

Fund Tax Status

35

No IRS Ruling

36

Tax Opinion

36

Passive Loss and Unrelated Business Income Taxes Rules

36

Basis Loss Limitation

37

At-Risk Limitation

37

Income and Losses from Passive Activities

37

Allocation of Profits and Losses

37

Taxation of Futures and Forward Transactions

37

Section 988 Foreign Currency Transactions

38

Capital Gain and Loss Provisions

38

Business for Profit

38

Self-Employment Income and Tax

38

Alternative Minimum Tax

38

Interest Related To Tax Exempt Obligations

39

Not a Tax Shelter

39

Taxation of Foreign Members

39

Fund Entity-Audit Provisions-Penalties

39

Employee Benefit, Retirement Plans and IRA’s

39

The LLC Operating Agreement

40

Formation of the Fund

40

Units of Membership interests

40

Management of Fund Affairs

40

General Prohibitions

40

Additional Offerings

41

Fund Accounting, Reports, and Distributions

41

Federal Tax Allocations

41

Transfer of membership interests Only With Consent of the Managing member

41

Termination of the Fund

41

Meetings

41

Redemptions

42

Plan for Sale of Membership Interests

42

No Sales to Discretionary Accounts

42

The Selling Agent

42

Depository Account & Offering Price

43

Underwriting Compensation

43

Subscription Procedure

43

Subscription Amounts

43

Revocation and Acceptance of Subscription

43

Investor Suitability

44

Investor Warranties

44

Compliance with Anti-Money Laundering Laws

44

Legal Matters

45

Litigation and Claims

45

Legal Opinion

45

Experts

45

Additional Information

45

Suitability Standards

You should only invest a limited amount of the risk portion of your total portfolio and should not invest more than you can afford to lose.

To invest the minimum $25,000 in this Fund, you must have either:

•

A net worth of at least $250,000, exclusive of home, furnishings and automobiles, or

•

An annual gross income of at least $70,000 and a net worth, similarly calculated of at least $70,000.

Residents of the following States must meet the specific requirements set forth below.  Net worth, is in all cases, to be calculated exclusive of home, furnishings and automobiles.  You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund.  No entity, including ERISA plans, should invest more than 10% of its liquid net worth (readily marketable securities) in the Fund.

1.

California—Net worth of at least $250,000 or a net worth of at least $70,000 and annual taxable income of at least $70,000.

2.

Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their “liquid net worth” in this and similar direct participation programs. For these purposes, “liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

3.

Nebraska—Net worth of at least $250,000 or a net worth of at least $70,000 and annual taxable income of at least $70,000.

4.

South Carolina—Net worth of at least $250,000 or a net income in the preceding year some portion of which was subject to maximum federal and State income tax.

5.

Texas—Net worth of at least $250,000 or a net worth of at least $70,000 and annual taxable income of at least $70,000.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or, if the donor or grantor is the fiduciary, by the donor or grantor who supplies the funds to purchase the membership interests.

The foregoing suitability standards are regulatory minimums only.  Merely because you meet such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as one in the Fund is, in fact, suitable for you.

[The balance of this page has been intentionally left blank.]

iii

Summary of the Offering

This summary is to assist your understanding of the offer.  To be certain you have a full understanding of the risks of this investment, you must carefully review the entire document, including the appendixes.

The Fund

The TriView Global Fund, LLC allows you to participate in alternative or non-traditional investments, namely the U.S. and international futures markets and options on futures markets.  Specifically, the Fund trades in a portfolio that includes financial futures and options thereupon, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values.  It can also participate in agricultural commodities, commodities in general, like metals and energy products, options on futures, and the futures markets domestically and globally.  The managing member uses its discretion to employ advisors that look to manage risk and volatility.  The principal of the managing member has provided advisory services for individual managed accounts for 32 years similar to the services he is providing for the Fund, and he has developed and refined his approach to evaluating professional advisors over that period.

TriView Global Fund, LLC is a Delaware limited liability company organized on October 1, 2004 and maintains its main business office at 505 Brookfield Drive, Dover, Delaware 19901, (800) 331-1532.  Its books and records are kept at the offices of the corporate managing member, 5914 N. 300 West, Fremont, IN 46737.  The Fund is operated pursuant to a LLC Operating Agreement, which is included as Appendix A, and is managed and controlled by TriView Capital Management, Inc., a Delaware corporation, and Michael Pacult, the sole owner and principal of TriView Capital, both of which are collectively referred to as the managing member.  The main business office and phone of the individual and corporate managing members are 5914 N. 300 West, Fremont, IN 46737, (260) 833-1306.

The managing member employs independent professional trading managers called commodity trading advisors to select trades for the Fund.

Description of Securities Offered for Sale

We are offering a maximum of $20,000,000 in units of membership interest at a value per unit that was initially established by the managing member at $1,000.  The Fund had sold the minimum offering amount of $1,000,00 by July 7, 2011 and commenced business.  Units are now offered at the month-end net asset value per membership interest, which reflects trading profits and losses, interest income, and expenses.

Plan for Sale of Membership interests

All sales will be made through broker dealers that will use their best efforts, which means they will try, but not guarantee, to sell the membership interests.

All subscriptions accepted by the managing member will be placed by the selling agent in a depository account maintained at Star Financial Bank, Angola, IN until the first business day of the month following the month in which their subscription documents were accepted.  Interest accrued on your subscription amount will be used to buy additional membership interests for you.

This offering will continue until the sale of the maximum of $20,000,000 or August ____, 2016, three years from the date of this prospectus.  The managing member may terminate this offering at any time.

Subscription Procedure

To purchase membership interests, you must (i) complete and execute a subscription agreement (Appendix D), and deliver your executed subscription documents and check for your investment, which should be made payable to “Star Financial Bank for the exclusive benefit of the customers of TriView Global Fund, LLC,”(ii) make representations and warranties in the Subscription Agreement related to your suitability to purchase the membership interests, (iii) grant a Power of Attorney to the managing member to take all actions necessary to admit you as a member to the Fund, and (iv) pay for at least $25,000 in membership interests, though the managing member may reduce this amount to not less than $5,000.

You must also have the minimum net worth and income provided in the State of your residence, if it is listed, at the front of this prospectus or, one of the following:  (i) a minimum net worth, exclusive of your home, home furnishings and automobiles, of $250,000, or (ii) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, both exclusive of your home, home furnishings and automobiles.

These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards do not mean that an investment in the membership interests is suitable for you. You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund.

Will You Benefit From An Investment In The Fund?

You may benefit from an investment in the Fund if you want to diversify your portfolio from traditional stock, bond and real estate investments and if you have money available that you can afford to lose without adverse consequences to your ability to support your family and your lifestyle.  The purchase of Fund membership interests presents the opportunity to invest in futures markets which are typically not represented in most investors’ portfolios and which, through long or short positions, offer the opportunity to profit from rising or falling markets.

However, if you cannot afford the risk of losing your entire investment in this Fund, you should not purchase these membership interests.

The Fund has the potential to help diversify traditional securities portfolios.  A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, has the potential to increase overall return and reduce the volatility (a primary measure of risk) of a portfolio.  As a risk transfer activity, trading in futures and options on futures has no inherent correlation with any other investment.  However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor’s portfolio or not produce losses.  The Fund’s profitability also depends on the success of the trading techniques.  If the Fund is unprofitable, then it will not increase the return on an investor’s portfolio or achieve its diversification objectives.

Investors in the Fund get the advantage of limited liability in highly leveraged trading.

Business Objectives

We are organized to be a commodity pool to engage in the speculative trading of futures contracts, which are instruments designed to permit producers to hedge or investors to speculate in various interest rates, commodities, currencies, stock indices and other financial instruments.  We also trade options on futures contracts, which give the purchaser the right to acquire or sell a given contract at a specified time at a specified price, and other financial instruments.

We cannot guarantee that we will meet our objectives or avoid substantial losses.

Summary Risk Factors

Investment in the membership interests is speculative, illiquid, and highly risky.  You should purchase membership interests only if you can afford to lose your entire investment.  For a complete description of the risks of an investment in the Fund, see the Risk Factors section beginning on page 7.

Our business is the speculative trading in futures contracts, and options on those contracts, selected by registered commodity trading advisors.  This trading is highly leveraged and takes place in very volatile markets.  You could lose all or a substantial amount of your investment in the Fund.

The Fund has limited operating history.  Therefore, you have limited performance history of this Fund to serve as the basis for evaluating an investment in the Fund.  However, the track record of the commodity trading advisor discloses the trading program to be used for this Fund, which gives an indication of future results.  Past results are no guarantee of future results.  The managing member, without prior notice to you, may terminate or add trading advisors, or change the amount of equity allocated to any or all advisors.

This Fund pays substantial management fees and commission costs.  There is no guarantee that you will receive a return on your investment. To return your initial investment after the first year of operation, we must earn a profit of 29.41%, or $294.11per initial $1,000 membership interest based on the current net asset value as of April 30, 2013, and 16.45%, or $164.45 should we sell the maximum.  Similarly, during the second twelve months of investment, the Fund must generate 16.45% to return your investment should we sell the maximum.

Transfer of your membership interests will be restricted and there are limitations on your right of redemption to surrender your membership interests in return for their value.  No public market for the membership interests exists and none is expected to develop.

This Fund will not make distributions.  To receive a return on your investment, you must use our redemption procedure.  The redemption price will be the net asset value of the membership interests you hold at the end of the month in which you provide the managing member with no fewer than ten days prior written notice of your request to redeem.

Although you will not receive distributions, you must pay Federal and State income taxes on your share of the profits, if any, earned by this Fund for the year in which they are earned.

The managing member and affiliates have conflicts of interest with regard to the management of this Fund.  Specifically (i) the managing member’s fees have not been negotiated at arm’s length and, therefore, may be higher than those paid by other commodity pools that compete with this Fund, (ii) the individual managing member is the sole principal of the corporate managing member and is a 50% owner of the affiliated selling agent and introducing broker, and (iii) the managing member, the commodity trading advisor and their principals may preferentially trade for their own accounts or for others, which may be at the derogation of pool participant interests.

4

Commodity trading is highly leveraged.  A small change in the market price of a contract can produce adverse consequences to the value of the Fund.

The managing member may at any time and at its sole discretion select and allocate all or a portion of the Fund’s assets to commodity trading advisors other than Stenger Capital Management LLC, and investors in the Fund must rely on the ability of the managing member to select such other advisors.  The managing member has no obligation initially to allocate the offering proceeds to any of the trading advisors identified in this prospectus or to any particular program of any such advisor.

The incentive nature of the compensation to be paid to the corporate managing member and the commodity trading advisors may encourage riskier or more speculative positions than would otherwise be assumed.

The Fund will not provide any benefit of diversification of your overall portfolio unless it is profitable, and that may not occur.

Charges to the Fund

The Fund's charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of the Fund's assets.

Entity	Nature of Service	Amount of Compensation
The managing members (TriView Capital Management, Inc. and Mr. Michael Pacult)	Corporate managing member manages the Fund, negotiates trading costs and assumes credit risk of the Fund to the futures commission merchants

The Fund pays TriView Capital $11 per round turn brokerage commissions to clear domestic trades plus actual commissions charged by the futures commission merchants for foreign trades, if any.  From this, the managing member pays all brokerage, exchange and NFA fees to the futures commission merchants. [$1,500†]

The Fund pays the corporate managing member an annual management fee of 5%, paid monthly, and is calculated on month-end net assets.   [$1,250†]

The introducing broker (Futures Investment Company)	Introduces the trades from the advisor to the futures commission merchants	The managing member pays the futures commission merchants for actual round turn charges incurred for domestic trades and remits the balance, if any, to the introducing broker.
Additional selling agents (affiliated or unaffiliated selling agents)	Continuing service fees.	Additional selling agents, if used, will be paid 3% continuing service fee based upon the prior month’s value of the account paid to it by the managing member.
The futures commission merchants (Vision Financial Markets LLC, ADM Investor Services, Inc.)	Accepts trades from the advisor, clears the trades; hold the Fund’s trading equity	The managing member pays the futures commission merchants per round turn commissions, approximately $5.00 to $12.00.
The commodity trading advisor (Stenger Capital Management LLC)	Selects and enters trades for the Fund	Up to 3.2% annual management fee, paid monthly, of the equity assigned to it to trade. [$800†] 16% quarterly incentive fee on new net profits it generates.
Lawyers, Accountants and Others (The Scott Law Firm, Ltd., Patke & Associates, Ltd., CPA and other accountants)	Initial and continuing legal, audit and accounting work

Upon the commencement of business, the Fund began to reimburse the managing member and its affiliates for all but $20,000 in incurred offering and organizational expenses, the reimbursable amount of which was $291,153 and will be amortized by the Fund over 60 months, or paid off sooner at the managing member’s discretion.  [$363.94†]    Annual operating costs of approximately $78,000 based on the current net asset value and $95,000 if the maximum is sold.  [$118.75†]

†  Each $25,000 investment pays this amount per year for this particular charge.  When the charge is not based on a percentage, but rather a fixed amount, we have computed that expense upon an assumed net asset value of $20,000,000.  Round turn brokerage commissions are estimated by the managing member to be up to 6% annually if the maximum leverage of four times is employed.

“Net assets” or “net asset value” means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Fund (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self-regulatory organization).

Use of Proceeds

Upon the commencement of business, the Fund began to reimburse the managing member and its affiliates for offering and organizational of $291,153.  Payment of such expenses will not exceed 15% of gross offering proceeds.  Such expenses will be amortized by the Fund over 60 months on a straight line basis, or paid off sooner at the managing member’s discretion.    All expenses incurred after the commencement of business on July 7, 2011 are paid by the Fund as incurred.  Any member in the Fund during this sixty month period will be exposed to this per month charge on a pro rata basis.  The managing member will initially apply all of the Fund assets toward trading commodities and cash reserves, including investments in U.S. Treasuries, cash management funds that invest in only U.S. Treasuries, all held in the name of the Fund.

Selection of Commodity Trading Advisors and Allocation of Equity

The managing member has selected Stenger Capital Management LLC to serve as commodity trading advisor of the Fund.  The trading advisor is responsible for making trades, and neither the managing member nor you will have notice or the opportunity to approve the trades made.  All programs traded by the trading advisor are disclosed in this prospectus; however, the trading advisor may develop new programs with different criteria to trade Fund equity.  The managing member, without prior notice to you, may terminate or add trading advisors, or change the amount of equity allocated to any or all advisors.

Federal Income Tax Aspects

In the opinion of The Scott Law Firm, Ltd., counsel to the managing member, the Fund is classified as a Fund and will not be considered a publicly-traded Fund taxable as a corporation for Federal income tax purposes. As such, whether or not the Fund has distributed any cash to the members, each member must report his or her allocable share of items of income, gain, loss and deduction of the Fund and is individually liable for income tax on such share. The Fund invests in futures and other commodity contracts, gain or loss on which will, depending on the contracts traded, constitute a mixture of ordinary income or loss, and/or capital gain or loss.  Trading losses of the Fund, which will generally constitute capital losses, may only be available to offset a limited amount of interest income allocated to the members. Although the Fund treats the brokerage fees and performance fees paid as ordinary expenses, such expenses may be subject to restrictions on deductibility for Federal income tax purposes or be treated as non-deductible, syndication costs by the Internal Revenue Service.

Redemptions

You may request the managing member to accept the surrender of your membership interests for cash through our redemption procedures.  The managing member will try to comply with all redemption requests, but may not be able to do so because of insufficient liquid assets or reserve for contingent claims.  The Fund will only honor redemption requests to the extent there is available cash, and the managing member has discretion to liquidate fund holdings to honor redemption requests.  Subject to the forgoing limitations, there will be no limit on the percentage of membership interests you may redeem provided, in the case of partial redemptions, you must maintain the minimum balance of $5,000.  Redemptions will be offered on both a first-come, first-serve and pro rata basis with payment of the redemption request in the sole discretion of the managing member.  There will be no redemption fee.    See, The LLC Operating Agreement, Redemptions.

Security ownership of certain beneficial owners

The managing member does not maintain any interest in the Fund.

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Diagram of Fund Structure & Commissions
TriView Global Fund, LLC

Please see the previous table under Charges to the Fund for a description of the parties and expenses.

The Risks You Face

Investment in the membership interests is speculative, illiquid, and highly risky.  You should purchase membership interests only if you can afford to lose your entire investment.  All of the following risks, except payment of fixed expenses, are present without regard to the amount of membership interests sold.

The corporate managing member of this Fund has limited experience.

The corporate managing member, has not previously operated a commodity pool or engaged in any other business.  THIS POOL HAS ONLY RECENTLY COMMENCED TRADING AND HAS LIMITED PERFORMANCE HISTORY. However, the individual managing member has been a commodity pool operator for approximately nine years and has 32 years experience explaining managed futures and selecting trading advisors for investors.

We must pay substantial fees, charges and expenses regardless of profitability which must be recovered before you can receive a return on your investment.

We must pay our fees, charges and expenses before you will realize a profit.  They are (i) round turn brokerage commissions of $11 for domestic trades and a 5% annual management fee to the managing member (ii) an annual management fee, paid monthly, to the commodity trading advisor of up to 3.2% of equity assigned to trade, (iii) yearly operating expenses composed of accounting, audit and legal expenses, as well as variable operating expenses such as telephone, postage, and office supplies, of approximately $78,000 if the minimum is sold and $95,000 if the maximum is sold and (iv) extra-ordinary expenses such as claims and defense of claims from brokers, members, and other parties.

The incentive fee of 16% to the commodity trading advisor is calculated and paid monthly.  The Fund may increase the incentive fee paid to the trading advisor to 27% provided there is no management fee.  Conversely, the Fund may charge a management fee to either the commodity trading advisor or managing member to a total of 6% if the total incentive fees are decreased to 15%.  The Fund may be subject to substantial incentive fees in the initial quarters of the annual operation of the Fund that will not be refunded, even if we experience subsequent losses that produce a net loss for that year.  See Charges to the Fund.

You may not transfer your membership interests and must rely on our redemption procedures to receive your investment back.

You can assign or transfer your membership interests with the consent of the managing member, which will be granted only in limited circumstances.   See The LLC Operating Agreement, Transfer Of Units Only With Consent Of The Managing member and the LLC Operating Agreement (Appendix A).

Therefore, you must rely on our redemption procedures to receive your initial investment adjusted to reflect profits, payment of expenses, and losses.  See The LLC Operating Agreement, Redemptions.

Your right of redemption is limited.

Our redemption procedures provide (i) the redemption amount will be the net asset value of the membership interests as calculated at the end of the month in which the redemption request is received, (ii) you must submit your redemption request in a form acceptable to the managing member no fewer than ten days prior to the withdrawal date (iii) it must be approved by the managing member, and (iv) it may not be granted if we do not have enough liquid assets.

Subject to the foregoing limitations, the managing member intends to grant all redemption requests received no fewer than ten days prior to the last business day of the month and will use its best efforts to pay those requests within twenty days after the last business day of the month in which the redemption request was received.  Intervening circumstances may prevent the redemption of membership interests before they are significantly devalued.  In such circumstances, the managing member will use its best efforts to cause Fund assets, including open trading positions, if any, to be converted into cash to meet redemption requests and fulfill them as soon as is practicable.  However, if this cannot be done in a timely fashion due to illiquid markets, for instance, those non-cash assets could be further devalued and reduce the Fund’s net asset value per unit, thus potentially having a negative effect on the eventual redemption amount.

See The LLC Operating Agreement, Appendix A, Redemptions.

Further, substantial redemption requests could adversely affect us by the liquidation of positions too rapidly or on unfavorable terms which prevent us from satisfaction of all redemption requests, or the reduction of our available trading equity at a time when we have an opportunity to earn substantial profit.

The Fund depends upon the individual managing member, and his absence could cause the Fund to cease operations.

You will be relying entirely on the ability of the managing member to select and monitor the commodity trading advisor selected for the Fund.  The individual managing member is also the sole director and officer of the corporate managing member.  If he becomes unable to perform his duties, the Fund could be required to cease operations and trading until a replacement for him is found.

Managing member and commodity trading advisor will serve other businesses and may not have adequate time to devote to the Fund.

The individual managing member currently manages one other public commodity pool and one privately held pool, and both managing members have reserved the right and expects to manage additional pools in the future.  Such other pools may also use this pool’s managing member to negotiate better terms for clearing and other services.  The commodity trading advisor currently manages other commodity accounts and may manage new accounts, including personal accounts and other commodity pools.  Although the commodity trading advisor intends to use similar trading methods for all accounts it manages pursuant to a given program, it may vary those methods.  Accordingly, there is no guarantee that our trading results will be similar to or better than the trading advisor’s other accounts.  Our business could be adversely affected by the failure of either the individual managing member, who is also the sole director of the corporate managing member or the trading advisor to devote sufficient time to the Fund affairs.  See Risk Factors, Trading Management, and The Commodity Trading Advisors.

There are conflicts of interest in the Fund structure that may limit our profits.

Before investing in this Fund, you must consider the actual and potential conflicts of interest that exist in our structure and operation.  Specifically, the individual managing member is also a principal of Futures Investment Company, the selling agent and introducing broker.  Therefore, the individual managing member will probably not replace Futures Investment Company in either of such capacities because it receives brokerage commissions as introducing broker.

In addition, because the selling agent is affiliated with the managing member, no independent due diligence of this offering will be conducted in regard to interests it sells.  The individual managing member, through its 50% ownership in the introducing broker, retains a portion of the round turn brokerage commissions and, therefore, is unlikely to resign.  See Risk Factors, Conflicts of Interest, and the LLC Operating Agreement (Appendix A).

You will be taxed on profits though you will not receive distributions.

We do not intend to make cash distributions from profits.   Regardless of whether distributions are made, if we realize profits for a fiscal year, you must report that income on your tax returns.

You will have to pay taxes on profits in a current year which may be lost in future years.

We might sustain losses that offset our profits after the end of the year.  We do not intend to make distributions, so you must receive a redemption pursuant to our redemption procedures to receive a return of your investment.  And, losses after any year-end could require you to pay taxes on any prior year’s income from principal.  See Federal Income Tax Aspects and The LLC Operating Agreement (Appendix A).

If the managing member selects new trading advisors, they may not be as profitable as those replaced and the new advisors will not be responsible for recouping any previous losses.

We rely upon a commodity trading advisor to generate profits pursuant to an Advisory Contract and Power of Attorney (Appendix F).  A trading advisor may terminate its relationship with the Fund at any time.  If this happens, or if the trading advisor becomes unable to serve us for any other reason, the managing member would have to find one or more alternate trading advisors.  We cannot guarantee that any alternate trading advisors will trade as profitably as the original trading advisor, or that they will be retained on terms that are as favorable.  Also, any new trading advisors will not be obligated to recoup losses, if any, incurred by the prior trading advisor before they are paid incentive fees on new net profits they generates.

The managing member may change the commodity trading advisor and its allocation of equity to or among advisors without prior notice to you.

Without prior notice to you, the managing member may change the commodity trading advisor and the amount of equity to trade at any time, for any reason.

Factors beyond a Trading Advisor’s control may cause a Trading Advisor to deviate from its trading program or strategy.

Economic, market and other conditions may cause a trading advisor to deviate from its stated trading program or strategy. There can be no guarantee that any trading advisor would alert the managing member to such a change.

You will not participate in management and may not contest the business decisions of the managing member.

You may not manage or conduct our business in any way.  If you did, you would be deemed a managing member, which is not allowed by the LLC Operating Agreement (Appendix A).  Accordingly, you are bound by the business decisions of the managing member.

Commodity futures trading is speculative and highly risky.

Commodity futures and option contracts have a high risk of loss and are highly volatile.  Specifically (i) price movements are influenced by such unpredictable variables as: changes in supply and demand; weather; agricultural trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events; and, changes in interest rates, governments, exchanges, and other market authorities that intervene to influence prices, (ii) even if the analysis of the fundamental conditions by a commodity trading advisor is correct, prices still may not react as predicted, (iii) analysis by the use of a computer program to measure price, historical price averages, momentum and other technical factors deemed important by the commodity trading advisor may also fail to predict price direction, (iv) it is possible for most of our open positions to be unprofitable at the same time (v) price changes may reach a limit upon which trading rules require a suspension of trading for a specified period of time.  It is possible for these limits to be reached in the same direction for successive days.  This may prevent us from exiting a position, and when the market reopens, we could suffer a substantial loss on the position, (vi) losses are not limited to the margin allocated to hold the position and may exceed the total equity in our account, for which, the managing member is responsible, and (vii) short positions, which have unlimited risk of loss, will be taken on our behalf by the trading advisor.

As a result of leverage, small changes in the price of the Fund’s positions may result in major losses.

A small amount of money relative to the value of the contract traded, called margin, must be deposited to place and hold a trade.  The margin amount is typically between 5% and 15% of the value of the contract traded.  However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range.  This permits a large percentage gain or loss relative to the margin deposit.  For example, if at the time of purchase, 10% of the futures contract price is deposited as margin, a 10% decrease in the position’s value will cause a loss of all the equity allocated to the trade, which could equal the entire value of the account.  The losses could be substantially more than the margin deposited and the total value of the account.  The trading advisor is solely responsible for its trades and will not be limited in the amount of leverage it may employ.  Also, the Fund reserves the right to allow the trading advisor to trade notionally, which means that the leverage employed would be greater than normal, which would correspondingly put Fund assets at greater risk.

The Managing Member may employ leverage with the trading advisor, which may increase volatility and negatively impact Fund performance

The Managing Member, at its sole discretion and without notice to you, may cause the trading advisor to trade the Fund’s assets allocated to it at a higher or lower trading level normally utilized by the advisor employing the trading program that will be traded on behalf of the Fund.  The range of leverage may be from 0.5 to 4.0.  This means the Managing Member may request the trading advisor to trade each $1,000,000 of Fund equity as though it were only $500,000 (0.5 times, or half, leverage), or as though it were $4,000,000 (4 times leverage).  At 0.5 leverage, the trading advisor will trade about half the number of contracts for each trade that it would normally trade for a given account size, and at 400%, the trading advisor will trade about four times the number of contracts it would for a given account size. The Fund could experience either greater or less volatility relative to accounts that invest with the advisor at the normal (100%) trading level of the trading program, depending on the amount of leverage utilized.  Increased leverage will magnify both profits and losses to the Fund while decreased leverage will diminish both profits and losses to the Fund.  The 0.8% annual management fee paid to the CTA for one times leverage will proportionally change with leverage such that at four times leverage it will be 3.2% annually.  Because brokerage commissions are charged to the Fund on a round turn basis, use of leverage also will proportionally increase the amount of brokerage commissions paid.  The fixed management fee paid by the Fund to the managing member will not vary if leverage is increased or decreased.  Nor, will the 16% incentive fee paid to the trading advisor change with leverage; although, the dollar amount paid due to profits, if any, will vary with leverage.

The managing member does not control the trading advisor or its methods and may not be able to prevent large losses.

The commodity trading advisor enters trades on our behalf directly with the futures commission merchants.  The managing member does not know the trades before they are made, nor does it know the trading advisor’s methods, the number of contracts bought or sold, or the margin required.  The trading advisor will not notify the managing member of any modifications, additions or deletions to its trading methods and money management principles.  We may suddenly suffer large losses before the managing member knows remedial action must be taken.

Illiquid markets could make it impossible for the Fund's advisors to realize profits or limit losses.

It is not always possible to execute a buy or sell order.  Such lack of liquidity can be caused by a lack of interest in the contract caused by market conditions which produce no persons willing to buy or sell, or the suspension of trading which may occur because the price limit for a contract has been reached.

Most United States commodity exchanges limit price movement in a single direction by rules referred to as price limits.  Once these limits have been reached, no trades may be executed at prices beyond the limits for a specified amount of time, usually until the next trading day.  However, given sufficient price movement the following day, price limits may be imposed again.  Accordingly, price limits may be in effect for protracted time periods.  No trading may be made in the direction of the price movement while the limit is in place.  The frequency of the imposition of price limits or the length of time they will be in effect cannot be predicted.  This causes a lack of liquidity and exposure to substantial losses. These losses could exceed the total equity in our account, for which the managing member is responsible.

Changes in trading equity may adversely affect Fund performance.

Commodity trading advisors often are unable to adjust to changes in the amount of money they manage.  This is because (i) the larger amount of equity under management requires larger trades to be made, which may be more difficult to execute  (ii) there are legal limits called position limits upon the number of positions that may be taken on a particular commodity, and (iii) it may be more difficult to scale in positions, which is when a trading advisor takes positions at different prices at different times and then allocates those positions on a ratable basis when a change in its allocated equity occurs.  See Appendix I for the full definitions of position limits and scale in positions.

The commodity trading advisor may not limit the total equity it accepts and may suffer losses that cause a withdrawal of the equity it manages.  A commodity trading advisor’s rate of return tends to decrease as the amount of equity under management increases.

Denomination of Fund Assets in Foreign Currencies

The managing member may change the currency denomination in which the Fund assets are held at the futures commission merchant or elsewhere (e.g., U.S. Dollars, Euros, British Pound, Yen, etc.).  They will be subject to currency rate fluctuations, which may work to the benefit or detriment of fund assets.

Fund may engage in day trading.

The Fund may engage in day trading of futures contracts.  Because margin required by the futures commission merchants may be lower for day trades, the trading advisor may use more leverage, which correspondingly may place Fund assets at greater risk.

Failure of commodity broker or banks could result in loss of assets.

The Commodity Exchange Act requires a clearing broker, or futures commission merchant, to segregate all funds received from such broker’s customers in respect of regulated futures transactions from such broker’s proprietary funds.  If one or both of the Fund’s futures commission merchant failed to segregate customer funds to the full extent required by law, the assets of the Fund on account with the futures commission merchant might not be fully protected in the event of the bankruptcy or liquidation of the futures commission merchant, and the investors in the Fund will be at risk for their pro rata share of unrecoverable assets.  In the event of the bankruptcy of a futures commission merchant employed by the Fund, it could be at risk for losing all of its assets on deposit there.  If any other entity with which our Fund assets are on deposit becomes insolvent or bankrupt, we might only recover some, if any, of the equity in our account.

When trading in foreign futures exchanges, if the creditworthiness of the other parties or the foreign currency is not maintained, we may lose the entire value of our positions in those markets.

Trading commodities involves entering a contract, or option to contract, for the delivery of goods or money at a future date.  The value of the contract or option depends directly upon the creditworthiness of the parties and the value of the item traded.   The managing member has the authority to grant the right to the commodity trading advisor to trade commodities on United States commodity exchanges, foreign commodity exchanges, the inter-bank currency markets, the physical commodity cash markets and any other markets the managing member, in its sole judgment, deems appropriate.  The commodity exchange contracts and options traded on United States exchanges are guaranteed by the members’ credit.  Contracts and options upon foreign commodity exchanges and the inter-bank currency markets are usually not regulated by specific laws and are backed only by the parties to the contracts.  It is possible for a price movement or a devaluation of a particular foreign currency to be large enough to destroy the creditworthiness or value of the contracts and options issued by a particular party or government, or all of the contracts and options of an entire market.  In either of those situations, we could lose the entire value of a position with little recourse to regain any of its value.

Option trading is highly risky and requires less equity to secure a trade, thus providing greater potential for loss.

The trading advisor selected to trade for the Fund reserves the right to trade options, both puts and calls.  After a position is taken, a liquid market may not exist for any particular commodity option or at any particular time.  In an illiquid market, we may not be able to buy or sell to offset, or liquidate, the positions we have taken.

Option trading allows us to trade with less equity on deposit.  Accordingly, the risk of loss of the entire account is great in the case of selling option premium because selling options exposes the Fund to unlimited risk of loss; however the risk of loss to you is limited to the amount of your investment.

Position limits may limit profitability and changes thereof can produce dramatic price swings.

The Commodity Futures Trading Commission and the United States commodity exchanges have established limits referred to as Speculative Position Limits or Position Limits.  These are different from the price limits described before.  They are limits on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in futures contracts.  The positions taken among all commodity accounts owned, controlled or managed by a trading advisor and its principals are combined for position limit purposes.  Thus, a trading advisor may not be able to hold sufficient positions for us to maximize the return on a particular trade because it may be taking similar positions for others.  A material change in the position limits of one or more futures markets could cause a large liquidation of or large addition to positions in such markets, which could cause dramatic price swings.

We may not be able to compete with others with greater resources which could cause loss of Fund investment.

Commodity futures trading is highly competitive.  We compete with others who may have greater experience more extensive information about developments affecting the futures markets, more sophisticated means of analyzing and interpreting the futures markets, and greater financial resources.

Those with greater experience and financial resources have a better chance at trading profitably.  For instance, we will not maintain a warehouse to take delivery of commodities and will not have a large capital base to allow us to hold positions through bad times.

The offering of units has not been subject to independent review.

Purchasing membership interests does not create an Individual Retirement Account, commonly called an IRA, and the creation and administration of an IRA are solely your responsibility.  The assets of a retirement account should be carefully diversified and you should only allocate high risk capital to this Fund.  If you invest a significant portion of your retirement plan or IRA assets in this Fund, you could be exposing that portion to significant loss.  The managing member will not advise you in any manner on an investment in this Fund, including matters of diversification, prudence and liquidity.  Accordingly, you must rely upon the experience of qualified investment counsel you select.

You will not have the protections provided by the Investment Company Act of 1940.

Stock investment companies and investment advisors must be registered under the Investment Company Act of 1940, as amended.  Because the business of the Fund, the managing member and the commodity trading advisor involves only the trade of commodities, none of them is required, nor does any of them intend, to be registered under the Investment Company Act of 1940 or any similar State law.  Therefore, you are not protected by any such legislation.

We are not considered an "emerging growth company" as defined under the Jumpstart Our Business Startups Act, which does not allow us to take advantage of reduced regulatory and reporting requirements associated with an emerging growth company.

We are not considered an "emerging growth company" as defined under the JOBS Act, which was recently signed into law April 5, 2012. An emerging growth company is generally defined as a company with annual gross revenues of less than $1,000,000,000 during its most recently completed fiscal year.  However, as a commodity pool, the Fund is not eligible for consideration as an emerging growth company. Accordingly, we will not be able to take advantage of reduced regulatory and reporting requirements, including new or revised accounting standards under Section 102(b)(1).

Investment in this Fund may subject you to the inconvenience of an IRS audit.

If our return is audited, the IRS may make adjustments to our reported items.  If an audit results in an adjustment, you may be required to file amended returns, may be subject to a separate IRS audit, and may be required to pay back taxes, plus penalty and interest.

Managing member may settle IRS claim without your approval, whether or not it is in your best interest.

The corporate managing member is named tax matters partner.  This grants it the power to settle any IRS claim on your behalf if you hold 1% or less interest in this Fund and do not timely object to the tax matters partner’s authority, after notice.  Such settlement may not necessarily be in your best interest.  See Federal Income Tax Aspects.

You may be subject to back taxes and penalties.

The Fund tax counsel has delivered an opinion to the managing member that this Fund, as presently operated by the managing member, will be taxed as a partnership and not as a corporation.  This opinion does not include the tax treatment of expenses to prepare the prospectus and selling expenses because they have to be allocated between expenses attendant to formation and ordinary business expenses by the managing member.  In addition, commodity trading advisor fees are combined with employee business expenses and other expenses of producing income.  If the IRS were to challenge this treatment, there could be negative tax repercussions for members.  The managing member believes that our intended operations will qualify as a trade or business.

The managing member may cause higher fees to be paid or riskier trading by altering the management and incentive fees without prior notice to you.

The managing member has reserved the right to raise, without prior notice to you, the total incentive fee between the trading advisor and the managing member to a maximum of 27% provided the total management fees charged by the commodity trading advisor and managing member are 0%.  If this occurs, the trading advisor may engage in riskier trades, with the encouragement of the managing member, because their fees would be tied exclusively to the performance of the trading program.  Also, the managing member may raise the total management fees to 6% provided the incentive fee is lowered to 15%.  In general, a lower management fee and higher incentive fee may result in higher fees being paid during times of profit, whereas a higher management fee and lower incentive fee would result in higher fees being paid in times of losses.  The managing member does not expect to make changes in the management and incentive fees often, and will only make changes effective as of the first business day of a subsequent month.  The managing member will notify you of any change in fees within seven business days.

Conflicts Of Interest

There are present and potential future conflicts of interest in our structure and operation you should consider before you purchase membership interests.  The managing member will use this notice of conflicts as a defense against any claim or other proceeding made against the managing member, the commodity trading advisor, the futures commission merchants, the selling agent or any principal or affiliate, agent or employee of any of them.

The managing member, the commodity trading advisor, the introducing broker, the futures commission merchants, the selling agent and their principals may preferentially trade for themselves and others, possibly to the derogation of Fund investors.

Because the managing member, the commodity trading advisor, the introducing broker, the futures commission merchants, the selling agent and their principals and affiliates may trade for themselves and others, conflicts of interest may exist or be created in the future.  For example, if any of them trade for their own account, you will not have access to their trading records.  They could take their positions prior to the entry of positions they know will be placed for the Fund, which would be to the derogation of Fund investors.  However, they have stated they will not do so.

Possible retention of voting control by the managing member may limit your ability to control issues.

The managing member, its principal and its affiliates may purchase an unlimited amount of membership interests.  These persons include the individual managing member, who is also a principal of Futures Investment Company, the selling agent.  It is possible that they could purchase enough membership interests to retain voting control.  They could then vote, individually or as a block, to create a conflict with your best interests.  Such voting control may limit the members’ ability to achieve a majority vote on such issues as amendment of the LLC Operating Agreement, change in our basic investment policy, dissolution of this Fund, or the sale or distribution of our assets.  However, neither managing member may vote, directly or indirectly, on the issue of their removal.

Fund fees may be higher than they would be if they were negotiated.

The round turn brokerage commissions to the managing member and the affiliated introducing broker have not been negotiated at arm’s length.  The managing member accepts the credit risk of the Fund to the futures commission merchants and maintains the day to day contact with the selling agent and the commodity trading advisors.  It also reviews the daily positions and margin requirements of the Fund.

The individual managing member is also the principal of the corporate managing member and a principal and 50% owner of Futures Investment Company, the selling agent and introducing broker.  He has a conflict of interest because he is compensated through the managing member, the introducing broker and the selling agent.  Specifically, the managing member is paid a 5% annual management fee by the Fund, the introducing broker retains approximately half or less of the round turn brokerage commissions.

Commodity trading advisor may engage in high risk trading to generate fees.

As a general rule, the greater the risk assumed, the greater the potential for profit.  Because the commodity trading advisor receives an incentive fee calculated on our new net profits, it might select trades that are too risky for us.

The individual managing member has sole control over the time he will allocate to the management of the Fund.

The individual managing member is responsible for managing this Fund, one other publicly offered fund, and one other privately offered fund, and for performing other investor relations services as a principal and associated person of Futures Investment Company.

The individual managing member has also reserved the right to trade for his own account and to form and manage other commodity pools and ventures in the future.  He is solely responsible for the allocation of his time to the management of this Fund as well as the other projects he currently manages and will manage in the future.  He manages his time, in part, by the delegation of many of the tasks, such as trade selection and preparation of financial reports and offering documentation, to independent commodity trading advisors, accountants, and attorneys.  He believes he presently has and will, in the future, have sufficient time to devote to the affairs of the Fund.

No Resolution of Conflicts Procedures

The managing member has not and will not establish formal procedures to resolve potential conflicts of interest.  These future potential conflicts may adversely affect both you and us.  However, the individual managing member, who is also principal of the corporate managing member, will use his 32 years of reputable industry experience to resolve any future conflicts on an ad hoc basis should they arise.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the managing member.  You may not construe this prospectus as legal or tax advice.  Before making an investment in this Fund, you should read this entire prospectus, including the LLC Operating Agreement (Appendix A) and the subscription agreement.  You should also consult with your personal legal, tax, and other professional advisors.  See Investor Suitability.

Interests of Named Experts and Counsel

The managing member has employed The Scott Law Firm, Ltd., a New Jersey corporation, to prepare this prospectus, provide tax advice and opine upon the legality of issuing the membership interests.  Neither the law firm, its principal, any accountant, nor any other expert hired by the Fund to give advice on the preparation of this offering document has been hired on a contingent fee basis.  Nor do any of them have any present or future expectation of interest in the managing member, the selling agent, the commodity trading advisor, the introducing broker or the futures commission merchants.

Cautionary Note Regarding Forward-Looking Statements

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that reflect the managing member’s current expectations about the future results, performance, prospects and opportunities of the Trust. All statements other than statements of historical facts included in this prospectus may constitute forward-looking statements. The managing member has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate,” “foresee,” “continue,” “plan” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the managing member and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this prospectus, and unknown, that could cause the Trust’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Although the managing member believes that the expectations and underlying assumptions reflected in these forward-looking statements are reasonable, there can be no assurance that these expectations or underlying assumptions ultimately will prove to have been correct. Important factors that could cause actual results to differ materially from projected or forecasted results or stated expectations are disclosed in this prospectus, including under the heading “Risk Factors.”

You should not place undue reliance on any forward-looking statements. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the managing member or any other person that the objective and expectations of the Fund will be achieved. Except as expressly required by the Federal securities laws, the managing member undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

Management’s Discussion and Analysis

The Fund

TriView Global Fund, LLC is a Delaware limited liability company organized on October 1, 2004, and maintains its main business office at 505 Brookfield Drive, Dover, DE 19901, (800) 331-1532.  It is qualified to be a commodity pool to engage in the speculative trading of futures, and options on futures in various sectors, including currencies, interest rates, energy and agriculture products, metals, and stock indices.

Our business objective is to let our invested capital appreciate while controlling losses; however, there can be no assurance that we will meet this objective.

The Fund is managed by its managing members and does not have officers or employees, which is why there is no report of executive compensation in this prospectus.

We operate pursuant to the terms of the LLC Operating Agreement attached as Appendix A, which grants full management control to the managing member including, the right to employ independent trading managers called commodity trading advisors.

Except for the LLC Operating Agreement, the Fund may not enter any contract with the managing member or commodity trading advisors that is greater than one year in duration.  However, all such contracts may provide for automatic annual renewal and be terminable at any time without penalty upon sixty days, or less, written notice by the either party to the contract.

The Managing Members

The corporate managing member is TriView Capital Management, Inc., a Delaware corporation incorporated on September 30, 2004.  Its registration as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, and its membership with the National Futures Association were effective July 5, 2005.  On August 4, 2011 TriView Capital withdrew its registration as a commodity trading advisor as the fund hires independent trading advisors and TriView Capital Management, Inc. was not using its registration as a commodity trading advisor.  It maintains its main business office at 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737, (260) 833-1306.

The individual managing member is Michael Pacult, who was registered as a commodity pool operator on July 28, 2003 and maintains his main business office at 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737, (260) 833-1306.

The individual and corporate managing members and the Fund will comply with all applicable registration and other requirements under the Commodity Exchange Act, as amended.

Experience

Except as serving as managing member for the Fund, the corporate managing member has not previously operated a commodity pool or engaged in any other business.  The individual managing member’s background and experience can be found on page 25.  The past performance of the other pools the individual managing member manages can be found at pages 28 through 30, and the past performance of this pool can be found on page 27.

Authority

The individual managing member is the sole shareholder, director, principal and officer of the corporate managing member. Although the signature of either the individual or corporate managing member may bind the Fund, the corporate managing member is the sole decision maker for this Fund.

The managing member is authorized to take all actions necessary to manage the affairs of the Fund.   See Article II of the LLC Operating Agreement, attached as Appendix A.

Analysis of Critical Accounting Policies

The Fund’s critical accounting policies are set forth in the financial statements in this prospectus prepared in accordance with U.S. generally accepted accounting principles, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the Fund trades are accounted for on a trade-date basis and marked to market on a daily basis.  The difference between their cost and market value is recorded as “change in unrealized profit/loss” for open (unrealized) contracts, and recorded as “realized profit/loss” when open positions are closed out; the sum of these amounts constitutes the Fund’s trading revenues.  Earned interest income revenue, as well as management fee, incentive fee, and brokerage fee expenses of the Fund are recorded on an accrual basis.  The managing member believes that all relevant accounting assumptions and policies have been considered.

Fund Books and Records

Our books and records will be maintained for six years at the office of the corporate managing member, 5914 N. 300 West, Fremont, IN 46737.  You may access our books and records related to the Fund and your account by visiting the corporate managing member’s office at a mutually convenient time and you may have copies made at a reasonable charge per page.  The corporate managing member serves as tax partner for the Fund.  The CPA firm of Patke & Associates, Ltd., 300 Village Green Drive Ste 210, Lincolnshire, IL 60069 conducts our annual audit and the annual audit of the corporate managing member, and prepares our tax returns and sends the IRS Form K-1s to the members.

The Commodity Trading Advisor

To conduct trading on our behalf, the managing member initially selected an independent commodity trading advisor, GT Capital CTA.  As of January 2, 2013, the managing member replaced GT with another independent trading advisor, Stenger Capital Management LLC, which is now the sole trader of the Fund.  Without prior notice to you, the managing member has sole discretion to employ additional trading advisors, terminate any trading advisor, and change the amount of equity any advisor may trade.  However, the managing member will give you notice of any change in trading advisors within seven days of such change.  Such notice will include a description of your right to redemption.

The Managing Member, at its sole discretion and without notice to you, may cause the trading advisor to trade the Fund’s assets allocated to it at a higher or lower trading level normally utilized by the advisor employing the trading program that will be traded on behalf of the Fund.  Increased leverage will increase volatility, while decreased leverage may limit performance.  The range of leverage may be from 0.5 to 4.0.  This means the

Managing Member may request the trading advisor to trade each $1,000,000 of Fund equity as though it were only $500,000 (0.5 times, or half, leverage), or as though it were $4,000,000 (4 times leverage).  At 0.5 leverage, the trading advisor will trade about half the number of contracts for each trade that it would normally trade for a given account size, and at 400%, the trading advisor will trade about four time the number of contracts it would for a given account size. Increased leverage will magnify both profits and losses to the Fund while decreased leverage will diminish both profits and losses to the Fund.

The 0.8% annual management fee paid to the CTA for one times leverage will proportionally change with leverage such that at four times leverage it will be 3.2% annually.  Because brokerage commissions are charged to the Fund on a round turn basis, use of leverage also will proportionally increase the amount of brokerage commissions paid.  The fixed management fee paid by the Fund to the managing member will not vary if leverage is increased or decreased.  Nor, will the 16% incentive fee paid to the trading advisor change with leverage; although, the dollar amount paid due to profits, if any, will vary with leverage.

No change in trading advisors will constitute a material change to the LLC Operating Agreement or the structure of our operation.  All trading advisors employed to trade for the Fund will be registered with the Commodity Futures Trading Commission and will have at least one principal with at least three years of experience trading futures.

Executive Compensation

The corporate managing member, as an independent contractor, is paid a management fee of 5% annually calculated on Fund net assets.  As a 50% owner of Futures Investment Company, Mr. Pacult, the individual managing member, will retain a portion of the retained $11 round turn brokerage commissions paid to it as introducing broker by the Fund.

The Advisory Contracts

The authority granted to the trading advisor is expressed in the advisory contract and power of attorney granted by the Fund to the trading advisor, and the futures commission merchants.  See Appendix F.

This agreement provides the trading advisor with a revocable power of attorney, which gives it sole authority to determine the markets to be traded, the location of those markets, the size of the position to be taken in each market, and the timing of entry and exit in a market.

The advisory contract and power of attorney may be terminated, at any time, upon notice by either the Fund or the trading advisor to the other and to the futures commission merchants.

Business Objective and Expenses

Our objective is to achieve the potentially high rates of return that are possible through the speculative trading of futures contracts and options on futures contracts.  We do not expect to engage in any other business.

The managing member organized this Fund to be a commodity pool, as that term is defined in the Commodity Exchange Act.  It employs independent commodity trading advisors to trade for us.

The managing member intends to allocate substantially all of our net assets to the selected trading advisor to conduct this trading.  The trading advisor typically allocates between 20% and 50% of the trading equity assigned to it as a deposit, or margin, to secure the trading positions it selects.  However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range.  The right to increase the amount of equity utilized for margin is at the discretion of the commodity trading advisor and under certain market conditions, this range could be substantially higher.

Although we do not expect to make distributions, you will nevertheless be required to pay yearly Federal, State and local taxes upon income, if any, earned by this Fund.

There can be no assurance that we will achieve our business objectives, be able to pay the substantial commissions, fees and other costs to do business, or avoid substantial trading losses.  See Charges to the Fund.

Below is a chart explaining the expenses we expect to incur during the next two twelve month periods.  All interest income is paid to the Fund.  The chart below assumes the value of each unit of membership interest will remain constant during the next two twelve month periods.

Expenses Per $1,000 of Membership Interest
For The Next Two 12-Month Period Of Operations

	First Year of Investment		Second Year of Investment
	Based Upon Current Net Asset Value	Based Upon Maximum Offering Amount	Based Upon Maximum Offering Amount
Assumed Fund Net Asset Value (1)	$1,256,597	$20,000,000.00	$20,000,000.00
Investment Amount (1)	1,000.00	1,000.00	1,000.00

Operating Expenses (2)	62.07	4.75	4.75
Offering & Organizational Expenses (3)	46.34	2.91	2.91
Brokerage Commissions (4)	60.00	60.00	60.00
Managing Member's Management Fee (5)	50.00	50.00	50.00
Trading Advisor's Management Fee (6)	32.00	32.00	32.00
Trading Advisor’s Incentive Fee (7)	45.30	16.39	16.39
Interest Income (8)	1.60	1.60	1.60
Trading Income Required to Redeem one Unit at Initial Value after twelve months (9)	$294.11	$164.45	$164.45
Income as a % of Selling Price Per Unit after twelve months	29.41%	16.45%	16.45%

* If the net asset value of the Fund substantially increases, the break even percentage will be substantially reduced.

Explanatory Notes:

(1) For purposes of this presentation, we assume each twelve month period begins with a hypothetical $1,000 investment.  For the second column calculation "Based Upon Current Net Asset Value", we use the Fund's April 30, 2013value of $1,256,597.

(2) The Fund will incur yearly operating expenses commencing after the commencement of business of approximately $78,000 based on the current net asset value, and $95,000 if the maximum is sold.

(3) Upon the commencement of business, the Fund began to reimburse the managing member and its affiliates for offering and organizational expenses, which total $291,153.  Such expenses will be amortized by the Fund over 60 months and reimbursement cannot exceed 15% of the gross offering proceeds.

(4) The Fund pays domestic brokerage commissions of $11 per round turn to the managing member, which in turn pays the futures commission merchant for actual domestic brokerage commissions incurred.  For trades made on foreign exchanges, the Fund will separately pay the round turn commissions charged by the futures commission merchant; however, the Fund does not expect any such charges will be made with the current trading advisor, which is why no provision is made for such charges in the table.  For purposes of this calculation, the managing member has estimated that total brokerage costs, including round turn commissions to the managing member will equal up to 6% annually of Fund net assets.

(5) The managing member is paid an annual management fee of 5%, paid monthly, of Fund net assets calculated as of the close of business of the last trading day of the month.

(6) The commodity trading advisor is paid an annual management fee of up to 3.2%, paid monthly, of the trading equity allocated to it, calculated as of the close of business of the last trading day during the month.

(7) The trading advisor receives a 16% monthly incentive fee on new net profits, but must recoup the management fee it is paid as well as brokerage commissions paid to the futures commission merchants for trades it entered before it can be paid an incentive fee.  It is assumed for purposes of this calculation that half of the brokerage commissions paid by the Fund will be paid to the futures commission merchants.

(8) For purposes of this calculation, we have assumed that Fund equity will earn interest through the investment in short term T-Bills on deposit for use as margin to secure trades with the futures commission merchants at the current cash market interest assumption rate of 0.16% annually.  All interest income will be paid to the Fund.

(9) This computation assumes there will be no claims or other extra-ordinary expenses.

The break-even numbers in the above table are our best estimates only.

Securities Offered

We are offering a minimum of $1,000,000 and a maximum of $20,000,000 in units of membership interest at a value per unit that was initially established by the managing member at $1,000.  The Fund had sold the minimum offering amount and commenced business on July 7, 2011.  Units are now offered at the month-end net asset value per membership interest, which reflects trading profits and losses, interest income, and expenses. See Determination Of The Offering Price.

You, the Investor, will have pro rata rights to profit and losses which will vary with your investment amount and the right to vote on Fund matters such as the replacement of the managing member.  See The LLC Operating Agreement attached as Appendix A.  You will not be responsible for our debts in excess of your investment amount, unless (i) we become insolvent and you receive distributions which represent a return on your investment, in which, under certain circumstances, you would have to return to us to pay our debts, (ii) you acquire any interest in the corporate managing member, or (iii) you manage this Fund.

See Plan For Sale of Membership interests and Subscription Requirements.

Your subscription agreement and check (i) must be approved by the managing member before you will become a member and will be either rejected within five business days of receipt or accepted on the close of business on the last day of the month in which your subscription was received, (ii) becomes irrevocable and may not be withdrawn after five business days after submission; unless, a longer statutory withdrawal period applies to you, and (iii) will be deposited and held in a segregated depository account until you are admitted into the Fund.

The managing member is authorized, in its sole discretion, to terminate this or any future offering of membership interests.

Management’s Discussion

This is the initial offering of our membership interests.  We may conduct future offerings after the close of this offering, raise money only through offerings, such as this one, and do not intend to borrow any money.  We must pay expenses to qualify and sell our membership interests, such as fees for the preparation of this prospectus, sales literature, and web site promotion, as well as other expenses.  We allocate substantially all our net assets to trading and other investments, except those assets used to pay operating expenses and reserves for redemptions and contingencies.  All our business is conducted through the managing member.

Description of Intended Operations

The managing member has selected Vision Financial Markets LLC and ADM Investor Services, Inc. as the unaffiliated futures commission merchants and has selected Futures Investment Company to serve as an introducing broker.  The managing member has deposited subscription proceeds to the Funds’ accounts, including the accounts at the futures commission merchants to hold as security for the trades selected by the commodity trading advisor.  The Managing Member may put Fund equity not used for margin in accounts not maintained by or accessible by the futures commission merchants.  This includes investments in cash management funds that invest in only U.S. Treasuries, all held in the name of the Fund.  The futures commission merchants have been directed to send the managing member, before the open of business each day, a computer or fax report that describes the positions held, the margin allocated, and the profit or loss on the positions from the date the positions were taken

Risk Control

The managing member reviews the daily transmissions provided by the futures commission merchants and makes appropriate adjustments to the allocation of trading equity.  Based upon the amount of available trading equity, the trading advisor has sole discretion to make specific trades, determine the number of positions taken, and decide the timing of entry and departure from each trade made. In managing the Fund’s business and affairs, the managing member may contract with, and rely upon, information, research and advice provided by third parties.

The managing member uses its best efforts to monitor the daily value of the Fund, which it provisionally calculates from the daily information provided by the futures commission merchants, and will make such information available to members upon request.  However, the accountant calculates the Fund’s net asset value per investor unit after the close of business on the last day of each month.  If the net asset value per unit falls to less than 50% of the greater of the Fund’s $687.92 December 31, 2012 net asset value per unit, just prior to the change in trading advisor to Stenger, or such higher value earned through trading, then the managing member will immediately suspend all trading, provide you with immediate notice of the reduction in net unit value, and give you the opportunity, for 15 days after the date of such notice, to redeem your membership interests according to the provisions of the LLC Operating Agreement.  No trading shall commence until after the lapse of such fifteen-day period.  See Appendix A attached.

Trading Risks

Most United States commodity exchanges limit daily fluctuations in commodity futures contracts prices by regulations referred to as daily price fluctuation limits or daily limits.  Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated.  Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading.

Such an occurrence could prevent us from promptly liquidating unfavorable positions and subject us to substantial losses.  These losses could exceed the margin initially required to make the trade.  In addition, even if commodity futures prices have not moved the daily limit, we may not be able to execute futures trades at favorable prices.  This may be caused by light trading in such contracts or by a sudden and substantial price move in a futures contract.  These limitations on liquidity are inherent in our proposed commodity futures trading operations.  Otherwise, our assets are expected to be highly liquid.

Except for payment of offering and other expenses, the managing member is unaware of any anticipated known demands, commitments or required capital expenditures, material trends, favorable or unfavorable, which will affect our capital resources, or trends or uncertainties that will have a material effect on operations.

Each United States commodity exchange, with the approval of the Commodity Futures Trading Commission and the futures commission merchants, establishes minimum margin requirements for each traded contract.  The futures commission merchants will require the margin assigned to each account to be on deposit before a trade will be accepted.  The futures commission merchants may increase the margin requirements above these minimums for any or all contracts for its customers.  Because we generally use a small percentage of assets for margin, we do not believe that any increase in margin requirements will materially affect our proposed operations.  However, it is possible for an increase in margin applicable to the trades the advisor selects for us to force us to liquidate positions because we cannot meet the additional margin requirements.

Management cannot predict whether the value of our membership interests will increase or decrease.  Inflation is not projected to be a significant factor in our operations, except to the extent inflation influences futures prices.

Fiduciary Responsibility and Remedies

You have legal rights under Delaware law and applicable Federal and State securities laws.  In all dealings affecting this Fund, the managing member has a fiduciary responsibility to you and all other members to exercise good faith and fairness.  No contract shall permit the managing member to contract away its fiduciary obligation under common law.  The LLC Operating Agreement conforms to the LLC Act for the State of Delaware in regard to the definition of the fiduciary duties of the managing member.

If the managing member acts in good faith and exercises its best judgment, it will not be liable merely because we lost money or otherwise did not meet our business objectives.  There are substantial and inherent conflicts of interest in the Fund’s structure which are disclosed in the prospectus.  The managing member intends to raise the disclosures made in this prospectus and the representations you make in the subscription agreement as a defense in any proceeding brought which seeks relief based on the existence of such conflicts of interest.  See Conflicts of Interest.

In the event that you form the belief that the managing member has violated its fiduciary duty, you may seek relief individually or on behalf of the Fund under applicable laws, including the laws of Delaware and the Federal commodity laws, to recover damages from or require an accounting by the managing member.  You also have the right, subject to applicable contractual, procedural and jurisdictional requirements, to bring Fund class actions in Federal court to enforce your rights and the rights of the other members under the Federal and State securities laws and the rules and regulations under those laws.  Losses suffered by you as a result of a breach of the securities laws related to sale of your investment to you may be recovered from the managing member should the breach of those laws been caused by the managing member.  The responsibility of a managing member to you and other members is a changing area of the law.  If you have questions concerning the responsibilities of the managing member, you should consult your legal counsel.  The performance of the managing member for the operation of the Fund and its fiduciary duty are governed by the LLC Operating Agreement attached as Appendix A.

Agreement to Arbitrate Controversies and Arbitration Disclosures

It is agreed that any controversy between you and the fund, general partner, introducing broker and their affiliates arising out of an a purchase of shares in Atlas Futures Fund, LP shall be submitted to arbitration before the American Arbitration Association and conducted in accordance with the rules of the organization.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or written notice of intention to arbitrate.

Arbitration is both final and binding on the parties.  The

parties are waiving their right to seek remedies in court, including the right to jury trial.  Pre-arbitration discovery is generally more limited than and different from court proceedings.  The arbitrators’ award is not required to include factual findings or legal reasoning and any party’s right to appeal or seek modification of ruling by the arbitrators is strictly limited.

Any disputes will be submitted before a single arbitrator. This agreement to arbitrate shall be governed by the laws of the state of Delaware, except to the extent superseded by Federal law, and any dispute concerning arbitration will be resolved by a Federal or State court of competent jurisdiction located in Chicago, Illinois.

Indemnification

Provisions of LLC Operating Agreement

The LLC Operating Agreement protects the managing member from being responsible or accountable for any act or omission, for which you, other members or the Fund itself may claim it is liable, provided that the managing member determined such act or omission was within the scope of its authority and in the best interest of this Fund, and such action or failure to act does not constitute misconduct or a breach of the Federal or State securities laws related to the sale of membership interests.

Specifically, if the managing member has acted within the scope of its authority and is being assessed a demand, claim or lawsuit by a member or other entity, the Fund will defend, indemnify and hold the managing member harmless from and against any loss, liability, damage, cost or expense, including attorneys’ and accountants’ fees and expenses incurred in defense of any demands, claims or lawsuits which were actually and reasonably incurred and arising from any act, omission, activity or conduct undertaken by or on behalf of the Fund.

Provisions of Law

According to applicable law, indemnification of the managing member is payable only if the managing member determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct by the managing member, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and not from the members, individually.

Provisions of Federal and State Securities Laws

This offering is made pursuant to Federal and State securities laws.  If any indemnification of the managing member arises out of an alleged violation of such laws, it is subject to the following legal conditions.

Those conditions require that no indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or State securities laws unless there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the managing member or other particular indemnitee, or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the managing member or other particular indemnitee, or a court of competent jurisdiction approves a settlement of the claims against the managing member or other agent of the Fund and finds that indemnification of the settlement and related costs should be made, provided, before seeking such approval, the managing member or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.  These agencies are the Securities and Exchange Commission and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold membership interests.

Provisions of the Securities Act of 1933 and NASAA Guidelines

The Securities and Exchange Commission and the various State administrators believe that indemnification for liabilities arising under the Securities Act of 1933 are unenforceable because such indemnification is against public policy as expressed in the Securities Act of 1933 and the North American Securities Administrators Association, Inc. commodity pool guidelines.

Provisions of the Clearing Agreement

We clear trades through one or both of two unaffiliated futures commission merchants, Vision Financial Markets LLC and ADM Investor Services, Inc.  According to the clearing agreements that govern trades entered, we must indemnify it for any reasonable outside and in-house attorney’s fees incurred by it arising from any failure to perform our duties under the clearing agreement.

Other Indemnification Provisions

The managing member has indemnified the selling agent, Futures Investment Company that there are no misstatements or omissions of material facts in this prospectus.

Relationship with the Futures Commission Merchants, the Introducing Broker And The Managing member

The corporate managing member supervises the relationship with the futures commission merchants and introducing broker, including the negotiation of the round turn commission rates incurred through trading via the commodity trading advisor, and review of the daily reports.

The managing member has engaged Vision Financial Markets LLC and ADM Investor Services, Inc. to act as the futures commission merchants to open and close the trades selected by the trading advisor for the Fund accounts.  It has engaged Futures Investment Company to introduce the trades to the futures commission merchants.

Brokerage Commissions are Competitive

The round turn brokerage commissions that we pay to clear our trades are less than the presumptive fair and reasonable limit provided by the guidelines of the North American Securities Administrators Association.  The managing member has the right to select any substitute or additional selling agents, introducing brokers or futures commission merchants at any time, for any reason.  However, the managing member is unlikely to dismiss the current selling agent and introducing broker because of its affiliation with the individual managing member.

Either managing member or any other commodity pool operated by them may obtain commission rates to clear trades that are more favorable to their accounts than the brokerage commissions the managing member charges us.

Relationship with the Commodity Trading Advisor

The Commodity Trading Advisor Will Trade for Other Accounts

The commodity trading advisor trades for its own accounts and for others on a discretionary basis.  It may use trading methods, policies and strategies for others that differ from those used for us.  Consequently, such accounts may have different trading results from ours.

Because the trading advisor trades for itself and others, it is possible for it to take positions ahead of or opposite to the positions taken for us.  This would present a potential conflict of interest.  See Appendix I for Taking Positions Ahead of the Fund.

Pursuant to Commodity Futures Trading Commission Regulation 421.03, the trading advisor will use the average price system for those futures and options contracts where its use is authorized, when trades taken on behalf of both the Fund and the trading advisor’s other accounts are identical, and when the prices of such trades are different.  See Appendix I for the definition of Average Price System.

The commodity trading advisor has also informed the managing member that when the average price system is not available, trades will be filled in order based on the numerical account numbers, with the lowest price allocated to the lowest account number and in numerical matching sequence, thereafter.

Non-Disclosure of the Commodity Trading Advisor’s Methods

We have provided a general description of the commodity trading advisor’s methods and strategies under The Commodity Trading Advisor, Description of Trading Program.  However, the specific details of its trading methods are proprietary and complex in nature and will not be disclosed to us or you.  No notice will be given to you of any changes the trading advisor may make in its trading methods.  See Risk Factors, No Notice of Trades or Trading Method.

Charges to the Fund

As an investor in this Fund, you will pay your pro rata share of the cost of our formation and operation.  These charges are described in narrative form and in the chart that follows this narrative.  In this prospectus, we have disclosed all compensation, fees, profits and other benefits, including reimbursement of out-of-pocket expenses, which the managing member and its affiliates will earn in connection with this offering.  Some of these charges were not negotiated at arm’s length, but rather were determined by the managing member.

Compensation of the Managing Member

The Fund pays TriView Capital an annual management fee of 5%, paid monthly (1/12 of 5%), calculated on the Fund's month-end net assets.  It also pays TriView Capital $11 round turn brokerage commissions for domestic trades, along with actual commissions charged by the futures commission merchants for foreign trades, if any.  From this, it pays the actual commissions charged by the futures commission merchant for domestic and foreign trades, and remits the retained balance, if any, for domestic trades to the introducing broker.  See Charges to the Fund, Restrictions on Management Fees.

Compensation of the Introducing Broker

From the $11 per round turn for domestic trades, the  managing member pays the futures commission merchants for actual commissions charged, and the managing member remits the balance, if any, to the introducing broker.

Compensation of the Commodity Trading Advisor

The commodity trading advisor will be allocated equity to trade from funds that will be deposited in accounts with either or both of the futures commission merchants, investments in cash management funds that invest only in U.S. Treasuries, all held only in the name of the Fund.  Each month, the Fund will pay a management fee to the trading advisor equal to 1/12 of 0.8% of these assets, calculated upon the close of business on the last trading day of the month.  The 0.8% annual management fee paid to the trading advisor will proportionally change with leverage such that at four times leverage it will be 3.2% annually and at 0.5 times leverage it will be 0.4% annually. The managing member has reserved the right to change this fee at its sole discretion.  See Charges to the Fund, Restrictions on Management Fees.

The Fund pays the commodity trading advisor an incentive fees equal to 16% of the new net profit it generates.  If the Fund has multiple trading advisors, new net profit will be calculated independently for each, and it would be possible for one advisor to earn an incentive fee while the Fund as a whole lost money because of the poor trading performance of another advisor.  An incentive fee paid to the advisor does not need to be recouped in future months prior to another incentive fee being paid, should it be earned.

New net profit:

•

Is calculated to determine how much a trading advisor has increased our net assets through trading alone

•

Is based upon the net value of the equity assigned to the trading advisor to trade

•

Is calculated after the payment of futures commission merchant brokerage fees to the futures commission merchants and the management fee to the trading advisor

•

Is calculated and paid monthly

•

Only occurs when any trading losses in previous months have been offset by new profits regardless of whether:

•

The managing member has changed the trading advisor’s compensation, or

•

The Fund and trading advisor have entered a new contract

•

Is adjusted to eliminate the effects of:

•

Any new subscriptions for membership interests

•

Redemptions by members

•

Any interest income paid to the Fund, and

•

Any other income earned on our assets that are not related to trading activity, regardless of whether such assets are held separately or in a margin account.

For example, if losses in previous months totaled $500,000, and in the subsequent month the Fund (i) earned $2,000,000 through trading profits, (ii) earned $300,000 in total interest, (iii) added $1,000,000 in capital contributions from members, and (iv) paid $500,000 in redemptions; then, only the $2,000,000 in trading profits would be used to calculate new net profits and would be offset by the previous loss of $500,000.  In this case, new net profit would be $1,500,000.  Any incentive fee paid to the trading advisor will not count against the new net profit calculation in the following period.

The following hypothetical table illustrates the monthly incentive fee that would be earned by the trading advisor based on the new net income, as calculated above.

Month	Net Income	CTA (16%)
1	$ 1,000	$ 160
2	(200)	0
3	1,000	128
4	500	80

Restrictions on Management Fees

It is possible that some of the States in which we wish to sell membership interests will require that we apply the North American Securities Administrators Association Guidelines for commodity pools.  These guidelines provide that (i) the total management fees, including those of the managing member and the commodity trading advisors, may not exceed 6% of our net assets, and (ii) incentive fees based upon profits earned may not exceed 15% of new net profits.

As permitted by the guidelines, without prior notice to you, the managing member has reserved the right to raise the current total incentive fee to a maximum of 27%, provided the total management fees are correspondingly lowered to 0%.  The managing member does not expect to make such a change often, and will only make the change effective as of the first business day of a subsequent month.  The managing member will notify you of any change in fees within seven business days.  This prospectus discloses the maximum management and incentive fees payable by the Fund; however, the managing member intends to charge actual fees in such a manner that are permitted by the guidelines by either lowering the management fee or the incentive fee. If the management fees and incentive fees were charged in a manner not in accordance with these guidelines, we could not offer or sell this Fund’s interests to residents of States that apply these guidelines to this offering.

Compensation of Selling Agents

The principal selling agent will receive no compensation.  Additional selling agents, if used, will receive up to a 3% continuing service fee based on the prior month’s ending account value.

Compensation of Futures Commission Merchants

From the brokerage commissions paid to it by the managing member, the managing member pays the futures commission merchants all clearing costs, including the pit brokerage fees, National Futures Association fees, and exchange fees.  The managing member is responsible for all payments to the futures commission merchants and remits to the introducing broker the difference, if any, between the brokerage commissions paid to it by the Fund and the payments it makes to the futures commission merchants.

Miscellaneous Fees to Futures Commission Merchants

We will reimburse the futures commission merchants for all delivery, insurance, storage or other charges incidental to trading and paid to third parties.  The managing member has instructed the trading advisor to avoid these charges and, therefore, no significant charges of this nature are anticipated.

Rights of Managing Member

Without prior notification to you, the managing member has reserved the right to (i) increase or lower the managing member’s management fee, (ii) increase or lower the incentive fee or trading advisor’s management fee, (iii) increase or lower the round turn brokerage commission charges, including charging different commissions for different traders, if any (iv) add, change or remove a futures commission merchants, (v) add, change or remove a commodity trading advisor, (vi) add, change or remove an introducing broker, (vii) have the Fund pay a fixed brokerage commission as opposed to a round turn brokerage commission, at any time, with or without a change in circumstances;  provided, however, such brokerage commissions are presumed reasonable if they do not exceed 80% of the published retail rate of the futures commission merchants plus pit brokerage fees, or 14% annually, including pit brokerage fees, of the average net assets related to trading activity.

Other Expenses

We must pay legal and accounting fees, as well as other expenses and claims.  For each year of normal operations, based on the minimum, the Fund must pay yearly operating costs of approximately $78,000 if the minimum of $1,000,000 is sold or $95,000 if the maximum of $20,000,000 is sold, which includes customary and routine administrative expenses, and other direct expenses.

Upon the commencement of business, the Fund began to reimburse the managing member and its affiliates for all but $20,000 in offering and organizational expenses incurred up to that time.  The total reimbursable amount is $291,153 and reimbursement cannot exceed 15% of the gross offering proceeds.  Such expenses will be amortized by the Fund over 60 months on a straight line basis, or paid off sooner at the managing member’s discretion.  Any member in the Fund during this sixty month period, or less, will be exposed to this per month charge on a pro rata basis.  The managing member will initially apply all of the Fund assets toward trading commodities and cash reserves, including investments in U.S. Treasuries, and in cash management funds that invest in only U.S. Treasuries, all held in the name of the Fund.

Since the commencement of business, additional offering expenses are paid by the Fund or reimbursed to the managing member as incurred.  Such expenses include the cost to prepare and file periodic amendments and restatements of the registration statement, prospectus, and all financial statements contained therein.  Also reimbursable are web site promotion used in connection with the solicitation and sale of membership interests, together with audit fees, delivery charges, statement preparation and mailing costs, telephone toll charges, and postage.

Charges to the Fund

The following table includes all charges to the Fund.

Entity	Form of Compensation	Amount of Compensation
Managing member (TriView Capital Management, Inc. and Michael Pacult)	Brokerage commissions

The Fund pays TriView Capital $11 per round turn brokerage commissions to clear domestic trades plus actual commissions charged by the futures commission merchants for foreign trades, if any.  From this, the managing member pays all brokerage, exchange and NFA fees to the futures commission merchants. [$1,500†]

Managing member (TriView Capital Management, Inc. and Michael Pacult)	Management Fee

The Fund pays the corporate managing member an annual management fee of 5%, paid monthly, calculated on month-end net assets.  From this, the managing member will pay any additional selling agents their 3% annual continuing service fee.   [$1,250†]

Introducing Broker (Futures Investment Company)	Brokerage commissions	The managing member pays the futures commission merchants for actual round turn charges incurred for domestic trades and remits the balance, if any, to the introducing broker.
Futures Commission Merchants (Vision Financial Markets LLC ADM Investor Services, Inc.)	Round-turn commissions	The managing member pays the futures commission merchants per round turn commissions, approximately $5.00 to $12.00.
Futures Commission Merchants (Vision Financial Markets LLC ADM Investor Services, Inc.)	Reimbursement of delivery, insurance, storage and any other charges incidental to trading and paid to third parties	Reimbursement by the Fund of actual payments to third parties in connection with Fund trading
Commodity Trading Advisor (Stenger Capital Management LLC)	Fixed Management Fee	Up to 3.2% annual management fee, paid monthly, of the trading equity assigned to it to trade. [$800†]
Commodity Trading Advisor (Stenger Capital Management LLC)	Incentive Fee	16% monthly incentive fee on new net profits it generates.
The principal selling agent (Futures Investment Company)	Receives no compensation.	Receives no compensation.
Additional selling agents (affiliated or unaffiliated selling agents)	Continuing service fees.	Additional selling agents, if used, will be paid 3% continuing service fee based upon the prior month’s value of the account paid to it by the managing member.
Lawyers, Accountants and Others (The Scott Law Firm, Ltd., Patke & Associates, Ltd., CPA and other accountants)

Legal, accounting, audit and other actual expenses necessary to the operation of the Fund, and all claims and other extraordinary expenses of the Fund.  Claims and other costs cannot be estimated and will be paid or reserved as incurred.

Upon the commencement of business, the Fund began to reimburse the managing member and its affiliates for all but $20,000 in incurred offering and organizational expenses, the reimbursable amount of which was $291,153 and will be amortized by the Fund over 60 months, or paid off sooner at the managing member’s discretion.  [$363.94†]    Annual operating costs of approximately $78,000 if the minimum is sold and $95,000 if the maximum is sold.  [$118.75†]

† Each $25,000 investment pays this amount per year for this particular charge.  When the charge is not based on a percentage, but rather a fixed amount, we have computed that expense upon an assumed net asset value of $20,000,000. Round turn brokerage commissions are estimated by the managing member to be up to 6% annually if the maximum leverage of four times is employed.

Potential Advantages

Commodity trading is speculative and involves a high degree of risk.  See Risk Factors.  However, your investment in this Fund will offer the following potential advantages:

Equity Management

We offer the opportunity for you to place equity with registered commodity trading advisors who have demonstrated an ability to trade profitably in the judgment of the managing member, and have that equity allocated to the trading advisors in a manner that is intended by the managing member to optimize future profit potential.

The individual managing member has over thirty years of experience in selecting commodity trading advisors to manage individual investor accounts and describing to investors how managed futures accounts work.

We expect this experience to benefit us in the quality of trading advisors selected and in the explanation to prospective investors of our operation and the attendant risks of investment.

Investment Diversification

If you are not prepared to spend substantial time trading various commodity contracts or options, you may participate in these markets through a $25,000 investment in the Fund, thereby obtaining diversification from other investments you may have in stocks, bonds and real estate.

Limited Liability

In the opinion of our legal counsel, The Scott Law Firm, Ltd., you will not be subject to margin calls and cannot lose more than your original investment amount plus, in the event of bankruptcy, distributed profits made within 90 days, provided the Fund’s structure is maintained by the managing member, and no member participates in any phase of our management other than to vote as a member pursuant to the terms of the LLC Operating Agreement.  See the LLC Operating Agreement (Appendix A).

Administrative Convenience

We are structured to provide you with services that alleviate the administrative details involved in trading commodities contracts directly, including providing monthly and annual financial reports showing, among other things, the value of each unit of membership interest, trading profits or losses, and expenses.  We also prepare a Form K-1 to assist in your tax reporting relating to your investment in this Fund.

Access to the Commodity Trading Advisor

An investment in the Fund provides access to the commodity trading advisor selected by the managing member and the portfolio diversification provided by that trading advisor for a smaller  minimum investment amount, $25,000, than would be required to open an account directly with the trading advisor.

Use of Proceeds

Upon the commencement of business, the Fund began to reimburse the managing member and its affiliates for offering and organizational expenses estimated to be $291,153.  Payment of such expenses will not exceed 15% of gross offering proceeds.  Such expenses will be amortized by the Fund over 60 months on a straight line basis, or paid off sooner at the managing member’s discretion.    All expenses incurred after the commencement of business on July 7, 2011 are paid by the Fund as incurred.  Any member in the Fund during this sixty month period will be exposed to this per month charge on a pro rata basis.

The managing member will initially apply all of the Fund assets toward trading futures and toward cash reserves.  The management fees and brokerage commissions identified under Charges to the Fund are paid monthly by the Fund.

The managing member has sole authority to determine the percentage of our assets that will be held on deposit with the futures commission merchants, used for other investments, and held in bank accounts to pay current obligations and as reserves.

The Fund retains the right to invest in cash management funds that invest in U.S. Treasuries and have high liquidity.  Specifically, the Fund may invest in the Wells Fargo 100% Treasury Money Market Fund managed by Wells Fargo Advisors Funds Management, LLC, One North Jefferson Avenue, St. Louis, MO  63103.   Funds maintained with the any cash management funds are held in the name of the Fund and not commingled with those of any other entity.

As of April 30, 2013, the Fund maintained approximately 82.94% of its net assets in segregation with the futures commission merchant for trading by the trading advisor, 0.07% at Wells Fargo and approximately 3.50% in a bank account to pay expenses and redemptions. The managing member has sole discretion to change the allocation of Fund assets at any time.

The remaining 13.49% of net assets is attributable to the remaining unamortized Offering and Organization expenses. See Footnote 2 of the December 31, 2012 Audited Financial Statements and Footnote 2 of the March 31, 2013 Reviewed Financial Statements for more information.

We use only cash and cash equivalents, such as United States Treasury Bills, to satisfy margin requirements.    Approximately 20% to 50% of our assets normally will be committed as margin for commodity futures contracts.  However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range.  All interest income is used for the Fund’s benefit.  To estimate interest income earned upon our deposits, the managing member has assumed that we will receive 0.16% interest on 90% of our deposits.

The futures commission merchant, government agency or commodity exchange could increase margins applicable to us to hold trading positions at any time.  And, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions taken.

Determination of the Offering Price

The managing member had established the amount of units to be offered at twenty million dollars ($20,000,000) with the amount that must be sold to raise the minimum and commence business at one million dollars ($1,000,000), and set the value of each unit of membership interest for sale at one thousand dollars ($l,000).  Previously, the minimum offering amount had been established at $2,000,000.  Investors that were sold pursuant to the prospectus that contained the prior minimum offering amount were granted the opportunity to reaffirm their investment under the current minimum.  These amounts were established at the discretion of the managing member based upon its knowledge of industry standards.

Since the Fund sold the minimum and commenced business on July 7, 2011, membership interests are offered at their net unit value, or the price per unit equal to our net assets, after payment and accrual for all expenses and reserves, divided by the number of outstanding units of membership interests.  This amount is calculated after the close of business on the last business day of the month in which the managing member accepts a duly executed subscription agreement and payment from a future member.  Such future member will be admitted as a member on the open of business on the first day of business of the following month.

The Managing Member

Identification

Two managing members, TriView Capital Management, Inc. and Mr. Michael Pacult, manage us.  See Management’s Discussion and Analysis of Financial Condition, The Managing Members.

The purpose of a corporate managing member is to provide continuous Fund operations in the unlikely event that the individual managing member is unable to perform.  The corporate managing member receives the management fee to preserve the fee structure of the Fund independent of an individual.  If the individual managing member were unable to also serve as the president of the corporate managing member, its corporate duties as managing member would continue to operate pursuant to its by-laws.  The presence of an individual managing member satisfies the net worth requirement of a managing member under the North American Securities Administrators Association guidelines applicable to a sponsor of a commodity pool.

Financial statements for the corporate managing member for the period ended December 31, 2012 are included in this prospectus.  As of December 31, 2012, the individual managing member’s net worth is 3.5 million dollars and consists primarily of real estate that is not readily marketable.  However, it is sufficient to maintain compliance with the North American Securities Administrators Association guidelines for commodity pools.  This will allow the membership interests to be sold in States that apply those guidelines.  For so long as the Fund is registered to sell its securities or is seeking to become registered to sell its securities in a state that requires the managing member to maintain a minimum net worth, and for so long as there remains a member from such state that has not redeemed all its membership interests, a managing member will meet the sponsor net worth requirements of the North American Securities Administrators Association guidelines for commodity pools.  Also, see Experts.

You will not acquire or otherwise have any interest in the corporate managing member, or any entity other than TriView Global Fund, LLC, by purchasing the membership interests offered by this prospectus.

The Individual Managing Member

Mr. Pacult, age 68, is the individual managing member and the sole shareholder, director, principal, and officer of the corporate managing member.

Mr. Pacult grew up in Detroit, MI and went to high school at Howe Military School in Howe, IN.  In 1969 he received a B.A. Degree from the University of California, Berkeley, where he majored in English and Zoology.  Prior to moving to Chicago in 1980 to become involved in the futures industry, he was a part owner and Senior Vice President of a California real estate development company.

In 1983, Mr. Pacult and his spouse, as 50% owners, established Futures Investment Company, an Illinois corporation, to sell futures investments managed by independent commodity trading advisors to retail clients.  From inception to present, he has been a principal, director and president of Futures Investment Company.  It serves as the introducing broker and selling agent of membership interests, and has been a registered introducing broker since February 3, 1987.

In addition to the membership interests offered pursuant to this prospectus, Futures Investment Company offers for sale, on a best efforts basis, securities of other issuers and engages in other broker-dealer activities.

Mr. Pacult’s affiliations with other commodity pools and commodity pool operators are under Performance of Other Funds Managed by the Managing Member on page 28.   His duties with respect to those entities are to make all of the decisions and supervise all of the actions they take.

Mr. Pacult’s business background for at least five years is as follows:

Employed		Registered As Principal	Registered As Associated Person	Employer Name & Address	Position Held and Type of Business
From	To
1983	Present	02/3/87	2/3/87	Futures Investment Company, 5914 N. 300 West, Fremont, IN 46737	President, Director and 50% Owner of Broker-Dealer/Introducing Broker
9/03	Present	09/10/03	1/07/04	Ashley Capital Management, Inc., 5914 N. 300 West, Fremont, IN 46737	President, Director and Owner of Commodity Pool Operator*
8/03	Present	08/21/03	8/21/03	Belmont Capital Management, Inc., 5914 N. 300 West, Fremont, IN 46737	President, Director and Owner of Commodity Pool Operator
04/03	6/10	05/14/03 to 6/27/10	5/14/03 to 6/27/10	White Oak Financial Services, Inc., 5914 N. 300 West, Fremont, IN 46737	President, Director and Owner of Commodity Pool Operator*
10/04	Present	06/10/05	7/5/05	TriView Capital Management, Inc., 5914 N. 300 West, Fremont, IN 46737	President, Director and Owner of Commodity Pool Operator*
05/05	Present	05/16/05	6/1/05	Evergreen Capital Management, Inc., 5914 N. 300 West, Fremont, IN 46737	President, Director and Owner of Commodity Pool Operator
05/99	Present	N/A	N/A	Tree King, Inc., 5914 N. 300 West, Fremont, IN 46737	President of Landscaping Business

* Ashley and TriView were also registered commodity trading advisors; however, they did not conduct any business in this capacity and have withdrawn their registrations as such as of August 4, 2011.  White Oak was also a registered commodity trading advisor; however it did not conduct any business in this capacity.

No Ownership in Commodity Trading Advisor and Futures Commission Merchants

Neither the individual managing member, nor any of his affiliates, has any ownership in the commodity trading advisor or the futures commission merchants.

Ownership in the Fund

None of the managing member, trading advisor, affiliated introducing broker, nor the futures commission merchants maintains any investment in the Fund. Trading by the Managing Member

Either managing member may, from time to time, trade commodity interests for its own account.  The results and other records of any such trading activities will not be made available to you.  Neither managing member will knowingly take positions ahead of identical positions taken by the Fund.

Limited Prior Performance of this Fund and Regulatory Notice

THIS POOL HAS ONLY RECENTLY COMMENCED TRADING AND HAS LIMITED PERFORMANCE HISTORY.  However, the individual managing member has extensive experience in the futures industry and presently serves as the sole director and officer of the corporate managing member.  He also manages one other publicly offered commodity pool and one other privately offered commodity pool.

The regulations of the Commodity Futures Trading Commission and the National Futures Association prohibit any representation by a person registered with the Commodity Futures Trading Commission or by any member of the National Futures Association, respectively, that such registration or membership in any respect indicates that the Commodity Futures Trading Commission or the National Futures Association, as the case may be, has approved or endorsed such person or such person’s trading programs or objectives.  The registrations and memberships described in this prospectus must not be considered as constituting any such approval or endorsement.  Likewise, no commodity or securities exchange, nor the Securities and Exchange Commission, nor any other regulatory agency has given or will give any such approval or endorsement.

Trading Management

No Affiliation with Commodity Trading Advisor

The trading advisor is not affiliated with either managing member.  In its capacity as commodity pool operator, the managing member may consult with the trading advisor with regard to money management and trading strategy issues, but the managing member will not serve as a trading advisor or select any other trading advisors to trade that are affiliated with either managing member.  See The Commodity Trading Advisor for a summary of the trading advisor’s performance information.

Rights of the Managing Member With Respect To Commodity Trading Advisor Selection and Allocation of Equity

The managing member believes that a trading advisor should be retained on a medium to long-term basis and should be allowed to implement fully its trading strategy.  However, the managing member may, in its sole discretion and without notice to you, terminate any current or future trading advisor, select additional trading advisors, or change the allocation of equity to any trading advisor.

The managing member periodically reviews our performance to determine if a current trading advisor should be changed or if others should be added.  In doing so, the managing member may use computer generated correlation analysis or other types of automated review procedures to evaluate trading advisors.

If a trading advisor is replaced, the new trading advisor will receive incentive fees independent of the previous trading advisor’s performance.

As the managing member may receive an incentive fee and may engage more than one trading advisor, the following may possibly occur (i) we may pay an incentive fee to one trading advisor which is trading profitably while the other trading advisor produces losses which cause us to be unprofitable overall, (ii) the managing member may receive an incentive fee because the Fund is profitable overall, though one or more trading advisors are trading at a loss, or (iii) as the trading advisors trade independently, they may compete for similar positions or take positions opposite each other, which may limit our profitability.

Performance Record of the Fund

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

TriView Global Fund, LLC Percentage Rate of Return (Computed on a compounded monthly basis)*
Month	2013	2012	2011
January	(0.80)	(1.78)
February	(1.36)	(3.48)
March	(1.02)	(1.65)
April	(1.68)	(1.13)
May		(1.04)
June		(1.21)
July		(6.28)	(0.72)
August		(1.24)	(4.98)
September		(2.51)	0.47
October		(2.36)	(0.42)
November		(2.86)	(1.30)
December		(3.28)	(1.01)
Total	(4.77)	(25.40)	(7.79)

Name of Pool:

TriView Global Fund, LLC

How Offered:

Publicly offered pursuant to Form S-1 Registration Statement

Name of Commodity Trading Advisor:

Stenger Capital Management LLC

Principal Protected:

No

Date of Inception of trading:

July 7, 2011

Aggregate Gross Capital Subscriptions:

$3,513,510

Net Asset Value of the pool:

$1,256,597 on total units outstanding: 1,918.154

Net Asset Value Per Unit:

$655.11

Largest Monthly Draw-Down**:

7-12 / 6.28%

Worst Peak-to-Valley Draw-Down***:

7-11 to 4-13 / 34.49%

*  Rate of Return is computed by dividing net performance by beginning net asset value for the period.  For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

**  “Draw-down” is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***  Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Performance of Other Funds Managed by the Managing member

Within the last ten years, the individual managing member of the Fund, Michael Pacult, has managed four other commodity pools, two of which, Strategic Opportunities Fund, LLC and Bromwell Financial Fund, LP, are privately offered.  Strategic commenced business in July, 2005; however, Strategic closed as of April, 2013 because it was not profitable. Bromwell commenced trading on May, 2013.  Mr. Pacult is the sole principal of the corporate managing member of Strategic, Evergreen Capital Management, Inc and the sole principal of the corporate General Partner of Bromwell, Belmont Capital Management, Inc.   The other two pools are publicly offered: Atlas Futures Fund, LP and Providence Select Fund, LP.  Both have commenced trading, however, Providence closed as of January, 2010 because it was not profitable.  The Fund’s corporate managing member has not managed any other commodity pools.  As of August, 2003, Mr. Pacult became an individual general partner and sole principal of the corporate general partner of both Atlas and Bromwell, but is no longer an individual general partner of Bromwell.  Mr. Pacult was the individual general partner and principal of the corporate general partner of Providence from inception to close.  As of April 30, 2013, the total amount of money raised for Atlas was $14,820,947, and the total number of investors was 97.  The total amount of money raised for Providence, while it was in operation, was  $4,053,883.  The total amount of money raised for Bromwell, while it was previously a public fund, was $2,525,062.  In November, 2003, the two trading advisors for Bromwell were replaced because they were unprofitable.  As of January 12, 2005, the new trading advisor, Fall River Capital, LLC had not been profitable and the general partner of Bromwell suspended the offering and trading, and caused substantially all of the partners to redeem their accounts in Bromwell.  Atlas has been profitable since inception and its offering is ongoing.

Performance Record of Bromwell Financial Fund, Limited Partnership

The individual managing member of the Fund serves as the principal of a corporate general partner, Belmont Capital Management, Inc., which manages another commodity pool called Bromwell Financial Fund, Limited Partnership.  Bromwell was declared effective by the Securities and Exchange Commission on March 16, 2000 and commenced business on July 11, 2000.

Bromwell has been reorganized under new terms with a new trading advisor and is currently being offered to participants.  It has commenced trading upon the sale of its minimum offering amount effective May, 2013. Covenant Capital Management, LLC. is currently the sole trading advisor for Bromwell Financial Fund, Limited Partnership.

There is no capsule performance shown for Bromwell Financial Fund, LP because it was not operational during the past five years.

You will receive no interest in Bromwell Financial Fund or any other entity except TriView Global by your purchase of membership interests in TriView Global Fund, LLC offered by this prospectus.

Performance Record of Providence Select Fund, Limited Partnership

The individual managing member of the Fund served as the principal of a corporate general partner, White Oak Financial Services, Inc., which managed another commodity pool called Providence Select Fund, Limited Partnership.  Providence was declared effective by the Securities and Exchange Commission on September 12, 2005 and commenced business on March 2, 2007.

Providence paid various expenses in relation its operation including (i) a monthly brokerage commission of 7/12%, or 7% annually, to the corporate general partner, (ii) a quarterly incentive fee to the trading advisor of 25% on new net profits it generates, and (iii) a monthly continuing service fee of 1/3% to the selling agent.

The following capsule shows the past performance of Providence for the year 2008 through termination of business as of January 31, 2010.  From inception to June 3, 2008, NuWave Investment Corp. was the sole trading advisor to the Fund.  Since then, Clarke Capital Management traded its Alpha program on behalf of the Fund.

You will receive no interest in Providence or any other entity except TriView Global by your purchase of membership interests in TriView Global Fund, LLC offered by this prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Providence Select Fund, Limited Partnership Percentage Rate of Return (Computed on a compounded monthly basis)*
2010 (Jan)	2009	2008
(14.76)	(34.73)	(9.71)

Name of Pool:

Providence Select Fund, LP

How Offered:

Closed as of January 31, 2010

Name of Commodity Trading Advisor:

Clarke Capital Management, Inc.

Principal Protected:

No

Date of Inception of trading:

March 2, 2007

Aggregate Gross Capital Subscriptions:

$4,053,883

Largest Monthly Draw-Down**:

1-10 / 14.76%

Worst Peak-to-Valley Draw-Down***:

7-07 to 1-10 / 55.86%

*  Rate of Return is computed by dividing net performance by beginning net asset value for the period.  For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

**  “Draw-down” is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***  Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Performance Record of Atlas Futures Fund, Limited Fund

The individual managing member of the Fund serves as an individual general partner and as the principal of a corporate general partner, Ashley Capital Management, Inc., both of which manage another commodity pool called Atlas Futures Fund, Limited Partnership.  Atlas Futures Fund, LP was declared effective by the Securities and Exchange Commission on September 3, 1999.  It commenced trading on October 15, 1999.  Hamer Trading, Inc. is currently the sole trading advisor for Atlas Futures Fund, Limited Partnership.

Atlas Futures Fund pays various expenses in relation its operation including an annual management fee of 1% and a quarterly incentive fee of 20% to Hamer on its new net profits; and, a monthly brokerage commission of 11/12%, or 11% annually, to its corporate general partner and introducing broker.

The following capsule shows the past performance of Atlas Futures Fund, LP for the year 2008 through April 30, 2013.

You will receive no interest in Atlas Futures Fund or any other entity except TriView Global by your purchase of membership interests in TriView Global Fund, LLC offered by this prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Atlas Futures Fund, Limited Partnership Percentage Rate of Return (Computed on a compounded monthly basis)*
2013 (April)	2012	2011	2010	2009	2008
(6.24)	(16.38)	(23.88)	3.61	(24.46)	29.46

Name of Pool:

Atlas Futures Fund, LP

How Offered:

Publicly offered pursuant to Form S-1 Registration Statement

Name of Commodity Trading Advisor:

Hamer Trading, Inc.

Principal Protected:

No

Date of Inception of trading:

October, 1999

Aggregate Gross Capital Subscriptions:

$ $14,820,947

Net Asset Value of the pool:

$ 3,410,858 on total units outstanding: 1,351.115

Net Asset Value Per Unit:

$ 2,524.48

Largest Monthly Draw-Down**:

10-11 / 14.64%

Worst Peak-to-Valley Draw-Down***:

7-08 to 2-13 / 55.35%

*  Rate of Return is computed by dividing net performance by beginning net asset value for the period.  For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

**  “Draw-down” is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***  Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Performance Record of Strategic Opportunities Fund, LLC

The individual managing member of the Fund serves as the principal of the corporate managing member, Evergreen Capital Management, Inc., which manages another privately offered commodity pool called Strategic Opportunities Fund, LLC.  It commenced trading in November, 2005, with Clarke Capital Management, Inc. as the sole trading advisor through January, 2010, then employed GT Capital CTA as the sole trading advisor from February, 2010 through November, 2012.  Since December, 2012, Stenger Capital Management LLC has been engaged as the sole trading advisor for Strategic as well. The following capsule shows the past performance of Strategic for the year 2008 through April 30, 2013

You will receive no interest in Strategic Opportunities Fund or any other entity except TriView Global by your purchase of membership interests in TriView Global Fund, LLC offered by this prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Strategic Opportunities Fund, LLC Percentage Rate of Return (Computed on a compounded monthly basis)*
2013 (April)	2012	2011****	2010	2009	2008
(11.45)	(16.02)	11.44	(16.14)	(23.87)	24.92

Name of Pool:

Strategic Opportunities Fund, LLC

How Offered:

Closed as of April 30, 2013

Name of Commodity Trading Advisor****:

Stenger Capital Management LLC

Principal Protected:

No

Date of Inception of trading:

November, 2005

Aggregate Gross Capital Subscriptions:

$ $9,838,230

Largest Monthly Draw-Down**:

4-11 / 15.86%

Worst Peak-to-Valley Draw-Down***:

7-08 to 4-13/60.68%

*  Rate of Return is computed by dividing net performance by beginning net asset value for the period.  For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

**  “Draw-down” is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***  Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

**** As a result of the liquidation of the pool's prior futures commission merchant, MF Global Inc., that commenced October 31, 2011, pool assets on deposit with that futures commission merchant in the months of November, 2011 through December 31, 2012 were not fully under the control of the pool; however, they are included in the monthly performance calculation and statement of Net Asset Value.  The pool suspended unit accounting as of October, 2011; however, this does not affect that rate of return calculation above  As of January, 2013 the fund resumed unitized accounting.

The Commodity Trading Advisor

Stenger Capital Management LLC

Stenger Capital Management LLC ("Stenger") is a Wyoming Limited Liability Company formed under the laws of the State of Wyoming on October 6, 2009. The trading advisor's primary business is to provide capital appreciation high net worth client accounts by managing their accounts pursuant to the trading advisor's trading program. The trading advisor is controlled and owned by Mr. Scott C. Stenger and Mr. Christopher Stenger. Mr. Scott Stenger and Mr. Christopher Stenger control the trading advisor and are its sole trading principals.  Stenger registered as a commodity trading advisor with the Commodity Futures Trading Commission ("CFTC") and became a Member of the National Futures Association (“NFA”) on October 19, 2009 [NFA ID 0415158]. Mr. Scott Stenger, President and Managing Member, became an Approved Principal of Stenger on October 16, 2009 and an Associated Person of Stenger on October 19, 2009 [NFA ID 0271522]. Mr. Christopher Stenger, Managing Member, became an Approved Principal of Stenger on October 28, 2009 [NFA ID 0068515].  All business records are kept at the Manager’s principal place of business. The offices of the trading advisor are located at 11101 West 120th Avenue, Suite 250

Broomfield, CO  80021. The telephone number of the trading advisor is (303) 353-1410 and the fax number is (888) 658-4010. The performance for Stenger may be found beginning on page 33.

Business Background

Scott Stenger has been involved in trading the commodity markets for over 20 years and has been a member of the Chicago Mercantile Exchange since July 1996. Mr. Scott Stenger has been registered with the CFTC as a floor broker since July 1996. Mr. Scott Stenger attended Babson College located in Wellesley, Massachusetts graduating with honors in May of 1991 with a Bachelor of Science degree in Finance. From May 1990 through September 1990, Mr. Scott Stenger started trading commodities while he worked as a summer intern during his college years as a floor clerk for an independent trader on the Chicago Board of Trade where he was responsible for monitoring bond positions. Mr. Stenger continued to further his knowledge and gained experience while trading his personal account side by side with his father, Mr. Christopher Stenger from May 1991 thru June 1994. In June 1994, Mr. Scott Stenger moved to Chicago and began trading at the Chicago Mercantile Exchange. In July 1996, he became registered with the CFTC as a floor broker. At that time, Mr. Stenger began trading on the floor of the Chicago Mercantile Exchange until moving to Colorado in July 2007, where he continues to trade on his own behalf. Mr. Scott Stenger has traded continuously as his sole profession both on and off the floor. In October 2009, Mr. Scott Stenger co-founded Stenger Capital Management, LLC and became an NFA registered associated person and member. Born in New Jersey in September 1969, Mr. Scott Stenger now lives in Broomfield, Colorado. Mr. Scott Stenger, President and Managing Member, became an Approved Principal of Stenger on October 16, 2009 and an Associated Person of Stenger on October 19, 2009 [NFA ID 0271522].

Christopher Stenger has been involved in trading commodities for over forty years. Mr. Christopher Stenger attended Dartmouth College located in Hanover, New Hampshire, from September 1962 through June 1966, where he majored in History and Economics. In May 1966, Mr. Christopher Stenger received his Bachelor of Science degree in History. From June 1965 through September 1965, Mr. Christopher Stenger worked for the stock brokerage firm of Goodbody & Co., in New York City where he was an intern conducting stock research and analysis and compiling reports. Goodbody and company was a New York City Stock Brokerage Company which went out of business in 1970. From July 1966 through March 1968, Mr. Christopher Stenger began his trading career, trading pork bellies and other commodities as an independent trader for himself, which he has continued his entire life, successfully providing for his family as his sole source of income. Mr. Christopher Stenger served in the United States Army from March 1968 to June 1971. Mr. Christopher Stenger traded on the floor of the Chicago Mercantile Exchange from July 1971 when he obtained his membership to trade on the floor, until March 1980. Mr. Stenger was also a member of the Board of Trade for four years during the mid-1970’s. From March 1980 to May 1986, Mr. Christopher Stenger traded off the floor at his office in Lake Forest, Illinois. In May 1986, Mr. Stenger moved to Lakeville, Connecticut and continued trading and charting from his home office. Mr. Christopher Stenger returned to trading on the floor of the Chicago Mercantile Exchange from February 2001 to September 2003 when he moved back to Chicago. Mr. Christopher Stenger relocated to Crested Butte, Colorado in September 2003 where he continues to trade using his personal charts and computers. Mr. Christopher Stenger co-founded Stenger Capital Management, LLC in October 2009. Previously, Mr. Christopher Stenger was registered with the NFA as an associated person of Refco. Inc., from October 21st, 1981 until January 9th, 1998. Refco, Inc. was a commodities and futures Broker and is no longer in existence. September 5th, 1990 to December 31st, 1994, Mr. Stenger operated as a sole proprietor and was listed as a Principal with the NFA. He was also registered as a floor trader from February 15th, 1996 to August 31st, 2005. Born in New York in July 1944, Mr. Christopher Stenger now lives in Crested Butte, Colorado. Mr. Christopher Stenger, Managing Member, became an Approved Principal of Stenger on October 28, 2009 [NFA ID 0068515].

Legal Disclosure

Neither the trading advisor nor its principals have been involved in any material administrative, civil or criminal action, within the five years preceding the date of this disclosure document, or at any time in the past.

Trading Program

Introduction

The trading advisor seeks capital appreciation of Clients’ accounts through speculative trading in commodity futures and options on commodity futures. There is no representation being made that the trading programs offered by the trading advisor will be successful in achieving this goal. The trading advisor will trade its Diversified Trading Program for the Fund.

The trading program utilized by the trading advisor is proprietary and confidential. The descriptions below are therefore general by necessity and are not intended to be exhaustive.

Description of the Trading Programs

The trading advisor seeks to achieve capital appreciation predominantly by engaging in a program of trading futures and options on futures specifically in agricultural, livestock, energy, metals, currencies, equities and interest rate instruments listed on U.S. Exchanges such as, CME Group, CBOE (Chicago Board Options Exchange), ICE (Intercontinental Exchange) and NYSE Liffe. However, the trading advisor reserves the right to trade a broader portfolio of instruments including but not limited to any commodity futures contract or option thereon on any domestic exchange at the trading advisor’s sole discretion.

The trading advisor relies primarily on technical analyses to execute long and short trades in futures and options on futures listed on U.S. Exchanges such as, CME Group, CBOE (Chicago Board Options Exchange), ICE (Intercontinental Exchange) and NYSE Liffe. Technical analysis includes the study of price, volume, momentum and other measures, as well as recurring price patterns and measures of investor sentiment. Technical analysis is based on the theory that a study of the markets themselves provides a means of anticipating prices. Technical analysis of the markets often includes a study of the actual daily, weekly and monthly price fluctuations as well as volume variations and changes in open interest, utilizing charts and or computers for analysis of these items and other technical data.

The trading advisor has the right to employ any form or method of technical analysis that it deems appropriate and as well as exercise discretion whether to follow any trading signals or parameters generated by its technical trading strategies. The technical trading strategies and systems utilized may be significantly revised from time to time as a result of ongoing research and development that may devise new trading strategies and systems as well as test current technical strategies and systems. Neither the trading strategies used by the Advisor for the Advisor nor the Advisor’s performance will necessarily be parallel to or be the same as the trading strategies used by the Advisor for any other account or account traded by the Advisor.

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Performance History

Stenger Capital Management LLC – Diversified Trading Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.  A purchase of membership interests pursuant to this offering does not include any interest in this program.

Stenger Capital Management LLC – Diversified Trading Program Percentage Rate of Return (Computed on a compounded monthly basis)*
	2013	2012	2011	2010
January	0.27	0.90	0.62
February	0.15	0.70	0.95
March	0.17	0.13	1.96
April	(0.07)	0.28	0.78	1.09
May	0.47	0.18	0.38	0.36
June		0.51	1.64	1.11
July		0.25	12.36	(0.50)
August		0.12	0.24	0.59
September		(0.34)	(0.07)	1.58
October		0.33	(0.09)	9.53
November		0.02	(0.39)	(0.37)
December		0.23	0.40	0.88
Year-to-Date	0.98	3.36	19.78	14.81

Name of Commodity Trading Advisor:

Stenger Capital Management LLC

Name of the Trading Program:

Diversified Trading Program

Date of Commencement of Trading by Advisor:

April 2010

Date of Commencement of Program Trading:

April 2010

Number of Accounts in Trading Program:

207

Aggregate assets in all programs:

$209,977,635

Aggregate assets in program:

$209,977,635

Largest Monthly Draw-down**:

07-10 / 0.50%

Worst Peak to Valley Draw-down***:

9-11 to 11-11 / 0.54%

*  Monthly Rate of Return is calculated by dividing net performance by beginning net asset value.  The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

***  Worst Peak to Valley Draw-down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

The Futures Commission Merchants

The managing member has selected two unaffiliated futures commission merchants, Vision Financial Markets LLC ("Vision") and ADM Investor Services, Inc. ("ADM"), to hold, supervise and control a portion of our equity, that which is used for trading by the commodity trading advisor.  At its sole discretion, the managing member may change the allocation of trade execution and equity held on deposit with either futures commission merchant at any time.  As required by law, the managing member will provide notice to you within 21 days of any change in futures commission merchant.

At any given time, the futures commission merchants are involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this prospectus, expected to have a material effect upon their condition, financial or otherwise, or to the services it will render to the Fund.

Vision Financial Markets LLC, a Delaware limited liability company, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the National Futures Association.  Vision is also a clearing member of the Chicago Mercantile Exchange, New York Mercantile Exchange and Chicago Board of Trade.   Vision is also a self-clearing securities broker/dealer registered with the Securities and Exchange Commission and holds memberships with the Chicago Board Options Exchange and the International Securities Exchange. Vision is a member of the Options Clearing Corporation, the Depository Trust Clearing Corporation, Financial

Industry Regulatory Authority and Securities Investor Protection Corporation. Vision maintains its principal place of business at 4 High Ridge Park, Suite 100, Stamford, CT  06905, (203) 388-2700.

There have been no administrative, civil or criminal proceedings pending, on appeal or concluded against the futures commission merchant or its principals within the five years preceding the date of this prospectus that Vision would deem material for purposes of Part 4 of the Regulations of the Commodity Futures Trading Commission, except as follows:

On May 18, 2011, simultaneously with the issuance of a complaint by the NFA, Vision Financial Markets LLC ("Vision") consented to a finding based on a one-count complaint for failure to supervise guaranteed IBs in violation of NFA Compliance Rule 2-9(a).  The alleged activities occurred prior to 2009.  Without admitting or denying the findings in the Committee’s Decision, Vision consented to pay a fine of $500,000 and to retain an independent consultant to review its supervisory procedures relating to guaranteed IBs.  Vision undertook to implement revised procedures for supervising GIBs within 6 months.  Finally, Vision consented to a restriction on guaranteeing new introducing brokers until 2013, unless it petitions the NFA to lift the restriction earlier.

ADM Investor Services, Inc. is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the National Futures Association.  ADM is a clearing member of most global futures exchanges and maintains its principal place of business at 141 West Jackson 1600A, Chicago, IL 60604, telephone (312) 242-7700.

There have been no administrative or criminal actions, whether pending or concluded, against ADM or any of its individual principals during the past five years which would be considered "material" as that term is defined in Section 4.24(l)(2) of the Regulations of the Commodity Futures Trading Commission, except the CFTC Order entered on March 26, 2009. In this order, the CFTC finds that during 2002 to 2004, ADM lacked adequate procedures concerning post execution allocation of bunched orders and that it allowed an account manager to carry out post-execution allocations from one or more days after the day the trades were executed and that it failed to maintain certain records to identify orders subject to post execution allocation. The order imposes a remedial sanction of $200,000 and requires ADM to implement enhanced procedures for post execution allocation of trades.

The futures commission merchants act only as clearing brokers for the Fund’s futures accounts and as such they are paid commissions for executing and clearing trades.  The futures commission merchants have not passed upon the adequacy or accuracy of the Fund’s prospectus and will not act in any supervisory capacity with respect to the managing member or commodity trading advisor, as the case may be, nor participate in the management of the managing member or of the Fund or of the commodity trading advisor.  Therefore, investors should not rely on the futures commission merchants in deciding whether or not to participate in the Fund.

The futures commission merchants have represented to the managing member that that none of the events reported will now, or at any time in the future, interfere with their performance as the futures commission merchants for the Fund.

The Introducing Broker

The Fund trading account was introduced to Vision Financial Markets LLC and ADM Investor Services LLC as futures commission merchants by Futures Investment Company, 5914 N. 300 West, Fremont, IN 46737, (260) 833-1306.  Futures Investment Company is a registered introducing broker under the Commodity Exchange Act, as amended, and is a member of the National Futures Association in such capacity.  It retains a portion of the round turn brokerage commissions paid to the managing member for trades entered by the trading advisor.

Federal Income Tax Aspects

Scope of Tax Presentation

This presentation is based on:

•

The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder which were in effect as of the effective date of this prospectus and

•

The express intent of the managing member to:

•

Operate the Fund as authorized and limited by the LLC Operating Agreement, and

•

Cause us to invest only our equity capital and not to borrow money to operate the Fund, and

•

The belief by the managing member that no less than ninety percent of the income generated by us will be from interest income and the trade of commodities.

Any change in the Internal Revenue Code or deviation from the above intentions of operation could alter this presentation and also have adverse tax consequences on this Fund and you.  For instance, if we were taxed as a corporation, we would pay tax and you would have to pay a second tax.  In addition, if we were taxed as a corporation, none of the deductions for expenses would pass through to your tax return.

Any adjustment made to our return by our auditors or the IRS will flow through to your return and could result in a separate audit of your individual return.  If the IRS audits us or you, significant factual questions may arise which, if challenged by the IRS, might only be resolved at considerable legal and accounting expense.  We will report our income for tax and book purposes under the accrual method of accounting and our tax year will be the calendar year.  During taxable years in which little or no profit is generated from trading activities, you may still have interest income that will be taxed to you as ordinary income.

Subject to the above scope of presentation and assumption, following is the opinion of The Scott Law Firm, Ltd. that summarizes the material Federal income tax consequences to individual investors in the Fund.

This discussion is not intended as a substitute for careful planning by you after you consider your tax circumstances; particularly, since the income tax consequences of an investment in the Fund will not be the same for all taxpayers.  Accordingly, you are urged to consult your tax advisors with specific reference to your tax situation.

All matters upon which we have obtained an opinion of tax counsel are discussed under the caption Tax Opinion below.  Said opinion is based and conditioned upon factual representations made by the managing member on behalf of the Fund and assumptions that those facts will be applicable to the Fund continuously during its operation.

No Legal Opinion as To Certain Material Tax Aspects

We will not request a legal opinion in regard to any State income tax issue.  In addition, our tax counsel cannot opine upon (i) any matter that concerns the tax consequences to any specific member of investment in the Fund based on that member’s tax circumstances, (ii) any Federal income tax issue that involves a determination by the IRS of the facts related to our operation, or (iii) any other matter that may be subject to IRS interpretation or adjustment upon audit.

For an example of an item that could be subject to determination by the IRS, the Code provides that, for non-corporate taxpayers who itemize deductions when computing taxable income, expenses of producing income, including investment advisory fees, are to be aggregated with unreimbursed employee business expenses and other expenses of producing income (collectively, the “Aggregate Investment Expenses”), and the aggregate amount of such expenses will be deductible only to the extent such amount exceeds 2% of a taxpayer’s adjusted gross income.  In addition, for taxpayers whose adjusted gross income exceeds a certain threshold amount (the “AGI Threshold”), Aggregate Investment Expenses in excess of the 2% threshold, when combined with certain of a taxpayer’s other miscellaneous deductions, are subject to a reduction (scheduled to be phased out between 2006 and 2010) equal to the lesser of 3% of the taxpayer’s adjusted gross income in excess of the AGI Threshold and 80% of the amount of certain itemized deductions otherwise allowable for the taxable year (the “Phase-out”).  Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.  The IRS could contend that some or all of the management fees and incentive fees, as well as other ordinary expenses of the Fund, constitute “investment advisory fees.”  If this contention were sustained, each non-corporate member’s pro rata share of the amounts characterized would be deductible only to the extent that such member’s Aggregate Investment Expenses exceed 2% of such member’s adjusted gross income and, when combined with certain other itemized deductions, exceed the Phase-out.

PROSPECTIVE INVESTORS MUST CONSULT THEIR OWN TAX ADVISERS CONCERNING THE FOREGOING “INVESTMENT ADVISORY FEES” ISSUE, WHICH IS A MATTER OF UNCERTAINTY AND COULD HAVE A MATERIAL IMPACT ON AN INVESTMENT IN THE FUND.

Fund Tax Status

The Internal Revenue Code, at Section 7701, and the regulations promulgated thereunder, provides the criteria used cannot be present if a company is to be taxed as a partnership and not as a corporation.  A company must have two or more of the following characteristics decentralized management, unlimited liability of the members, limited transferability of membership interests, and limited continuation of existence.

The LLC Operating Agreement obligates the managing member to operate the Fund in a manner so that it will be taxed as a partnership and not as a corporation.

If we were taxed as a corporation, (i) we would pay taxes at the corporate rates upon our income and gains, (ii) items of deduction and losses would be deductible only by us and not by you, (iii) tax credits would be available only to us and not to you, and (iv) all or a part of any distributions we make to you could be taxable as dividend income and would not be deductible by us in computing our taxable income.  This would substantially increase the total amount of taxes paid on your investment income and potentially limit your expense deductions.

Historically, the right of redemption, similar to your right to redeem your membership interests, renders a pool, such as ours, to be deemed a publicly traded partnership,

taxed as a corporation.  However, the Revenue Act of 1987 provides an exception.  The exception requires 90% or more of our gross income to be derived from interest and the trade of commodities.  Provided the principal activity of the Fund is buying and selling commodities, income may include interest, dividends, and income from the trade or holding of futures, options or forward contracts on commodities.  The managing member intends to limit the principal business activity and sources of income so that this exception will apply to us.  In addition, the managing member has placed restrictions upon the right of redemption.  See The LLC Operating Agreement, Redemptions and Appendix A, Right of Redemption.

No IRS Ruling

We have not applied for a ruling from the Internal Revenue Service regarding our status as a partnership or with regard to any other tax aspect, nor do we intend to seek a ruling.  In the absence of a ruling, there can be no assurance that the IRS will not attempt to take a position adverse to the Fund and the opinions expressed in this prospectus.

Tax Opinion

The managing member believes, in reliance upon opinion of legal counsel, that this prospectus accurately summarizes all material Federal tax matters related to the Fund.  In the opinion of The Scott Law Firm, Ltd., tax counsel to the Fund, based upon the facts stated in the certificate of intended operation of the Fund supplied by the managing member:

•

We will be treated as a partnership for Federal income tax purposes;

•

The allocations of profits and losses made when members redeem their membership interests will be upheld for Federal income tax purposes;

•

Based upon our contemplated trading activities, the IRS will consider us as conducting a trade or business; and, as a result, the ordinary and necessary business expenses we incur while conducting our commodity futures trading business will not be subject to limitation under Section 67 or Section 68 of the Internal Revenue Code;

•

The profit share will be respected as a distributive share of our income allocable to the Fund; and

•

The contracts we trade, as described in this prospectus, will satisfy the commodities trading safe harbor as described in section 864(b) of the Internal Revenue Code.

Such opinion is based on the Internal Revenue Code as of the effective date of this prospectus and a review of the LLC Operating Agreement, and is conditioned upon the following representations of facts by the managing member:

•

At all times, we will be operated in accordance with the Delaware LLC Act and the LLC Operating Agreement attached hereto as Appendix A

•

For our first two years of operation, the aggregate deductions claimed by the members as their distributive shares of our net losses will not exceed the equity capital invested in the Fund

•

No creditor who makes us a loan, including margin accounts, will have or acquire, as a result of making the loan, any direct or indirect interest in our capital, profits or property, other than as a secured creditor

•

The managing member will at all times actively direct the affairs of the Fund

•

Interests in the Fund:

•

Will be transferable or redeemed only upon approval of the managing member

•

Will not be traded on an established securities market, and

•

Will not be readily tradable on a secondary market or the substantial equivalent thereof

•

We will not be registered under the Investment Advisor’s Act of 1940; and

•

Over 90% of our earned income will be qualifying income as that term is defined in the Revenue Act of 1987.

The Scott Law Firm, Ltd. is not able to opine upon the tax treatment of expenses because that determination depends upon questions of fact to be resolved by the managing member on behalf of the Fund.

In addition, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of your adjusted gross income.  It is the managing member’s position that our intended operations will qualify as a trade or business.  If this position is sustained, the brokerage commissions and performance fees will be deductible as ordinary and necessary business expenses.  Syndication costs to organize the Fund and offering expenses are subject to limitations upon deduction imposed by the Internal Revenue Code.

Any change in the representations of the managing member or the operative facts will prevent you and us from relying upon the legal opinion from The Scott Law Firm, Ltd.

Passive Loss and Unrelated Business Income Taxes Rules

In addition to the imposition of a corporate level tax on publicly traded limited liability companies, special rules apply to limited liability companies in regard to the application of the passive loss and unrelated business income tax rules.  In Notice 88-75 issued on June 17, 1988, the IRS provided guidance as to limited liability company operation.  The managing member intends to use its best efforts to cause us to comply with the applicable provisions of these guidelines.  In the event our expenses were deemed not to qualify as deductions from trading profits, your total taxes would increase while your distributions would remain the same.

Basis Loss Limitation

Generally, the basis of your interest in the Fund for tax purposes is equal to the cost decreased, but not below zero, by your share of any Fund losses and distributions, and increased by your share of any Fund income.

You may not deduct losses in excess of the adjusted basis for your interest in the Fund at the end of the Fund year in which such losses occurred.  However, you may carry forward any excess to such time, if ever, as the basis for the interest in the Fund is sufficient to absorb the loss.  Upon the sale or liquidation of your interest in the Fund, you will recognize a gain or loss for Federal income tax purposes equal to the difference between the amount you realize in the transaction and the basis for your interest in the Fund at the time of such sale.  For individuals, capital losses would offset capital gains on a dollar for dollar basis, with any excess capital losses subject to a $3,000 annual limitation.  Accordingly, it is possible for you to sustain a loss from our operation that will not be allowed as a deduction for tax purposes or will be limited to a $3,000 annual limitation.

At-Risk Limitation

If you borrow money to invest in the Fund, there are at risk limitations that will apply to you.  Section 465 of the Internal Revenue Code provides that the amount of any loss allowable for any year to be included in your personal tax return is limited to the amount paid for the membership interests, or tax basis, of the amount at risk.  Losses already claimed may be subject to recapture if the amount at risk is reduced as a result of (i) cash distributions from the activity, (ii) deduction of losses from the activity, (iii) changes in the status of indebtedness from recourse to non-recourse, (iv) the commencement of a guarantee, or (v) other events that affect your risk of loss.

You should consider the at risk provisions in arranging debt financing for purchasing a membership interest.

Income and Losses from Passive Activities

Internal Revenue Code Section 469 limits the deductibility of what are called passive losses from business activities in which the taxpayer does not materially participate.  Under temporary Treasury regulations, (i) the trading of personal property, such as futures contracts, will not be treated as a passive activity, (ii) Fund gains allocable to you will not be available to offset passive losses from sources outside the Fund, and (iii) Fund losses will not be subject to limitation under the passive loss rules.

Allocation of Profits and Losses

The allocation of profits, losses, deductions and credits contained in the LLC Operating Agreement will be recognized for tax purposes only if the allocations have substantial economic effect.  While the managing member believes that the LLC Operating Agreement either meets the requirements or satisfies a substitute capital account equivalency test, the LLC Operating Agreement does not meet a third requirement, that a member must make a capital contribution to the Fund equal to any deficit in its capital account.  Accordingly, under the regulations and the LLC Operating Agreement, losses would not be allocable to you in excess of your capital contribution plus properly allocated profits less any prior distributions.  The managing member intends to allocate income and losses in accordance with the LLC Operating Agreement that it believes complies with applicable Internal Revenue Code Section 704.  However, no assurances can be given that the IRS will not attempt to change any allocation that is made among members admitted on different dates, which could adversely affect the amount of taxable income to one member as opposed to another member.

Taxation of Futures and Forward Transactions

The commodity trading advisors selected to trade for us are expected to trade primarily in contracts that are treated under Section 1256 of the Code.  1256 Contracts are any regulated futures contract, foreign currency contract, non-equity option, or dealer equity option.

A regulated futures contract is a futures contract:

•

If it is traded on or subject to the rules of:

•

A national securities exchange which is registered with the Securities and Exchange Commission,

•

A domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury, and

•

Which is marked-to-market to determine the amount of margin that must be deposited or may be withdrawn.  Marked-to-market means that the position is taken in the account on day one at that price.  Each day the position is held, it is valued for account purposes at the price of the contract on the close of that day.

A foreign currency contract is negotiated between banks and accepted for trade among banks and private investors.   The Fund is expected to purchase or sell these contracts to speculate on the value of foreign currency as contrasted with the U. S. dollar.  These contracts are exempt from the Commodity Exchange Act and are excluded from marked-to-market treatment.

A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock, group of stocks, or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index.

A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered.

All Section 1256 contracts will be marked-to-market upon the closing of every contract, including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned; or by lapse or otherwise.  Also, all open Section 1256 contracts held by us at our fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year.  This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year.  As a consequence, you may have tax liability relating to unrealized Fund profits in open positions at year-end.  Sixty percent of any gain or loss from a Section 1256 contract will be treated as long-term capital gain or loss, and 40% as short-term capital gain or loss, regardless of the actual holding period of the individual contracts.  The character of a your distributive share of profits or losses of the Fund from Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss.  Your distributive share of such gain or loss for a taxable year will be combined with your other items of capital gain or loss for such year in computing your Federal income tax liability.  The Internal Revenue Code contains rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from the personal and dependency exemptions.  The effect of these rules is to tax a portion of a high-income taxpayer’s income at a marginal tax rate of 35%.  Most long-term capital gains after May 6, 2003 are subject to a maximum tax rate of 15%.  A member, other than a corporation, estate or trust, may elect to carry-back any net Section 1256 contract losses to each of the three preceding years.  The marked-to-market rules do not apply to interests in personal property of a nature that are actively traded other than Section 1256 contracts.

Section 988 Foreign Currency Transactions

A Section 988 transaction is defined as the entering or acquiring of any forward contract, futures contract, option or similar financial instrument if the amount to be received or to be paid by reason of a transaction is denominated in a nonfunctional currency or is determined by reference to one or more nonfunctional currencies.  If the Section 988 transaction results in a gain or loss, it is considered to be a foreign currency gain or loss to the extent it does not exceed gain or loss realized by reason of changes in exchange rates.

Capital Gain and Loss Provisions

If short-term capital gains exceed long-term capital losses, the net capital gain will be taxed at the same rates as ordinary income.  Subject to an annual limitation of $3,000, you may deduct the excess of capital losses over capital gains against ordinary income.  Excess capital losses that are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years.

Business for Profit

Internal Revenue Code Section 183 sets forth the general rule that no deduction is allowable to an individual for an activity not engaged in for profit.  These are activities other than those constituting a trade or business or engaged in for the production or collection of income or for the management, conservation, or maintenance of property held for the production of income.  The determination of whether an activity is engaged in for profit is based on all facts and circumstances, and no single factor is determinative.  The managing member believes that by employing independent commodity trading advisors with strong track records of production of profits, it is more likely than not, that our activity will be considered an activity engaged for profit.

Self-Employment Income and Tax

Section 1402 of the Internal Revenue Code provides that an individual’s net earnings from self-employment shall not include the distributive share of income or loss from any trade or business carried on by a limited liability company of which he is a member.  Therefore, you should not consider that the ordinary income from the Fund constitutes net earnings from self-employment for purposes of either the Social Security Act or the Internal Revenue Code.

Alternative Minimum Tax

The alternative minimum tax for individuals is imposed on certain high income persons as a method of collection of tax although income may to sheltered or otherwise not subject to tax.  Alternative minimum taxable income consists of income deemed taxable without regard to availability of deductions or tax preferences provided by the tax law.  Alternative minimum taxable income may not be offset by certain deductions, including (in certain circumstances) interest incurred to purchase or carry interests in a limited liability company such as this Fund.  Taxpayers subject to the alternative minimum tax could be required to make estimated payments.  The extent to which the alternative minimum tax will be imposed or estimated payments required will depend on the overall tax situation of each member at the end of each taxable year and, therefore, this question should be referred to your tax advisor.

Interest Related To Tax Exempt Obligations

Section 265(a)(2) of the Internal Revenue Code will disallow any deduction for interest on indebtedness of a taxpayer incurred or continued to purchase or carry obligations the interest on which is wholly exempt from tax.  The IRS announced in Revenue Procedure 72-18 that the proscribed purpose would be deemed to exist with respect to indebtedness incurred to finance a portfolio investment.  The Revenue Procedure further states that a membership interest will be regarded as a portfolio investment, unless rebutted by other evidence.  Therefore, if you own tax-exempt obligations, the IRS might take the position that any interest expense incurred by you to purchase or carry membership interests should be viewed as incurred by you to continue carrying tax exempt obligations, and that you should not be allowed to deduct all or a portion of the interest on any such loans.

Not a Tax Shelter

In the opinion of tax counsel, we do not constitute a tax shelter, as defined in Internal Revenue Code Section 6111(c), since the managing member intends to operate the Fund so that the tax shelter ratio will not exceed two-to-one at the close of any of the first five years.  Accordingly, the managing member has not registered us as a tax shelter with the IRS.

Taxation of Foreign Members

An investment in the Fund should not, by itself, cause a foreign member to be engaged in a trade or business within the United States.  A foreign person is subject to a 28% withholding tax, unless reduced or exempted by treaty, on United States source income that is not effectively connected with the conduct of a United States trade or business.  The person having control over the payment of such income must withhold this tax.

Because we have permitted the trading advisor to trade futures contracts and options on futures contracts on foreign exchanges, such as energy or interest rate futures, based on current law it is uncertain whether entering into foreign and derivative transactions may cause us, and therefore any foreign members, to be treated as engaged in a trade or business within the United States.  However, the Treasury has issued proposed regulations which, if finalized in their current form, would provide that foreign members should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a member in the Fund even if the Fund enters into foreign exchange trades of currency and derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register. We may elect to apply the final regulations retroactively once they are finalized.  The Scott Law Firm, Ltd. has not opined on the issues related to the withholding by us from distributions to foreign investors as the determination of how the treat this issue will be resolved at the end of each taxable year or upon receipt of a redemption request.

Accordingly, we may be required to withhold tax on items of such income that are included in the distributive share of a foreign member, whether or not the income was actually distributed.  If we are required to withhold tax on such income of a foreign member, the managing member may pay such tax out of the redemption of membership interests by the foreign member.

Fund Entity-Audit Provisions-Penalties

The Internal Revenue Code provides that the tax treatment of items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a single proceeding.  The LLC Operating Agreement has appointed the corporate managing member as the tax matters partner to settle any issue involving any member with less than a 1% profits interest unless such a member, upon notice, properly elects not to give such authority to the tax matters partner.  The tax matters partner may seek judicial review for any adjustment to Fund income, but there will be only one such action for judicial review to which all members will be bound.  The Internal Revenue Code provides that a member must report a Fund item consistently with its treatment on the Fund return, unless the member specifically identifies the inconsistency or can show that its treatment of the Fund item on its return is consistent with a schedule furnished to the member by the Fund.  Failure to comply with this requirement may result in penalties for underpayment of tax and could result in an extended statute of limitations.  The statute of limitations for adjustment of tax with respect to Fund items will generally be three years from the date of filing the Fund return.

Internal Revenue Code Section 6662 imposes a penalty for a substantial understatement of income tax equal to 20% of the amount of any underpayment attributable to that understatement.  Understatement is defined as the excess of the correct amount of tax required to be shown on the return over the amount of tax that is actually shown on the return.  A substantial understatement exists for any taxable year if the amount of the understatement for the taxable year exceeds the greater of (i) 10% of the correct tax, or (ii) $5,000, or $10,000, in the case of a corporation other than an S corporation or a personal holding company.

Employee Benefit, Retirement Plans and IRA’s

The Employee Retirement Income Security Act of 1974 governs:

•

Employee benefit plans, such as:

•

A qualified pension, profit-sharing or stock bonus plan, or

•

A qualified health and welfare plan; and

•

Individual retirement accounts, commonly called IRAs.

You may not purchase membership interests with the assets of a plan if we, the managing member, the selling agent, the introducing broker, the futures commission merchants, or any of their affiliates, agents or employees have investment discretion over such plan, give investment advice with respect to such plan assets, for a fee, or are an employer maintaining or contributing to such plan.

Before you invest in us through one of these qualified plans, you should consult your own legal and financial advisors, and the fiduciary of your plan should take into account the facts and circumstances of your plan, and consider applicable fiduciary standards under the above act.

Acceptance of subscriptions on behalf of employee benefit plans is not a representation by the managing member or any other party that this investment meets all legal requirements or is appropriate with respect to investments by any particular plan.  The person with investment discretion should consult the attorney for the plan as to the propriety of an investment in this Fund.

The LLC Operating Agreement

This prospectus explains all material terms of the LLC Operating Agreement; however, you are urged to read the entire agreement.  See Appendix A.

Formation of the Fund

Our Certificate of Formation is dated and was filed on October 1, 2004 pursuant to the Delaware LLC Act.

You are not liable for our losses, debts and obligations beyond your investment amount and your share of any of our undistributed assets, so long as you do not take part in the management of the business of the Fund or transact any business for the Fund.

According to the LLC Operating Agreement, this Fund will not terminate or dissolve upon any member’s death, incompetence, withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution or other legal incapacity.  Also, the LLC Operating Agreement allows successor representatives of such member to redeem their membership interests, but third party creditors and trustees may not anticipate distributions or seek redemption without permission of both the successor representative and the managing member.

Units of Membership interests

The amount of membership interests you hold will determine your percentage interest in our net assets.  The percentage interest will be calculated from time to time by dividing the number of units of membership interests you hold by the aggregate number of outstanding units of membership interests.

Management of Fund Affairs

Only the managing member may manage this Fund.  All of the decisions will be in the sole judgment of the managing member without any obligation to provide you with advance notice of the decisions to be made.  You will not take part in the business or affairs of the Fund nor will you have any voice in its or the managing member’s management or operations.

You and the other members have a right to vote and a majority of those members who hold outstanding membership interests must give prior written approval of any material change in either the LLC Operating Agreement or the Fund structure.

Without the members’ approval, the managing member may (i) change the management and incentive fees within the limits described by this prospectus, (ii) change, add or remove trading advisors, (iii) change, add or remove introducing brokers, (iv) change, add or remove futures commission merchants, (v) change, add or remove selling agents, (vi) change the commissions, (vii) redeem and return a member account, (viii) change the commodity contracts traded, (ix) change the diversification of our assets among the various types of or in the positions held in commodity markets, or (x) change, add or remove legal counsel, experts, and tax matters partner to the Fund.

To the extent the law permits, such members who hold a majority of the membership interests may vote to amend any term in the LLC Operating Agreement and, if necessary, the Certificate of Formation without the agreement of the managing member.  This includes removing the managing member and electing a new managing member.

In its capacity as commodity pool operator, the managing member may consult with the trading advisor with regard to money management and trading strategy issues, but the managing member will not serve as a trading advisor or select any other trading advisors to trade that are affiliated with either managing member.

General Prohibitions

Except for the security posted for commodity trades made in the Fund accounts on normal margin terms with the clearing broker, we may not borrow from or loan money or any other assets to any person.  However, this shall not apply to the incurrence of debt to a member or an affiliate with respect to (i) the offering of membership interests for sale, (ii) registration, or (iii) initiation and maintenance of our trading positions.

We may not permit rebates or give-ups to be received by the managing member or any of its affiliates.  Nor may we permit the managing member or any of its affiliates to engage in reciprocal business arrangements that would circumvent the foregoing prohibition.  However, an affiliate or the managing member may provide goods or services, including brokerage, at a competitive cost to us.

The managing member or its affiliates are not required to advance or loan funds to the Fund.  If the managing member makes any advance or loan to the Fund, it will not receive interest in excess of its interest costs, nor will it receive interest in excess of the amounts that would be charged the Fund by unrelated banks on comparable loans for the same purpose.  The managing member shall not receive points or other financing charges or fees regardless of the amount.

Additional Offerings

The managing member has sole discretion to end this or any future offering of membership interests, register additional membership interests, and make additional public or private offerings of membership interests.

You will not have any preemptive, preferential or other rights with respect to the issuance or sale of any additional membership interests.  We have not limited the amount of capital contributions or the maximum amount of membership interests that may be issued, offered or sold.

Fund Accounting, Reports, and Distributions

You will have a capital account, and its initial balance will be the amount you paid for your membership interests.  The net assets of this Fund will be determined monthly, and any change from the previous month will be passed on to your account in the ratio that your account bears to all accounts.

The managing member has sole discretion to make distributions from profits or net assets.  You will receive a monthly report containing (i) the net unit value as of the end of both the current and previous month, (ii) the percentage change in net unit value between the two months, (iii) the amount of distributions during the month, (iv) the brokerage commissions, other fees, administrative expenses, and reserves for claims and other extra-ordinary expenses incurred or accrued by us during the month, and, (v) any other information required by the rules of the Commodity Futures Trading Commission.

You or your duly authorized representative may inspect our books and records and any records related to your account, provided you give adequate notice, you do so at a reasonable time, and you make copies at your expense.

Federal Tax Allocations

At the end of each fiscal year, the Fund, under the supervision of the managing member and the financial experts selected, will allocate our capital gain or loss and ordinary income or loss, fees and expenses among the members in accordance with the relationship of each capital account to all capital accounts.  You must include your share of such items in your personal income tax return.

Transfer of membership interests Only With Consent of the Managing member

Once admitted to this Fund and registered on the Fund records as the owner of membership interests, you may (i) receive all distributions, allocations of losses and withdrawals, and reductions of capital contributions, (ii) vote on any matters submitted to the members for voting, and (iii) exercise all rights granted to members pursuant to the LLC Operating Agreement and pursuant to Delaware law.

You may transfer your membership interests only with the written consent of the managing member.  The managing member may not approve the transfer if it (i) is not made for all of your membership interests or, if you are not assigning all of your membership interests, you will not retain more than $5,000 of membership interests, (ii) will violate any applicable laws or governmental rules or regulations, including without limitation, any applicable Federal or State securities laws, or the Delaware limited liability company laws, (iii) will jeopardize our ability to be taxed as a partnership and not as a corporation, or (iv) will affect characterizations or treatment of income or loss.

Termination of the Fund

This Fund will terminate (i) by election of the managing member, in its sole discretion, to terminate and dissolve this Fund, (ii) upon the dissolution, death, resignation, withdrawal, bankruptcy or insolvency of the managing member, unless the members unanimously elect to carry on the business and a new managing member has been substituted, (iii) if it does not pay its annual franchise fee and file its annual report with the State of Delaware, which will cause it to be dissolved under Delaware law, (iv) upon any event which makes the continued existence of the Fund unlawful, or, (v) upon the unanimous vote of the Members.

Meetings

We are not required to hold regular meetings, however, members may call meetings to vote on certain issues, including (i) amendment of the LLC Operating Agreement; provided, however, any amendment which modifies the compensation or distributions to the managing member or which affects the duties of the managing member requires its consent, (ii) removal of the managing member and election of a new managing member, (iii) cancellation of any contract for services with the managing member, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the managing member and the Fund is one year; and, provided further, should any amendment to this LLC Operating Agreement attempt to modify the compensation or distributions to which the managing member is entitled or which affects the duties of the managing member, such amendment will become effective only upon the consent of the managing member, (iv) the right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the Fund, (v) dissolution of the Fund, and (vi) change of any of the Fund’s basic investment policies or in the structure of the Fund.  See Management of Fund Affairs.

The managing member must receive in person or by certified mail a written request for a meeting.  One or more members who collectively own 10% or more of the outstanding membership interests must sign the written request.  The managing member then has 15 days to call the meeting.

Redemptions

Redemption allows you to receive your share of the net assets of this Fund.  There will be no redemption fee or lock-in for any membership interests sold pursuant to this offering.  There is no limit on the percentage of membership interests you may redeem; provided, in the case of partial redemptions, you must maintain the minimum balance of $5,000.  The managing member must receive written request, in form acceptable to it, no fewer than ten days prior to the desired effective date of redemption.  The effective date of redemption will be the last day of the then current or a future month.  The redemption price will be the net asset value of the membership interests on the effective date of redemption, which will be the last day of each month for all redemption requests received and approved for payment by the managing member.  If you wish to withdraw your redemption request, the managing member must receive written notice of such withdrawal request prior to the last business day of the month in which such request was submitted to be considered.

The managing member will pay redemption requests within twenty days following the effective date, provided the request was received within ten days from the last day of the month.  However, you should be aware that the managing member may be unable to timely comply with the request for the sole reason that there is not enough cash.  This may be because the trading advisor cannot liquidate the positions it has taken or because there are contingent claims on Fund assets.  The managing member has discretion to liquidate fund holdings to honor redemption requests.  Redemption requests will be handled in the order in which they are received, with preference given to requests received from members, as opposed to a managing member or one of its affiliates.  If redemption requests received from members exceed funds available, redemptions will be allocated on a prorated basis for the then current redemption period and paid as a preference in future redemption periods as cash becomes available.

If the managing member notifies you in writing, it may declare additional redemption dates or cause the Fund to redeem fractions of units of membership interests.

Plan for Sale of Membership Interests

No Sales to Discretionary Accounts

There will be no sales to discretionary accounts without the prior specific written approval of the customer.

The Selling Agent

Currently, we are offering and selling the membership interests solely through Futures Investment Company, an Illinois corporation incorporated on December 6, 1983,  the address of which is 5914 N. 300 West, P.O. Box 760, Fremont, Indiana 46737.  It was registered as a fully disclosed broker/dealer registered with the Financial Industry Regulatory Authority on July 24, 1997 and has been appointed the selling agent.  All membership interests will be sold on a best efforts basis, which means the selling agent will try, but not guarantee, to sell the membership interests.

Currently, Futures Investment Company principally offers securities and interests in futures.  It has and will continue to participate in offerings of other commodity pools sponsored by the managing member or other persons or entities in competition with us.

The individual managing member and his spouse own Futures Investment Company.  They are also registered with the National Futures Association as associated persons and with the Financial Industry Regulatory Authority as registered representatives of Futures Investment Company.

Although we are offering a maximum of $20,000,000 in membership interests pursuant to this registration statement, the LLC Operating Agreement authorizes the managing member to determine the amount of membership interests to be sold.  If the Fund is to sell any membership interests in excess of the $20,000,000, such membership interests must also be registered with the Securities and Exchange Commission or sold by private offering pursuant to applicable exemption from registration.

Management reserves the right to allow additional selling agents outside of Futures Investment Company to offer and sell membership interests.

Depository Account & Offering Price

All subscriptions accepted by the managing member will be placed by the managing member in a segregated depository account maintained at Star Financial Bank, Angola, IN until the first business day of the month following the month in which their subscription documents were accepted.  No funds, while held in the depository account, will be available to pay debts or claims of the Fund or the managing member.  Interest accrued on your subscription amount will be used to buy additional membership interests for you.

This offering will continue until the maximum of $20,000,000 in face amount of membership interests is sold or until August ____, 2016, which is three years from the date of this prospectus.  The managing member may terminate this offering at any time.

The membership interests are sold at the month end net asset value per membership interest of the Fund, which is the net asset value of the Fund divided by the number of outstanding membership interests.  This offering will continue until the maximum of $20,000,000 in face amount of membership interests is sold.  The net asset value of the Fund is calculated before the open of the markets on the first business day of each month and members will be admitted and issued membership interests as of this date and price.  Net asset value is calculated and membership interests are issued on a monthly basis.  Net asset value takes into consideration total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Fund (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self-regulatory organization).

Cash from subscriptions held in the depository account will be invested in short-term investments that meet applicable regulatory requirements.  These include United States Treasury Bills or other comparable interest-bearing instruments that are liquid, substantially risk-less instruments, with correspondingly low yields.

There cannot be any assurance that the minimum membership interests will be sold.  The managing member is authorized, in its sole discretion, to terminate this or any future offering of membership interests without notice for any reason.

Underwriting Compensation

No FINRA member has or will receive any underwriting or other compensation from any source in connection with the offering in terms of offering proceeds.  The selling agent received $2,000 paid by the Fund for legal fees, which are associated with FINRA’s review of this offering submitted to it by the selling agent.  Neither the Fund nor the selling agent will engage in wholesaling.

Subscription Procedure

To purchase membership interests, you must complete and execute a suitability questionnaire and a subscription agreement (Appendix D), and deliver the executed subscription documents and check to the sales agent.

You should make out the check to “Star Financial Bank for the exclusive benefit of the customers of TriView Global Fund, LLC”.  Your check will then be deposited by the managing member into the depository account by noon of the second business day following receipt by the selling agent.

Under no circumstances should you make payment in cash, or make any checks payable to the Fund, the managing member the selling agent or any of their registered representatives or affiliates.

Subscription Amounts

You must purchase at least $25,000 in membership interests; however, the managing member may at its sole discretion reduce this to not less than the regulatory minimum of $5,000.  The managing member does not have fixed criteria by which it would lower the minimum investment and will only lower the minimum investment for certain investors when circumstances, which cannot be predicted, exist.  You may make additional investments above $25,000 in $1,000 increments, but you may not invest more than 10% of your net worth in the Fund.  If you have not provided collectible funds, whether in the form of a bad check or draft, or otherwise, any membership interests recorded in our books in your favor shall be cancelled.

Revocation and Acceptance of Subscription

Once you have purchased membership interests, you may revoke your subscription within five business days after you send it to us, or longer, if there are Federal or State securities laws which allow you to do so.  After the lapse of five business days from submission, your subscription will be irrevocable and, thereafter, you must redeem pursuant to the terms of the LLC Operating Agreement.  The membership interests offered to you are subject to prior sale.  The managing member has sole discretion to reject any subscription, in whole or in part, within five days.  If your subscription is accepted, the managing member will admit you as a member and send you written confirmation to disclose the number of membership interests purchased within 20 days of the close of business for the month in which you were admitted as a member.

Investor Suitability

See Suitability Standards in Exhibit C and on page ii of this prospectus.  The managing member and the sales agent shall make every reasonable effort to determine that the purchase of units of membership interest is a suitable and appropriate investment for you, on the basis of the information regarding your financial situation and investment objectives obtained from the suitability questionnaire and subscription agreement (Appendix D) signed and delivered by you in connection with your subscription for units.  On the basis of the information provided by you, the managing member and the sales agent shall make every reasonable effort to ascertain that you:

(a)

Meet the minimum income and net worth standards established for the Fund;

(b)

Can reasonably benefit from an investment in the Fund based on your overall investment objectives and portfolio structure;

(c)

Are able to bear the economic risks of an investment in the Fund based on your overall financial situation; and

(d)

Have an understanding of:

(i)

The fundamental risks of an investment in the Fund;

(ii)

The risk that you may lose your entire investment;

(iii)

The restrictions on the liquidity and transferability of the units;

(iv)

The background and qualification of the managing member and the Fund’s commodity trading advisor; and

(v)

The tax consequences of an investment in the Fund.

Records of the information provided by you in the suitability questionnaire and subscription agreement (Exhibit D) will be maintained by or on behalf of the managing member and/or the sales agent for at least six years.

Investor Warranties

When you execute and deliver your Subscription Agreement and Power of Attorney, you are making representations and warranties to the managing member, the introducing broker, the futures commission merchants and the selling agent including, but not limited to:

(a)

You are of legal age to execute the Subscription Agreement and Power of Attorney and are legally competent to do so;

(b)

You acknowledge that you have received the prospectus, including the LLC Operating Agreement, prior to subscribing for membership interests;

(c)

All information you have given to the managing member or that is set forth in the Subscription Agreement and Power of Attorney submitted by you is correct and complete as of the date of submission.  Also, if there are any changes in such information prior to acceptance of your subscription, you will immediately furnish the revised or corrected information to the managing member

(d)

Unless (e) or (f) below apply to you, your subscription is made with your own funds for your own account and not as trustee, custodian or nominee for another.

(e)

The subscription, if made as custodian for a minor, is a gift you have made to the minor and is not made with the minor’s funds; or, if not a gift, the representations as to net worth and annual income apply only to such minor.

(f)

If you are subscribing in a representative capacity:

•

You have full power and authority to purchase the membership interests and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which you are purchasing the membership interests, and

•

Such entity has full right and power to purchase the membership interests and enter and be bound by the Subscription Agreement and Power of Attorney and become a member pursuant to the LLC Operating Agreement attached as Appendix A.

The managing member, the introducing broker, the futures commission merchants, the commodity trading advisor and the selling agent may rely upon any of the above representations and warranties as a defense to any claim made against it.

Compliance with Anti-Money Laundering Laws

To satisfy the Fund’s, the managing member’s and the selling agent’s obligations under applicable anti-money laundering laws and regulations, subscribers will be required to make representations and warranties in the subscription agreement concerning the nature of the subscriber, its source of investment funds and other related matters. The managing member and the selling agent reserve the right to request additional information from subscribers as either of the managing member or the selling agent, in its sole discretion, requires in order to satisfy applicable anti-money laundering obligations. By subscribing for units in the Fund, each subscriber agrees to provide this information upon request.

A PURCHASE OF THE UNITS SHOULD BE MADE ONLY BY THOSE PERSONS WHOSE FINANCIAL CONDITION WILL PERMIT THEM TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT IN THE FUND. AN INVESTMENT IN THE UNITS

SHOULD BE CONSIDERED ONLY AS A LONG-TERM INVESTMENT.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against either managing member, the introducing broker, the selling agent, or any principal or affiliate of any of them.  This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.  There is litigation against the futures commission merchants within the past 5 years, which is disclosed beginning on page 33 of this prospectus, and which they have represented will have no bearing on their ability to serve the Fund.

Legal Opinion

The Scott Law Firm, Ltd., 470 Broadway, Suite 160, Bayonne, NJ  07002, is special securities counsel to advise the Fund and the managing member with respect to the offering of membership interests, the preparation of this prospectus, the legality of the membership interests offered, and the classification of the Fund as a partnership for tax purposes.

From time to time, the Firm will also advise the Fund regarding the maintenance of the Fund’s tax status, the legality of any subsequent offers, and the legality of any transfers by members.  The managing member may add, delete, and change legal counsel to the Fund at any time for any reason.  The managing member has granted the Firm the right to employ other law firms to help in matters that relate to the sale of membership interests or our operation.

The Firm will not give you or any persons affiliated with you legal advice.  You should seek investment, legal, and tax advice from your own legal counsel and other professionals of your choice.

Experts

The managing member has employed financial experts to perform services for the Fund.  These experts currently are:

Patke & Associates, Ltd. is our independent registered public accounting firm expert, and is responsible for auditing the books and records of both the Fund and the corporate managing member, as well as preparing the Fund K-1’s and our tax returns.

The corporate managing member serves as our tax member.  The managing member is required by the rules and regulations of the Commodity Futures Trading Commission to send you unaudited monthly account statements and annual financial statements audited by an independent certified public accountant.

The managing member may add, delete and change the experts selected to perform services for the Fund at any time for any reason.

We will send you the unaudited monthly account statements as soon as practicable after the end of each month, and will send you the audited annual financial statements within 90 days after the end of each calendar year.

Additional Information

By our managing member, we have filed a registration statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933 to allow us to issue and sell our membership interests.

This prospectus does not contain all of the information in the Form S-1 filing, for example, the Selling Agreement and the futures commission merchants' Customer Agreement that established the Fund accounts.  The descriptions in this prospectus of these exhibits are summaries.  For further information regarding the Fund and the membership interests offered, you may inspect and copy, without charge, our complete filings, including this prospectus, the exhibits and periodic reports, at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549.

Also, the Securities and Exchange Commission offices will send you copies of all or any part of this filing by mail, upon payment of the prescribed rates.  This prospectus and other electronic filings made through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, including monthly prospectus supplements reflecting the previous month-end net asset value, are publicly available through the Commission’s Internet site, http://www.sec.gov.

In addition, our books and records will be maintained for six years at the office of the corporate managing member, 5914 N. 300 West, Fremont, IN 46737.

You are invited to review any materials available to the managing member relating to this Fund, our operations, this offering, the Advisory Agreements between us and the commodity trading advisors, the Customer Agreement between us and the futures commission merchants, the commodity trading advisor’s disclosure document, the forms filed with the National Futures Association for any registered entity or person related to this Fund, and any other matters relating to the laws applicable to this offering or this Fund.

The officer and staff of the managing member will answer all reasonable inquiries you may have.  All the above materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice.

The managing member will allow you to obtain any additional information from third parties necessary to verify any representations or information in this prospectus and its exhibits, assuming the managing member possesses such information or has a right to acquire it with reasonable effort and expense.  However, your review is limited by the proprietary and confidential nature of the commodity trading advisor’s trading systems and by the confidentiality of personal information relating to other investors.

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1

TRIVIEW GLOBAL FUND, LLC
(A Delaware Limited Liability Company)

ANNUAL REPORT

December 31, 2012

MANAGING MEMBER:
TriView Capital Management, Inc.
% Corporate Systems, Inc.
505 Brookfield Drive
Dover, Kent County, Delaware 19901

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm

F-2

Statements of Assets and Liabilities

F-3

Condensed Schedule of Investments - December 31, 2011

F-4

Statements of Operations

F-5

Statements of Changes in Net Assets

F-6

Statements of Cash Flows

F-7

Notes to the Financial Statements

F-8 - F-19

Affirmation of the Commodity Pool Operator

F-20

Patke & Associates, Ltd.

Certified Public Accountants

Report of Independent Registered Public Accounting Firm

To the Members of

TriView Global Fund, LLC

We have audited the accompanying statements of assets and liabilities of TriView Global Fund, LLC (a Delaware limited liability company) as of December 31, 2012 and 2011, including the condensed schedule of investments as of December 31, 2011, and the related statements of operations, changes in net assets and cash flows for each of the three years in the period ended December 31, 2012.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company's internal control over financial reporting. Accordingly, we do not express such an opinion. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TriView Global Fund, LLC as of December 31, 2012 and 2011, and the results of its operations, its changes in net assets and its cash flows for each of the three years in the period ended December 31, 2012 are in conformity with accounting principles generally accepted in the United States of America.

/s/ Patke & Associates, Ltd.

Patke & Associates, Ltd.

Lincolnshire, Illinois

March 18, 2013

TriView Global Fund, LLC

(A Delaware Limited Liability Company)

Condensed Schedule of Investments

December 31, 2011

		Fair Value	Percent of Net Assets
Futures contracts			
Futures contracts held long			
Energy	$	(6,150)	(0.40%)
Currency		(1,280)	(0.08%)
Total futures contracts held long		(7,430)	(0.48%)
Net unrealized (loss) on open futures contracts	$	(7,430)	(0.48%)

| | 2012 | 2011 | 2010 |
|---|---|---|---|
| **Investment income** | | | |
| Interest income | $ 3 | $ 6 | $ - |
| Other income | - | - | 20,000 |
| Total investment income | 3 | 6 | 20,000 |
| **Expenses** | | | |
| Commission expense | 139,827 | 60,295 | - |
| Management fees | 12,277 | 12,103 | - |
| Incentive fees | - | 2,438 | - |
| Professional fees | 74,350 | 64,855 | 45,006 |
| Other operating expenses | 24,513 | 13,127 | 36,864 |
| Total expenses | 250,967 | 152,818 | 81,870 |
| Net investment (loss) | (250,964) | (152,812) | (61,870) |
| **Realized and unrealized gain (loss) from investments and foreign currency** | | | |
| Net realized gain (loss) from: | | | |
| Investments | (86,043) | 46,297 | - |
| Foreign currency translation | - | (3,567) | - |
| Net realized gain (loss) from investments and foreign currency transactions | (86,043) | 42,730 | - |
| Net unrealized appreciation (depreciation) on investments | 7,430 | (7,430) | - |
| Net realized and unrealized gain (loss) from investments and foreign currency | (78,613) | 35,300 | - |
| Net (decrease) in net assets resulting from operations | $ (329,577) | $ (117,512) | $ (61,870) |
| **Net increase (decrease) per unit** | | | |
| Managing and non-managing member unit | $ (273.47) (1) | $ 1.82 (2) | $ (30,935.02) (1) |

(1) Net increase (decrease) per unit is presented for a single unit outstanding during the year.

(2) Net increase (decrease) per unit is presented for a single unit outstanding from commencement of operations (July 7, 2011) to December 31, 2011.

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
December 31, 2012

1.

Nature of the Business

TriView Global Fund, LLC (the "Fund") was formed on October 1, 2004 under the laws of the State of Delaware.  The Fund is engaged in high risk, speculative and hedge trading of futures and forward contracts, options on futures and forward contracts, and other instruments selected by registered commodity trading advisors ("CTA's").  On July 7, 2011, the Fund commenced business after admission of 26 members, with total subscriptions of $1,374,333 at a price of $1,000 per Unit.  TriView Capital Management, Inc. (the "Corporate Managing Member") and Michael Pacult (the "Individual Managing Member" and collectively the "Managing Member") are the managing members and commodity pool operators ("CPO's") of the Fund.  The CTA is GT Capital CTA ("GT Capital"), which has the authority to trade as much of the Fund's equity as is allocated to it by the Managing Member. The selling agent and introducing broker is Futures Investment Company ("FIC"), which is owned and operated by Michael Pacult and his wife.

Regulation - The Fund is a registrant with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933.  The Fund is subject to the regulations of the SEC and the reporting requirements of the Securities and Exchange Act of 1934, and of the rules and regulations of the Financial Industry Regulation Authority ("FINRA").  The Fund is also be subject to the regulations of the Commodities Futures Trading Commission ("CFTC"), an agency of the U.S. government, which regulates most aspects of the commodity futures industry, the rules of the National Futures Association and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of futures commission merchants ("FCM's") and interbank market makers through which the Fund trades and regulated by commodity exchanges and by exchange markets that may be traded by the advisor.

2.

Significant Accounting Policies

Offering Expenses and Organizational Costs - For financial reporting purposes in conformity with accounting principles generally accepted in the United States of America ("GAAP"), on the Fund's initial effective date, November 3, 2005, the Fund deducted from members' capital the total initial offering costs of $43,468, as of that date, and began expensing all subsequent offering costs.  Organizational and operating costs are expensed as incurred for GAAP purposes. For all other purposes, including determining the Net Asset Value per Unit for subscription and redemption purposes, the Fund capitalized all offering, organizational and operating costs until commencement of business, July 7, 2011, which totaled $291,153. These costs are expensed and amortized on a straight line basis for 60 months or sooner at the discretion of the Managing Member.

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
December 31, 2012

2.

Significant Accounting Policies - Continued

As of December 31, 2012 and December 31, 2011, the Net Asset Value and Net Asset Value per Unit for financial reporting purposes and for all other purposes are as follows:

Registration Costs - Costs incurred for the initial filings with SEC, FINRA and the states where the offering is expected to be made are included in the offering expenses and, accordingly, are accounted for as described above under "Offering Expenses and Organizational Costs".

Revenue Recognition - Futures and other investments are recorded on the trade date and will be reflected in the statement of operations at the difference between the original contract amount and the fair value on the last business day of the reporting period.

Fair value of futures and other investments is based upon exchange or other applicable closing quotations related to the specific positions.

Interest income will be recognized when it is earned.

Other Income - Other income in 2010 consisted of $20,000 of offering and organizational costs which were previously incurred, but were subsequently absorbed in accordance with the S-1, which was approved by the SEC on August 10, 2010.

Fair Value Measurement and Disclosures - Accounting Standards Codification ("ASC") 820, establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
December 31, 2012

2.

Significant Accounting Policies - Continued

Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for an asset or liability, including the Fund’s own assumptions used in determining the fair value of investments.  Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.  As of and for the year ended December 31, 2012 and 2011, the Fund did not have any Level 3 assets or liabilities.

Derivative financial instruments, such as futures contracts, which are listed on a national exchange, are valued based on quoted prices from the exchange. To the extent these financial instruments are actively traded, and valuation adjustments are not applied, they are categorized in Level 1 of the fair value hierarchy.

The following table sets forth by level within the fair value hierarchy the Fund's investments accounted for at fair value on a recurring basis as of December 31, 2011.  There were no investments as of December 31, 2012.

Income Taxes - The Fund prepares calendar year U.S. Federal and applicable state information tax returns and reports to the partners their allocable shares of the Fund’s income, expenses and trading gains or losses. No provision for income taxes has been made in the accompanying financial statements as each partner is individually responsible for reporting income or loss based on such partner’s respective share of the Fund’s income and expenses as reported for income tax purposes.

Management has continued to evaluate the application of ASC 740, "Income Taxes" to the Fund and has determined that ASC 740 does not have a material impact on the Fund's financial statements. The Fund files federal and state tax returns. The 2009 through 2012 tax years generally remain subject to examination for the U.S. federal and most state tax authorities.

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
December 31, 2012

2.

Significant Accounting Policies - Continued

Statement of Cash Flows - For the purposes of the Statement of Cash Flows, the Fund considers all short-term investments with an original maturity of three months or less to be cash equivalents.  Net cash used in operating activities includes no cash payments for interest or income taxes for the years ended December 31, 2012, 2011 or 2010.

Foreign Currency - The accounting records of the Fund are denominated in U.S. dollars. Assets and liabilities denominated in currencies other than U.S. dollars are translated into U.S. dollars at the exchange rates in effect on the valuation date.  Commodity futures contracts transactions are translated into U.S. dollars at the exchange rates on the dates of such transactions. On the accompanying financial statements, effects of changes in exchange rates from all transactions denominated in currencies other than U.S. dollars are disclosed separately.

Use of Accounting Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

3.

Managing Member Duties

The responsibilities of the Managing Member, in addition to directing the trading and investment activity of the Fund, including suspending all trading, includes executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund, maintaining a current list of the names, addresses and numbers of units owned by each Member and taking such other actions as deemed necessary to manage the business of the Fund.

If the net unit value of the Fund falls to less than 50% of the greater of the original $1,000 selling price, less commissions and other charges or such higher value earned through trading, then the Managing Member will immediately suspend all trading, provide all members with notice of the reduction in net unit value and give all members the opportunity, for fifteen days after such notice, to redeem Units.  No trading shall commence until after the lapse of such fifteen day period.

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
December 31, 2012

4.

The Limited Liability Company ("LLC") Agreement

The LLC Operating Agreement provides, among other things, that-

Capital Account - A capital account shall be established for each member.  The initial balance of each member's capital account shall be the amount of the initial contributions to the Fund.

Monthly Allocations - Any increase or decrease in the Fund's net asset value as of the end of a month shall be credited or charged to the capital account of each Member in the ratio that the balance of each account bears to the total balance of all accounts.

Any distribution from profits or members' capital will be made solely at the discretion of the Managing Member.

Federal Income Tax Allocations - As of the end of each fiscal year, the Fund's realized capital gain or loss and ordinary income or loss shall be allocated among the Members, after having given effect to the fees and expenses of the Fund.

Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end.  Subscriptions must be accepted or rejected by the Managing Member within five business days.  The investor also has five business days to withdraw his subscription.  Funds are deposited into an interest bearing subscription account and will be transferred to the Fund's account after the minimum to commence business has been raised and, thereafter, on the first business day of the month after the subscription is accepted.  Interest earned on the subscription funds will accrue to the account of the investor. FIC, as selling agent, receives a 6% selling commission on new subscriptions calculated on the gross subscription amount. For the year ended December 31, 2012, selling commissions earned by FIC were $14,000.

Redemptions - A member may request any or all of his investment be redeemed at the net asset value as of the end of a month. Unless this requirement is waived, the written request must be received by the managing member no less than ten business days prior to a month end. Redemptions will generally be paid within twenty days of the effective month end. However, in various circumstances due to liquidity, etc. the Managing Member may be unable to comply with the request on a timely basis. There will be no redemption fee; however there will be a twelve month lock-in commencing from the date of admission of an investment.

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
December 31, 2012

5.

Fees

The Fund was initially charged the following fees after the commencement of trading.

A monthly management fee of 2.5% (annual rate) paid to the Corporate Managing Member, calculated on the Fund's prior month-end net assets.  Brokerage commissions to the Fund's affiliated introducing broker, FIC, of $15 per round turn.

As of September 1, 2011, the Fund no longer paid FIC round turn brokerage commissions and no longer paid the Corporate Managing Member a management fee.  Instead, the Fund is charged 10% (annual rate) fixed brokerage commissions, paid monthly, calculated on the prior month-end net assets, with 7.5% paid to FIC and 2.5% to the Corporate Managing Member.

A monthly management fee of 1% (annual rate) paid to GT Capital calculated on the prior month-end equity allocated to it to trade.

A quarterly incentive fee of 20% of new net profits paid to GT Capital.  In October 2011, the Managing Member allocated approximately 50% of Fund trading equity to a separate program offered by GT Capital maintained in a separate account at the FCM, held in the name of the Fund.  For purposes of calculating the quarterly incentive fee, the net performance of both programs is combined.  The incentive fee for the years ended December 31, 2012, December 31, 2011, and December 31, 2010 were $0, $2,438, and $0 respectively.

The Managing Member has reserved the right to implement a management fee and change the incentive fee at its sole discretion.  The total incentive fees may be increased to 27% if the management fee is zero.  The Fund may also increase the total management fees paid to the CTA's and Corporate Managing Member to 6% of total net assets if the total incentive fees are decreased to 15%.

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
December 31, 2012

6.

Related Party Transactions

The sole shareholder of the Corporate Managing Member made an initial member capital contribution in the Fund of $1,000.  He is also the sole shareholder of TriView Capital Management, Inc., which along with the shareholder and other affiliates, has temporarily funded the syndication costs incurred by the Fund to date.  A variable interest entity relationship existed between the Corporate Managing Member and the Fund until July 7, 2011 when the Fund commenced business.  The Corporate Managing Member redeemed its interest July 31, 2011.

In the normal course of business, the Fund has provided general indemnifications to the Managing Member, its CTA's and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.

The Fund pays commissions to the Corporate Managing Member and FIC, the introducing broker.  These related parties are 100% and 50%, respectively, owned by Michael Pacult.  The Fund shares operating expenses with FIC. Related party transactions are as follows:

| Commissions included in expenses: | For The Year Ended December 31, 2012 | For The Year Ended December 31, 2011 |
|---|---|---|
| Corporate Managing Member | $ 34,957 | $ 12,474 |
| FIC | 91,034 | 40,958 |

| Management fees included in expenses: | For The Year Ended December 31, 2012 | For The Year Ended December 31, 2011 |
|---|---|---|
| Corporate Managing Member | $ - | $ 5,706 |

| Operating expenses shared with related party included in expenses: | For The Year Ended December 31, 2012 | For The Year Ended December 31, 2011 |
|---|---|---|
| FIC | $ 5,948 | $ 3,721 |

| Commissions included in accrued expenses: | December 31, 2012 | December 31, 2011 |
|---|---|---|
| Corporate Managing Member | $ 3,146 | $ 3,270 |
| FIC | 9,294 | 3,347 |

| Accrued operating expenses shared with related party: | December 31, 2012 | December 31, 2011 |
|---|---|---|
| FIC | $ 5,948 | $ - |

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
December 31, 2012

6.

Related Party Transactions – Continued

In the normal course of business, the Fund has provided general indemnifications to the Managing Member, its CTA and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.

7.

Trading Activities and Related Risks

The Fund is engaged in speculative trading of U.S. and foreign futures contracts.  The Fund is exposed to both market risk, the risk arising from changes in market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

A certain portion of cash in trading accounts are pledged as collateral for futures trading on margin.  Additional deposits may be necessary for any loss on contract value.  The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities.

Each U.S. commodity exchange with the approval of the CFTC establishes minimum margin requirements for each traded contract.  The FCM may increase the margin requirements above these minimums for any or all contracts.  The Fund maintains cash and cash equivalents to satisfy these margin requirements. At December 31, 2012 and 2011, these totaled $637,662 and $1,551,960, respectively. Based upon the types and amounts of contracts traded and the amount of liquid assets of the Fund, the Managing Member believes there is minimal risk of not being able to meet its margin requirement.

Trading in futures contracts involves entering into contractual commitments to purchase or sell a particular futures contracts at a specified date and price. The gross or face amount of the contract, which is typically many times that of the Fund's net assets being traded, significantly exceeds the Fund's future cash requirements since the Fund intends to close out its open positions prior to settlement. As a result, the Fund is generally subject only to the risk of loss arising from the change in the value of the contracts. The market risk is limited to the gross or face amount of the contracts held on long positions, of which there were none at December 31, 2012 and approximately $26,901 at December 31, 2011. However, when the Fund enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes the Fund to unlimited potential risk.

Market risk is influenced by a wide variety of factors including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effects among the derivative instruments the Fund holds and the liquidity and inherent volatility of the markets in which the Fund trades.

There were no open futures contracts at December 31, 2012. The net unrealized loss on open futures contracts at December 31, 2011 was $7,430.

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
December 31, 2012

7.

Trading Activities and Related Risks - Continued

The following tables discloses the fair values of derivative and hedging activities in the Statements of Assets and Liabilities and the Statements of Operations.

**Derivative Instruments**
**Statement of Assets and Liabilities**

| | | Statement of Assets and Liabilities Location | Asset Derivatives at December, 31 2011 Fair Value | Liability Derivatives at December, 31 2011 Fair Value | Net |
|---|---|---|---|---|---|
| Derivatives not designated as hedge instruments under ASC 815 | Futures contracts | Net unrealized (loss) on open futures contracts | $ - | $ (7,430) | $ (7,430) |

**Derivative Instruments**
**Statement of Operations**

| | | Line Item in the Statement of Operations | For The Year Ended December 31, 2012 | For The Year Ended December 31, 2011 |
|---|---|---|---|---|
| Derivatives not designated as hedge instruments under ASC 815 | Futures contracts | Net realized gain (loss) from investments and foreign currency transactions | $ (85,645) | $ 32,557 |
| Derivatives not designated as hedge instruments under ASC 815 | Options on futures | Net realized gain (loss) from investments and foreign currency transactions | $ (398) | $ 10,173 |
| Derivatives not designated as hedge instruments under ASC 815 | Futures contracts | Net unrealized appreciation (depreciation) on investments | $ 7,430 | $ (7,430) |

Credit risk is the possibility that a loss may occur due to the failure of a counter party to perform according to the terms of a contract.

The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Fund deposits may be limited to account insurance or other protection afforded deposits.

The Fund has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will succeed. The basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a desirable margin-to-equity ratio. The Fund seeks to minimize credit risk primarily by depositing and maintaining its assets at financial institutions and brokers which it believes to be creditworthy.

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
December 31, 2012

8.

Derivative Financial Instruments and Fair Value of Financial Instruments

A derivative financial instrument is a financial agreement whose value is linked to, or derived from, the performance of an underlying asset.  The underlying asset can be currencies, commodities, interest rates, stocks, or any combination.  Changes in the underlying asset indirectly affect the value of the derivative.  As the instruments are recognized at fair value, those changes directly affect reported income.

All investment holdings are recorded in the statement of assets and liabilities at their net asset value (fair value) at the reporting date.  Financial instruments (including derivatives) used for trading purposes are recorded in the statement of assets and liabilities at fair value at the reporting date.  Realized and unrealized changes in fair values are recognized in net investment gain (loss) in the period in which the changes occur.  Interest income arising from trading instruments is included in the statement of operations as part of interest income.

Notional amounts are equivalent to the aggregate face value of the derivative financial instruments.  Notional amounts do not represent the amounts exchanged by the parties to derivatives and do not measure the Fund’s exposure to credit or market risks.  The amounts exchanged are based on the notional amounts and other terms of the derivatives.

9.

Financial Instruments with Off-Balance Sheet Credit and Market Risk

All financial instruments are subject to market risk, the risk that future changes in market conditions may make an instrument less valuable or more onerous.  As the instruments are recognized at fair value, those changes directly affect reported income.

Included in the definition of financial instruments are securities, restricted securities and derivative financial instruments.  Theoretically, the investments owned by the Fund directly are exposed to a market risk (loss) equal to the notional value of the financial instruments purchased and substantial liability on certain financial instruments purchased short.  Generally, financial instruments can be closed.  However, if the market is not liquid, it could prevent the timely close-out of any unfavorable positions or require the Fund to hold those positions to maturity, regardless of the changes in their value or the trading advisor’s investment strategies.

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to perform as contracted.  Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
December 31, 2012

10.

Indemnifications

In the normal course of business, the Fund enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. The Fund expects the risk of any future obligation under these indemnifications to be remote.

11.

Financial Highlights

| | 2012 | 2011 | | 2010 | 2009 | 2008 |
|---|---|---|---|---|---|---|
| | For the Years Ended December 31, | | | | | |
| Performance per unit (1) | | | | | | |
| Net unit value, beginning of the year | $ 790.28 | $ (129,153.02) | | $ (98,218.00) | $ (79,916.00) | $ (58,837.00) |
| Investment income | - | - | | 10,000.00 | - | - |
| Expenses | - | (15,423.32) | | (40,935.02) | (18,302.00) | (21,079.00) |
| Net increase (decrease) prior to commencement of operations (July 7, 2011) | - | (15,423.32) | | (30,935.02) | (18,302.00) | (21,079.00) |
| Reallocation of initial offering costs | - | 145,576.34 | (5) | | | |
| Net unit value, initial subscription | - | 1,000.00 | | | | |
| Absorption of initial offering costs | - | $ (211.54) | (5) | | | |
| Net unit value, commencement of operations (July 7, 2011) | - | 788.46 | | | | |
| Net realized and unrealized gain from investments and foreign currency | (41.85) | 75.22 | | | | |
| Expenses | (231.62) | (73.40) | | | | |
| Net increase after commencement of operations | (273.47) | 1.82 | | | | |
| Net unit value at the end of the year | $ 516.81 | $ 790.28 | | $ (129,153.02) | $ (98,218.00) | $ (79,916.00) |
| Net assets at the end of the year ($000) | $ 586 | $ 1,540 | | $ (258) | $ (196) | $ (160) |
| Total return before incentive fee | (34.60)% | (20.85)% | (2) (4) | (31.50)% | (22.90)% | (35.83)% |
| Incentive fee | - | (0.12)% | (2) (4) | - | - | - |
| Total return after incentive fee | (34.60)% | (20.97)% | | (31.50)% | (22.90)% | (35.83)% |
| Number of units outstanding at the end of the year | 1,133.233 | 1,948.597 | | 2.000 | 2.000 | 2.000 |
| Supplemental Data | | | | | | |
| Ratio to average net assets | | | | | | |
| Net investment (loss) before incentive fee | (21.41)% | (20.22)% | (2) (3) | (27.15)% | (22.90)% | (35.83)% |
| Incentive fee | - | (0.20)% | (2) (4) | - | - | - |
| Net investment (loss) after incentive fee | (21.41)% | (20.42)% | | (27.15)% | (22.90)% | (35.83)% |
| Expenses before incentive fee | (21.41)% | (20.22)% | (2) (3) | (35.93)% | (22.90)% | (35.83)% |
| Incentive fee | - | (0.20)% | (2) (4) | - | - | - |
| Expenses after incentive fee | (21.41)% | (20.42)% | | (35.93)% | (22.90)% | (35.83)% |

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
December 31, 2012

11.

Financial Highlights - Continued

Total return was calculated based on the change in value of a unit during the period.  Net realized and unrealized gain (loss) from investments and foreign currency is a balancing amount necessary to reconcile the change in net unit value.  An individual member's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)  Investment income and expenses and net realized and unrealized gains and losses on future transactions are calculated based on a single unit outstanding during the period.

(2)  Total return and ratios were calculated for the trading period of July 7, 2011 through December 31, 2011.

(3)  Annualized.

(4)  Not annualized.

(5) Also see Note 2 - Offering Expenses and Organizational Costs.  Reallocation of initial offering costs represents capitalized offering, organizational and operating costs prior to commencement of operations totaling $291,153 on a per unit basis. There were two units outstanding prior to commencement of operations. Absorption of initial offering costs represents capitalized offering, organizational and operating costs that were absorbed by members at commencement of operations on a per unit basis. There were 1,376.333 units at commencement of operations.

TriView Global Fund, LLC
Affirmation of the Commodity Pool Operator
For the Years Ended December 31, 2012, 2011 and 2010

To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.

/s/ Michael Pacult

Michael Pacult

President, TriView Capital Management, Inc.

Managing Member

TriView Global Fund, LLC

TRIVIEW GLOBAL FUND, LLC

(A Delaware Limited Liability Company)

QUARTERLY REPORT

March 31, 2013

MANAGING MEMBER:

TriView Capital Management, Inc.

% Corporate Systems, Inc.

505 Brookfield Drive

Dover, Kent County, Delaware 19901

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm

F-2

Statements of Assets and Liabilities

F-3

Statements of Operations

F-4

Statements of Changes in Net Assets

F-5

Statements of Cash Flows

F-6

Notes to the Financial Statements

F-7 - F-17

Affirmation of the Commodity Pool Operator

F-18

Patke & Associates, Ltd.
Certified Public Accountants
Report of Independent Registered Public Accounting Firm

To the Members of

TriView Global Fund, LLC

We have reviewed the accompanying statements of assets and liabilities of TriView Global Fund, LLC, as of March 31, 2013, and the related statements of operations, changes in net assets and cash flows for the three months ended March 31, 2013 and 2012.  These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), the statement of assets and liabilities of TriView Global Fund, LLC, as of December 31, 2012, and the related statements of operations, changes in net assets and cash flows for the year then ended (not presented herein) and in our report dated March 18, 2013, we expressed an unqualified opinion on those financial statements.  In our opinion, the information set forth in the accompanying statement of assets and liabilities as of December 31, 2012 is fairly stated, in all material respects, in relation to the statement of assets and liabilities from which it has been derived.

/s/ Patke & Associates, Ltd.

Patke & Associates, Ltd.

Lincolnshire, Illinois

May 8, 2013

**TriView Global Fund, LLC**
(A Delaware Limited Liability Company)
Statements of Changes in Net Assets
For the Three Months Ended March 31, 2013 and 2012
(Unaudited)

| | Member's Equity | | | | | |
|---|---|---|---|---|---|---|
| | Managing | | Non-Managing | | Total | |
| | Units | Net Assets | Units | Net Assets | Units | Net Assets |
| Net assets at December 31, 2011 | - | $ - | 1,948.597 | $ 1,539,942 | 1,948.597 | $ 1,539,942 |
| (Decrease) in net assets from operations: | | | | | | |
| Net investment (loss) | | - | | (78,409) | | (78,409) |
| Net realized (loss) from investments | | - | | (51,046) | | (51,046) |
| Net unrealized appreciation on investments | | - | | 5,305 | | 5,305 |
| Net (decrease) in net assets resulting from operations | | - | | (124,150) | | (124,150) |
| Capital contributions | - | - | 332.364 | 302,943 | 332.364 | 302,943 |
| Redemptions | - | - | (1.144) | (1,000) | (1.144) | (1,000) |
| Total increase in net assets | - | - | 331.220 | 177,793 | 331.220 | 177,793 |
| Net assets at March 31, 2012 | - | $ - | 2,279.817 | $ 1,717,735 | 2,279.817 | $ 1,717,735 |
| Net assets at December 31, 2012 | - | $ - | 1,133.233 | $ 585,664 | 1,133.233 | $ 585,664 |
| (Decrease) in net assets from operations: | | | | | | |
| Net investment (loss) | | - | | (58,259) | | (58,259) |
| Net realized gain from investments | | - | | 27,542 | | 27,542 |
| Net (decrease) in net assets resulting from operations | | - | | (30,717) | | (30,717) |
| Capital contributions | - | - | 1,077.919 | 741,479 | 1,077.919 | 741,479 |
| Redemptions | - | - | (194.382) | (131,963) | (194.382) | (131,963) |
| Total increase in net assets | - | - | 883.537 | 578,799 | 883.537 | 578,799 |
| Net assets at March 31, 2013 | - | $ - | 2,016.770 | $ 1,164,463 | 2,016.770 | $ 1,164,463 |

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
March 31, 2013
(Unaudited)

1.

Nature of the Business

TriView Global Fund, LLC (the "Fund") was formed on October 1, 2004 under the laws of the State of Delaware.  The Fund is engaged in high risk, speculative and hedge trading of futures and forward contracts, options on futures and forward contracts, and other instruments selected by registered commodity trading advisors ("CTA's").  On July 7, 2011, the Fund commenced business after admission of 26 members, with total subscriptions of $1,374,333 at a price of $1,000 per Unit.  TriView Capital Management, Inc. (the "Corporate Managing Member") and Michael Pacult (the "Individual Managing Member" and collectively the "Managing Member") are the managing members and commodity pool operators ("CPO's") of the Fund.  The CTA is Stenger Capital Management, LLC ("Stenger"), which has the authority to trade as much of the Fund's equity as is allocated to it by the Managing Member. The selling agent and introducing broker is Futures Investment Company ("FIC"), which is owned and operated by Michael Pacult and his wife.

Regulation - The Fund is a registrant with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933.  The Fund is subject to the regulations of the SEC and the reporting requirements of the Securities and Exchange Act of 1934, and of the rules and regulations of the Financial Industry Regulation Authority ("FINRA").  The Fund is also be subject to the regulations of the Commodities Futures Trading Commission ("CFTC"), an agency of the U.S. government, which regulates most aspects of the commodity futures industry, the rules of the National Futures Association and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of futures commission merchants ("FCM's") and interbank market makers through which the Fund trades and regulated by commodity exchanges and by exchange markets that may be traded by the advisor.

2.

Significant Accounting Policies

Offering Expenses and Organizational Costs - For financial reporting purposes in conformity with accounting principles generally accepted in the United States of America ("GAAP"), on the Fund's initial effective date, November 3, 2005, the Fund deducted from members' capital the total initial offering costs of $43,468, as of that date, and began expensing all subsequent offering costs.  Organizational and operating costs are expensed as incurred for GAAP purposes. For all other purposes, including determining the Net Asset Value per Unit for subscription and redemption purposes, the Fund capitalized all offering, organizational and operating costs until commencement of business, July 7, 2011, which totaled $291,153. These costs are expensed and amortized on a straight line basis for 60 months or sooner at the discretion of the Managing Member.

As of March 31, 2013 and December 31, 2012, the Net Asset Value and Net Asset Value per Unit for financial reporting purposes and for all other purposes are as follows:

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
March 31, 2013
(Unaudited)

2.

Significant Accounting Policies - Continued

Registration Costs - Costs incurred for the initial filings with SEC, FINRA and the states where the offering is expected to be made are included in the offering expenses and, accordingly, are accounted for as described above under "Offering Expenses and Organizational Costs".

Revenue Recognition - Futures and other investments are recorded on the trade date and will be reflected in the statement of operations at the difference between the original contract amount and the fair value on the last business day of the reporting period.

Fair value of futures and other investments is based upon exchange or other applicable closing quotations related to the specific positions.

Interest income will be recognized when it is earned.

Use of Accounting Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Statement of Cash Flows - For the purposes of the Statement of Cash Flows, the Fund considers all short-term investments with an original maturity of three months of less to be cash equivalents. Net cash used in operating activities includes no cash payments for interest or income taxes for the three months ended March 31, 2013 or 2012.

Fair Value Measurement and Disclosures - Accounting Standards Codification ("ASC") 820, establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
March 31, 2013
(Unaudited)

2.

Significant Accounting Policies - Continued

Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for an asset or liability, including the Fund’s own assumptions used in determining the fair value of investments.  Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.  As of and for the three months ended March 31, 2013 and the year ended December 31, 2012, the Fund did not have any Level 3 assets or liabilities.

Derivative financial instruments, such as futures contracts, which are listed on a national exchange, are valued based on quoted prices from the exchange. To the extent these financial instruments are actively traded, and valuation adjustments are not applied, they are categorized in Level 1 of the fair value hierarchy.

Income Taxes - The Fund prepares calendar year U.S. Federal and applicable state information tax returns and reports to the members their allocable shares of the Fund’s income, expenses and trading gains or losses.  No provision for income taxes has been made in the accompanying financial statements as each member is individually responsible for reporting income or loss based on such member’s respective share of the Fund’s income and expenses as reported for income tax purposes.

Management has continued to evaluate the application of ASC 740, “Income Taxes" to the Fund, and has determined that ASC 740 does not have a material impact on the Fund’s financial statements.  The Fund files federal and state tax returns.  The 2009 through 2012 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.

Reclassifications - For the three months ended March 31, 2012, offering and organizational costs per unit were separately disclosed in the financial highlights.  Net (decrease) in net assets from operations per unit on the statement of operations was reclassified to conform to this presentation.

3.

Managing Member Duties

The responsibilities of the Managing Member, in addition to directing the trading and investment activity of the Fund, including suspending all trading, includes executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund, maintaining a current list of the names, addresses and numbers of units owned by each Member and taking such other actions as deemed necessary to manage the business of the Fund.

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
March 31, 2013
(Unaudited)

3.

Managing Member Duties - Continued

If the net unit value of the Fund falls to less than 50% of the greater of the original $1,000 selling price, less commissions and other charges or such higher value earned through trading, then the Managing Member will immediately suspend all trading, provide all members with notice of the reduction in net unit value and give all members the opportunity, for fifteen days after such notice, to redeem Units.  No trading shall commence until after the lapse of such fifteen day period.

4.

The Limited Liability Company ("LLC") Agreement

The LLC Operating Agreement provides, among other things, that-

Capital Account - A capital account shall be established for each member.  The initial balance of each member's capital account shall be the amount of the initial contributions to the Fund.

Monthly Allocations - Any increase or decrease in the Fund's net asset value as of the end of a month shall be credited or charged to the capital account of each Member in the ratio that the balance of each account bears to the total balance of all accounts.

Any distribution from profits or members' capital will be made solely at the discretion of the Managing Member.

Federal Income Tax Allocations - As of the end of each fiscal year, the Fund's realized capital gain or loss and ordinary income or loss shall be allocated among the Members, after having given effect to the fees and expenses of the Fund.

Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end.  Subscriptions must be accepted or rejected by the Managing Member within five business days.  The investor also has five business days to withdraw his subscription.  Funds are deposited into an interest bearing subscription account and will be transferred to the Fund's account after the minimum to commence business has been raised and, thereafter, on the first business day of the month after the subscription is accepted.  Interest earned on the subscription funds will accrue to the account of the investor. FIC, as selling agent, receives a 6% selling commission on new subscriptions calculated on the gross subscription amount. For the three months ended March 31, 2013, selling commissions earned by FIC were $1,500.

Redemptions - A member may request any or all of his investment be redeemed at the net asset value as of the end of a month. Unless this requirement is waived, the written request must be received by the Managing Member no less than ten business days prior to a month end. Redemptions will generally be paid within twenty days of the effective month end. However, in various circumstances due to liquidity, etc. the Managing Member may be unable to comply with the request on a timely basis. There will be no redemption fee; however there will be a twelve month lock-in commencing from the date of admission of an investment.

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
March 31, 2013
(Unaudited)

5.

Fees

The Fund was initially charged the following fees after the commencement of trading.

A monthly management fee of 2.5% (annual rate) paid to the Corporate Managing Member, calculated on the Fund's prior month-end net assets.  Brokerage commissions to the Fund's affiliated introducing broker, FIC, of $15 per round turn.

A monthly management fee of 1% (annual rate) was paid to GT Capital CTA ("GT Capital") (former CTA) calculated on the prior month-end equity allocated to it to trade.

A quarterly incentive fee of 20% of new net profits was paid to GT Capital.  In October 2011, the Corporate Managing Member allocated approximately 50% of Fund trading equity to a separate program offered by GT Capital maintained in a separate account at the FCM, held in the name of the Fund.  For purposes of calculating the quarterly incentive fee, the net performance of both programs is combined.

The following changes became effective to the Fund September 1, 2011:

The Fund no longer paid FIC round turn brokerage commissions and no longer paid the Corporate Managing Member a management fee.  Instead, the Fund charged 10% (annual rate) fixed brokerage commissions, paid monthly, calculated on the prior month-end net assets, with 7.5% paid to FIC and 2.5% to the Corporate Managing Member.

The following changes became effective to the Fund January 2, 2013:

Stenger became the CTA of the Fund in place of GT Capital. Stenger is paid a .8% management fee calculated on the month-end net assets allocated to it by the Fund to trade along with a 16% monthly incentive fee on new net profits. The Corporate Managing Member reserves the right to allow Stenger to trade notionally, which may result in a management fee up to 2.4%.

The Fund no longer pays the 10% annual fixed brokerage commissions. Instead, the Fund will pay brokerage commissions of $11 per round turn for domestic trades plus actual commissions for foreign trades, if any.

The Fund will pay a 5% annual management fee to the Corporate Managing Member, paid monthly, and calculated on month-end Fund net assets.

The Managing Member has reserved the right to implement a management fee and change the incentive fee at its sole discretion.  The total incentive fees may be increased to 27% if the management fee is zero.  The Fund may also increase the total management fees paid to the CTA's and Corporate Managing Member to 6% of total net assets if the total incentive fees are decreased to 15%.

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
March 31, 2013
(Unaudited)

6.

Related Party Transactions

The sole shareholder of the Corporate Managing Member made an initial member capital contribution in the Fund of $1,000.  He is also the sole shareholder of TriView Capital Management, Inc., which along with the shareholder and other affiliates, temporarily funded the syndication costs incurred by the Fund.  A variable interest entity relationship existed between the Corporate Managing Member and the Fund until July 7, 2011 when the Fund commenced business.  The Corporate Managing Member redeemed its interest July 31, 2011.

The Fund pays commissions to the Corporate Managing Member and FIC, the introducing broker.  These related parties are 100% and 50%, respectively, owned by Michael Pacult.  The Fund shares operating expenses with FIC. Related party transactions are as follows:

In the normal course of business, the Fund has provided general indemnifications to the Managing Member, its CTA and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
March 31, 2013
(Unaudited)

7.

Trading Activities and Related Risks

The Fund is engaged in speculative trading of U.S. and foreign futures contracts.  The Fund is exposed to both market risk, the risk arising from changes in market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

A certain portion of cash in trading accounts are pledged as collateral for futures trading on margin.  Additional deposits may be necessary for any loss on contract value.  The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities.

Each U.S. commodity exchange with the approval of the CFTC establishes minimum margin requirements for each traded contract.  The FCM may increase the margin requirements above these minimums for any or all contracts.  The Fund maintains cash and cash equivalents to satisfy these margin requirements. At March 31, 2013 and December 31, 2012, these totaled $1,234,397 and $637,662, respectively. Based upon the types and amounts of contracts traded and the amount of liquid assets of the Fund, the Managing Member believes there is minimal risk of not being able to meet its margin requirement.

Trading in futures contracts involves entering into contractual commitments to purchase or sell a particular futures contracts at a specified date and price. The gross or face amount of the contract, which is typically many times that of the Fund's net assets being traded, significantly exceeds the Fund's future cash requirements since the Fund intends to close out its open positions prior to settlement. As a result, the Fund is generally subject only to the risk of loss arising from the change in the value of the contracts. The market risk is limited to the gross or face amount of the contracts held on long positions, of which there were none at March 31, 2013 and December 31, 2012. However, when the Fund enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes the Fund to unlimited potential risk.

Market risk is influenced by a wide variety of factors including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effects among the derivative instruments the Fund holds and the liquidity and inherent volatility of the markets in which the Fund trades.

There were no open futures contracts at March 31, 2013 or December 31, 2012.

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
March 31, 2013
(Unaudited)

7.

Trading Activities and Related Risks - Continued

Credit risk is the possibility that a loss may occur due to the failure of a counter party to perform according to the terms of a contract.

The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Fund deposits may be limited to account insurance or other protection afforded deposits.

The Fund has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will succeed. The basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a desirable margin-to-equity ratio. The Fund seeks to minimize credit risk primarily by depositing and maintaining its assets at financial institutions and brokers which it believes to be creditworthy.

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
March 31, 2013
(Unaudited)

8.

Derivative Financial Instruments and Fair Value of Financial Instruments

A derivative financial instrument is a financial agreement whose value is linked to, or derived from, the performance of an underlying asset.  The underlying asset can be currencies, commodities, interest rates, stocks, or any combination.  Changes in the underlying asset indirectly affect the value of the derivative.  As the instruments are recognized at fair value, those changes directly affect reported income.

All investment holdings are recorded in the statement of assets and liabilities at their net asset value (fair value) at the reporting date.  Financial instruments (including derivatives) used for trading purposes are recorded in the statement of assets and liabilities at fair value at the reporting date.  Realized and unrealized changes in fair values are recognized in net investment gain (loss) in the period in which the changes occur.  Interest income arising from trading instruments is included in the statement of operations as part of interest income.

Notional amounts are equivalent to the aggregate face value of the derivative financial instruments.  Notional amounts do not represent the amounts exchanged by the parties to derivatives and do not measure the Fund’s exposure to credit or market risks.  The amounts exchanged are based on the notional amounts and other terms of the derivatives.

9.

Financial Instruments with Off-Balance Sheet Credit and Market Risk

All financial instruments are subject to market risk, the risk that future changes in market conditions may make an instrument less valuable or more onerous.  As the instruments are recognized at fair value, those changes directly affect reported income.

Included in the definition of financial instruments are securities, restricted securities and derivative financial instruments.  Theoretically, the investments owned by the Fund directly are exposed to a market risk (loss) equal to the notional value of the financial instruments purchased and substantial liability on certain financial instruments purchased short.  Generally, financial instruments can be closed.  However, if the market is not liquid, it could prevent the timely close-out of any unfavorable positions or require the Fund to hold those positions to maturity, regardless of the changes in their value or the trading advisor’s investment strategies.

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to perform as contracted.  Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
March 31, 2013
(Unaudited)

10.

Indemnifications

In the normal course of business, the Fund enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. The Fund expects the risk of any future obligation under these indemnifications to be remote.

11.

Financial Highlights

| | Three Months Ended March 31, 2013 | | Three Months Ended March 31, 2012 | |
|---|---|---|---|---|
| Performance per unit (1) | | | | |
| Net unit value, beginning of period | $ 516.81 | | $ 790.28 | |
| Net realized and unrealized gain (loss) from investments | 13.04 | | (20.56) | |
| Expenses | (27.55) | | (35.26) | |
| Net (decrease) in net assets resulting from operations for the period | (14.51) | | (55.82) | |
| Offering and organizational costs | 75.09 | | 18.99 | |
| Net unit value at the end of the period | $ 577.39 | | $ 753.45 | |
| Net assets at the end of the period ($000) | $ 1,164 | | $ 1,718 | |
| Total return (2) | 11.72 % | | (4.66)% | |
| Number of units outstanding at the end of the period | 2,016.770 | | 2,279.817 | |
| Supplemental Data | | | | |
| Ratio to average net assets | | | | |
| Net investment (loss) before incentive fee | (17.90)% | (3) | (18.02)% | (3) |
| Incentive fee | (0.23)% | (2) | - | |
| Net investment (loss) after incentive fee | (18.13)% | | (18.02)% | |
| Expenses before incentive fee | (17.90)% | (3) | (18.02)% | (3) |
| Incentive fee | (0.23)% | (2) | - | |
| Expenses after incentive fee | (18.13)% | | (18.02)% | |

TriView Global Fund, LLC
(A Delaware Limited Liability Company)
Notes to the Financial Statements
March 31, 2013
(Unaudited)

11.

Financial Highlights - Continued

Total return was calculated based on the change in value of a unit during the period.  Offering and organizational costs is a balancing amount necessary to reconcile the change in net unit value (see Note 2).  An individual member's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1) Investment income and expenses and net realized and unrealized gains and (losses) are calculated based on a single unit outstanding during the period.

(2) Not annualized.

(3) Annualized.

TriView Global Fund, LLC
Affirmation of the Commodity Pool Operator
For the Three Months Ended March 31, 2013 and 2012

To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.

/s/ Michael Pacult

Michael Pacult

President, TriView Capital Management, Inc.

    Managing Member

TriView Global Fund, LLC

TriView Capital Management, Inc.

Financial Statements
December 31, 2012

Index to the Financial Statements

  Page

Independent Auditor's Report

F-2

Financial Statements

Balance Sheets

F-3

Statements of Income

F-4

Statements of Changes in Equity

F-5

Statements of Cash Flows

F-6

Notes to Financial Statements

F-7 - F-9

Patke & Associates, Ltd.
Certified Public Accountants
Independent Auditor’s Report

To the Board of Directors of

TriView Capital Management, Inc.

Dover, Delaware

Report of the Financial Statements

We have audited the accompanying financial statements of TriView Capital Management, Inc. (a Delaware corporation), which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of income, equity and cash flows for the year ended December 31, 2012 and for the period July 7, 2011 to December 31, 2011 and the related notes to the financial statements.  We have also audited the accompanying consolidated financial statements of TriView Capital Management, Inc. and subsidiary which comprise the consolidated statements of income, equity and cash flows for the period January 1, 2011 through July 6, 2011 and the year ended December 31, 2010 and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

"Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion."

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TriView Capital Management, Inc. as of December 31, 2012 and 2011 and the results of its operations and its cash flows for year ended December 31, 2012 and for the period July 7, 2011 to December 31, 2011 are in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Triview Capital Management, Inc. and subsidiary as of December 31, 2010, and the results of their operations and their cash flows for the period January 1, 2011 through July 6, 2011 and the year ended December 31, 2010 are in conformity with accounting principles generally accepted in the United States of America.

/s/ Patke & Associates, Ltd.

Patke & Associates, Ltd.

March 18, 2013

Lincolnshire, Illinois

300 Village Green Drive, Suite 210 * Lincolnshire, Illinois 60069

Phone: (847) 913-5400 * Fax:  (847) 913-5435

**Triview Capital Management, Inc.**

Balance Sheets

December 31, 2012 and 2011

| | 2012 | 2011 |
|---|---|---|
| **Assets** | | |
| Current assets | | |
| Cash | $ 1,981 | $ 204 |
| Commissions receivable | 3,145 | 3,270 |
| Due from investee company | - | 1,000 |
| Total current assets | 5,126 | 4,474 |
| Total assets | $ 5,126 | $ 4,474 |
| **Liabilities** | | |
| Current liabilities | | |
| Due to related parties | $ - | $ 4,225 |
| Total current liabilities | - | 4,225 |
| **Equity** | | |
| Stockholder's equity | | |
| Common stock, no par value; 1,500 shares authorized, 1,000 shares issued and outstanding | 1,000 | 1,000 |
| Retained earnings (deficit) | 4,126 | (751) |
| Total equity | 5,126 | 249 |
| Total liabilities and equity | $ 5,126 | $ 4,474 |

**Triview Capital Management, Inc.**

**Statements of Income**

| | Unconsolidated | | Consolidated | |
|---|---|---|---|---|
| | Year Ended December 31, 2012 | Period From July 7, to December 31, 2011 | Period From January 1, to July 6, 2011 | Year Ended December 31, 2010 |
| **Income** | | | | |
| Management and commission fees | $ 34,950 | $ 18,179 | $ - | $ - |
| Other income | - | - | - | 20,000 |
| Total income | 34,950 | 18,179 | - | 20,000 |
| **Expenses** | | | | |
| Organizational and professional fees | - | - | 30,847 | 81,807 |
| Net income (loss) | 34,950 | 18,179 | (30,847) | (61,807) |
| Net (loss) attributable to the noncontrolling interest | - | - | (15,423) | (30,935) |
| Net income (loss) attributable to the controlling interest | $ 34,950 | $ 18,179 | $ (15,424) | $ (30,872) |

**Triview Capital Management, Inc.**

Statements of Equity

Unconsolidated for the Year Ended December 31, 2012 and Period from July 7, 2011 to December 31, 2011 and
Consolidated for the Period from January 1, 2011 to July 6, 2011 and Year Ended December 31, 2010

| | Stockholder's Equity | | Member's (Deficit) | |
|---|---|---|---|---|
| | Common Stock | Retained Earnings (Deficit) | Noncontrolling Interest | Total |
| Consolidated balance as of January 1, 2010 | $ 1,000 | $ (101,597) | $ (98,218) | $ (198,815) |
| Net (loss) | | (30,872) | (30,935) | (61,807) |
| Consolidated balance as of December 31, 2010 | 1,000 | (132,469) | (129,153) | (260,622) |
| Net (loss) | | (15,424) | (15,423) | (30,847) |
| Consolidated balance as of July 6, 2011 | 1,000 | (147,893) | $ (144,576) | $ (292,469) |
| Loss of controlling financial interest in affiliate | | 145,576 | | |
| Unconsolidated balance of as July 7, 2011 | 1,000 | (2,317) | | |
| Net income | | 18,179 | | |
| Distributions | | (16,613) | | |
| Unconsolidated balance as of December 31, 2011 | 1,000 | (751) | | |
| Net income | | 34,950 | | |
| Distributions | | (30,073) | | |
| Unconsolidated balance as of December 31, 2012 | $ 1,000 | $ 4,126 | | |

**Triview Capital Management, Inc.**

Statements of Cash Flows

| | Unconsolidated | | Consolidated | |
|---|---|---|---|---|
| | Year Ended December 31, 2012 | Period From July 7, to December 31, 2011 | Period From January 1, to July 6, 2011 | Year Ended December 31, 2010 |
| **Cash Flows from Operating Activities** | | | | |
| Net income (loss) | $ 34,950 | $ 18,179 | $ (30,847) | $ (61,807) |
| Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities: | | | | |
| Decrease in prepaid expenses | - | - | 4,481 | 2,309 |
| (Increase) decrease in commissions receivable | 125 | (3,270) | - | - |
| (Decrease) in accounts payable | - | - | (920) | (2,897) |
| Net cash provided by (used in) operating activities | 35,075 | 14,909 | (27,286) | (62,395) |
| **Cash Flows from Financing Activities** | | | | |
| Decrease in due from related parties | 1,000 | 1,958 | - | - |
| Increase (decrease) in due to related parties | (4,225) | (2,050) | 27,400 | 62,500 |
| Stockholder distributions | (30,073) | (16,614) | - | - |
| Net cash provided by (used in) financing activities | (33,298) | (16,706) | 27,400 | 62,500 |
| Net increase (decrease) in cash | 1,777 | (1,797) | 114 | 105 |
| Cash at the beginning of the period | 204 | 2,001 | 2,356 | 2,251 |
| Cash at the end of the period | $ 1,981 | $ 204 | $ 2,470 | $ 2,356 |

TriView Capital Management Inc.

Notes to the Financial Statements

December 31, 2012

1.

Nature of the Business

"TriView Capital Management, Inc. (the ""Managing Member"") was formed September 30, 2004 under the laws of the state of Delaware. It is registered as a commodity pool operator by the National Futures Association pursuant to the Commodity Exchange Act, 7 USC Sec. 1, et seq. The Managing Member and Michael Pacult are the managing members and commodity pool operators of TriView Global Fund, LLC (the ""Fund"" and collectively referred to as the ""Company""). The Fund was a 50% owed subsidiary of the Managing Member up until July 7, 2011, when the Fund commenced business and admitted 26 members with total subscriptions of $1,374,333. Previously the Company was in the development stage and its efforts through July 6, 2011 had been principally devoted to organizational activities.

The Fund was formed on October 1, 2004 under the laws of the State of Delaware.  The Fund is engaged in high risk, speculative and hedge trading of futures and forward contracts, options on futures and forward contracts, and other instruments selected by registered commodity trading advisors ("CTA's").

2.

Significant Accounting Policies

Basis of Presentation - The Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Regulation - The Fund is a registrant with the Securities and Exchange Commission ("SEC") pursuant to the Securities and Exchange Act of 1933. The Fund is subject to the regulations of the SEC and the reporting requirements of the Securities and Exchange Act of 1934 and the rules and regulations of the Financial Industry Regulation Authority ("FINRA"). The Fund is also subject to the regulations of the Commodities Futures Trading Commission, an agency of the U.S. government which regulates most aspects of the commodity futures industry, the rules of the National Futures Association and the requirements of various commodity exchanges where the Fund executes transactions.  Additionally, the Fund is subject to the requirements of futures commission merchants and interbank market makers through which the Fund trades.

Offering Expenses and Organizational Costs - Organizational and operating costs are expensed as incurred for GAAP purposes. For all other purposes, including determining the Net Asset Value per Unit for subscription and redemption purposes, the Fund capitalized all offering, organizational and operating costs until commencement of business, July 7, 2011, which totaled $291,153. These costs are expensed and amortized on a straight line basis for 60 months or sooner at the discretion of the Managing Member.

Registration Costs - Costs incurred for the initial filings with SEC, FINRA and the states where the offering is expected to be made are included in the offering expenses and, accordingly, are accounted for as described under "Offering Expenses and Organization Costs".

2.

Significant Accounting Policies - Continued

Use of Accounting Estimates - The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Principles of Consolidation - The consolidated financial statements include the accounts of the Fund through July 6, 2011 since the Managing Member held a variable interest and was deemed to be the primary beneficiary.  The Managing Member had a controlling interest in the Fund since it was the only voting member. The Managing Member was the primary beneficiary since it had the obligation to absorb the losses of the Fund.  All significant intercompany accounts and transactions were eliminated. The Fund had no revenue through July 6, 2011.

On July 7, 2011, the Fund became active thereby eliminating the controlling interest the Managing Member had in the Fund.  Accordingly, after that date, the financial statements only report the financial results for the Managing Member as it was no longer the primary beneficiary.

Income Tax Status - No provision for income taxes has been made in these financial statements because each stockholder/member is individually responsible for reporting income or loss based on his respective share of the Company's income and expenses as reported for income tax purposes.

Management has continued to evaluate the application of ASC 740, “Income Taxes”, and has determined that no reserves for uncertain tax positions were required to have been recorded as a result of the adoption of ASC 740. There are no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within twelve months. The 2009 through 2012 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.

Statement of Cash Flows - Net cash used in operating activities includes no cash payments for interest or income taxes for the years ended December 31, 2012, 2011 and 2010.

3.

Related Party Transactions

In the normal course of business, the Fund has provided general indemnifications to the Managing Member, its CTA and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.

Due to related parties at December 31, 2011 consisted of amounts due Ashley Capital Management, Inc. The balance resulted from offering, organizational and operating costs paid by the related parties on behalf of the Fund and cash advances to the Company.  This amount bared no interest or due dates and was unsecured.  The following balances were outstanding as of December 31, 2012 and 2011:

"The Managing Member had an investment in the Fund, which was redeemed July 31, 2011. The balance due the Managing Member is in due from Investee Company at December 31, 2011."

The Managing Member earned $34,950 and $18,179 in management and commission fees for the years ended December 31, 2012 and 2011, respectively, and was due $3,145 and $3,270 in commissions receivable from the Fund at December 31, 2012 and 2011.  Related party revenue at December 31, 2012 and 2011 accounted for 100% of the management and commission fees on the statement of income.

5.

Subsequent Events

Management evaluated subsequent events through March 18, 2013, the date the financial statements were available to be issued.  There were no subsequent events to disclose.

Part II

Statement of Additional Information

TriView Global Fund, LLC

This Statement of Additional Information is the second part of a two-part document and should be read in conjunction with Part I of TriView Global Fund’s disclosure document dated  August ____, 2013, both of which are combined in this single prospectus.  A free print copy of Part I may be requested by writing to the managing member at 5914 N. 300 West, Fremont, IN 46737.

Appendixes & Exhibits

Summary of the Fund

3

Checks and Balances

4

Pro Forma Performance

5

Correlation Comparison

6

Fund and Offering Details

7

The Opportunity

8

Why Triview Global Fund?

8

Investment Factors

8

Managed Futures vs. Stocks During Draw-Downs

9

Worst-Case Declines

10

Historical Correlation

10

Market Diversification

11

The Futures Markets

12

Value of Diversification – Managed Futures Industry

12

Advantages of Managed Futures Fund Investments

14

Important Disclosures

15

Appendix I

–

Commodity Terms and Definitions; State Regulatory Glossary

Appendix II

–

Privacy Statement

Appendix A

–

LLC Operating Agreement

Appendix B

–

Request for Redemption

Appendix C

–

Suitability Information

Appendix D

–

Subscription Agreement and Power Of Attorney

Appendix E

–

Depository Agreement

Appendix F

–

Investment Advisory Contract – Stenger Capital Management LLC

The date of this Statement of Additional Information is August ___, 2013

TriView Global Fund, LLC

•  Principal of Commodity Pool Operator has 32 years experience in managed futures

•  Principal of trading advisor has over six years trading experience

•  Low historical correlation to stocks and bonds

•  Profit potential (and risk of loss) in both rising and falling markets

•  Participation in a wide variety of global markets

•  Monthly liquidity

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE OFFERING OF UNITS IN TRIVIEW GLOBAL FUND, LLC (THE “FUND”) CAN ONLY BE MADE IN CONJUNCTION WITH PART I OF THIS PROSPECTUS, WHICH CONTAINS IMPORTANT INFORMATION REGARDING CERTAIN RISKS ASSOCIATED WITH THE FUND AND SHOULD BE READ CAREFULLY AND RETAINED BY ANYONE CONSIDERING INVESTMENT IN THE FUND. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

SUMMARY OF THE FUND

Fund Objectives

TriView Global Fund, LLC allows investors to participate in a range of markets within a single investment. With access to an array of market sectors and investment opportunities, an investment in the Fund may encompass everything from stock index futures to commodity futures. TriView also provides investors with the potential for above average rates of return, as well as an important diversification from stocks, bonds and mutual funds through professionally managed futures investment. Markets traded by the Fund may include global equity indices, global interest rates, foreign currencies, metals, energy products, and agricultural commodities.

Professional Management

The advisor selected by the Managing Member to trade on behalf of the Fund is Stenger Capital Management LLC. The principals of Stenger each have over twenty years experience as futures traders, though past performance is not necessarily indicative of future results.  Stenger's performance record appears in Part I of this prospectus.

Portfolio Diversification

The ability of futures trading advisors to trade in a market by going either long or short creates profit potential in both rising and falling markets. The strategy of the Fund acts independently of economic prosperity, interest rates or currency stability. Futures trading advisors can perform as well in a bear market as in a bull market. Of course, where there is profit potential, there is also risk of loss. The correlation between the performance of managed futures funds and stocks and bonds has historically been very low. Thus, managed futures funds provide vital diversification for suitable investors.

Limited Risk

An investor in the Fund has limited liability and is liable for principal and profits only.

Liquidity

Investors in the Fund can generally withdraw their capital at the net asset value as of the end of any month, with ten days advance written notice. Please note, there is a twelve month lock-in before investors are eligible for redemption.

Administrative Convenience

The Fund’s Managing Member sends each investor a comprehensive monthly statement showing the results of the Fund’s previous month’s trading. The Managing Member provides audited reports for the Fund and a year-end statement containing a Form K-1 for investor income tax preparation. Investors may call their financial advisor, or the Managing Member, for intra-month updates if desired.

The Managing Member

The Fund’s Managing Member is TriView Capital Management, Inc., whose principal is Mr. Michael Pacult, experienced in the field of managed futures in the United States since 1980. The Managing Member of the Fund encourages you to read the accompanying prospectus for a more detailed description of the advantages and risks associated with an investment in the Fund.

Selling Agent

The Fund is offered through Futures Investment Company, which is registered with the Financial Industry Regulatory Authority.  Futures Investment Company, through its affiliate relationship with TriView Capital Management, Inc., is the selling agent for the Fund.  Futures Investment Company is also a member of SIPC, and registered with the SEC and CFTC, and is an NFA member.

Fund Advantage

One of the major advantages of the TriView Global Fund, LLC is that the Fund allows access to the trading advisor at the substantially lower minimum investment requirement of $25,000. To invest with this advisor separately, through an individually managed account, would require a substantially higher minimum investment.

Checks and Balances

The following is to advise you of the structure of the Fund’s business, which is a combination of independently functioning and regulated organizations that provide a system of checks and balances on the accuracy and integrity of one another and your investment.

Broker: Your broker and his or her Broker/Dealer are regulated by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), formerly the National Association of Securities Dealers (NASD), and the various state securities boards in which they operate.

CPO: The Fund managers are registered pursuant to the US Commodity Exchange Act in accordance with rules established by the US Commodity Futures Trading Commission (CFTC) as Commodity Pool Operators (CPOs).  The Fund CPOs are regulated by the National Futures Association (NFA), a CFTC authorized self-regulatory organization.   The corporate CPO’s financial statements are audited annually by an independent Certified Public Accounting firm, Patke & Associates, Ltd.   In addition to auditing the financial statements of the CPO, Patke also audits the Fund financial statements.

CTA: The CPO selects one or more independent traders who are registered pursuant to the US Commodity Exchange Act as Commodity Trading Advisors (CTAs).  The CTA is then granted authority to enter trades utilizing the amount of money the CPO grants the CTA for that purpose.    The CTA is regulated by the NFA.

FCM: The CTA executes the Fund trades with independent Futures Commission Merchants (FCMs), which are Vision Financial Markets LLC and ADM Investor Services, Inc.  They are registered members of various world-wide futures exchanges.  The FCMs and the US exchanges are regulated pursuant to the Commodity Exchange Act and are audited by the NFA.  All Fund trades are executed as standardized futures contracts that have complete transparency.

Assets: All investor funds are pooled and held in the name of the Fund.  Fund assets may be held at the FCM as margin for trading, in a Fund checking account to pay Fund expenses as necessary, in T-Bills in a Treasury Direct account at the US Treasury, and also in the Wells Fargo 100% Treasury Money Market Fund, which invests only in US Treasuries.

Statements: At the end of each trading day, the FCM generates an account statement that shows the day’s trading activity, if any, and the Fund’s open market positions, if any, which shows the original date and price of each commodity contract marked to the market’s daily close.  This produces a resulting unrealized profit or loss on each position, as well as the total value of the Fund account.  The CPO, CTA, and independent Fund bookkeeper all review the account statements daily.

Bookkeeper: The independent bookkeeper produces a daily and monthly report of the Fund’s Net Asset Value (NAV) per Unit, both of which are immediately reviewed by the CPO when completed, and compared to the CPO’s own records.  In addition to the Fund bookkeeping, the bookkeeper completes the accounting and sends out the monthly individual investor statements.

Auditor:  All of the bookkeeper’s activities with respect to the preparation of the Fund financial statements are reviewed and audited by Patke & Associates, Ltd., the Fund’s independent CPA, which in turn is subject to the rules and regulations of the American Institute of Certified Public Accountants (AICPA) and the Public Company Accounting Oversight Board (PCAOB).

Legal: The Fund employs independent law firms to work with the bookkeeper and auditor to produce and update the Fund prospectus and to keep in compliance and interface with the SEC, FINRA, NFA, CFTC, and various state securities administrators to submit the required regulatory filings as periodically required.

Although your investment in futures presents the risk of loss from the trades made, please be assured that all of us—your broker, the CPO, CTA, FCM, bookkeeper, auditor, and attorneys —while independent from each other, are working together in a system of checks and balances to monitor your investment for performance, accuracy, integrity, and safety to be certain the reports of earnings and losses to you are accurate and complete.

Actual Performance of Fund under Current Commodity Trading Advisor

January, 2013 (Trading Started) – April 2013

The below capsule is a presentation based upon the actual performance of TriView Global Fund, LLC as traded by Stenger Capital Management LLC's Diversified Trading Program.

	Jan.	Feb.	Mar.	Apr.	May	Jun.	Jul.	Aug.	Sep.	Oct.	Nov.	Dec.	AROR
2013	(0.80)	(1.36)	(1.02)	(1.68)									(4.77)

Pro Forma Performance of the Commodity Trading Advisor

The below capsule is a hypothetical pro forma presentation based upon the performance of Stenger Capital Management LLC's Diversified Trading Program that is traded on behalf of TriView.  It includes all Fund fees and expenses that are disclosed in Part I of this disclosure document, and assumes the trading advisor will trade at four times leverage.  If the Managing Member instructs the advisor to trade at a different leverage level, actual Fund performance may deviate from the hypothetical pro forma presentation.  Though the Fund will allocate interest income to the benefit of its investors, the below presentation does not include interest income.     You will acquire no interest in the program below through a purchase in TriView Global Fund.

Hypothetical Pro Forma Performance of the Trading Advisor's Diversified Trading Program

April, 2010 (inception) – December 2012

	Jan.	Feb.	Mar.	Apr.	May	Jun.	Jul.	Aug.	Sep.	Oct.	Nov.	Dec.	AROR
2012	2.86	2.12	-0.36	0.29	-0.14	1.30	0.16	-0.41	-2.27	0.38	-0.85	0.07	3.10
2011	1.78	3.22	7.62	2.47	0.73	6.23	53.00	0.12	-1.19	-1.27	-2.47	0.69	81.92
2010				3.83	0.64	3.91	-2.91	1.45	5.96	40.65	-2.39	2.76	59.88

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Value of Initial $10,000 Investment

April, 2010 (inception) – April 2013

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

The S&P 500 and Wilshire 5000 indices are unmanaged and are generally representative of certain portions of the U.S. equity markets. The Barclay CTA Index is representative of the average performance of Commodity Trading Advisors reporting to the Barclay CTA Database. These indices are shown for illustrative purposes only and are not indicative of any fund’s performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

THE ABOVE TABLE AND GRAPH WERE PREPARED BY THE FUND. AN INVESTMENT IN TRIVIEW GLOBAL FUND, LLC INVOLVES SUBSTANTIAL RISK AND MAY RESULT IN THE COMPLETE LOSS OF PRINCIPAL INVESTED.  A PURCHASE OF UNITS IN THE FUND DOES NOT RESULT IN ANY INTEREST IN THE MANAGING MEMBER, THE TRADING ADVISOR, OR ANY COMMODITY POOL EXCEPT TRIVIEW GLOBAL FUND.  TRADING IN THE FUTURES, AND OPTIONS ON FUTURES MARKETS IS SPECULATIVE, INVOLVES SUBSTANTIAL RISK, AND IS NOT SUITABLE FOR ALL INVESTORS.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Correlation Comparison

Performance through Diversification

The value of diversification can be seen by looking at the correlation comparison of the Advisor’s hypothetical pro forma performance versus benchmark stock market and trading advisor indices.

Since inception in April 2010, not only has such hypothetical trading outperformed the major indices, but was also not correlated to such indices. In general, this attribute will allow investors to potentially reduce the risk and improve the performance in their portfolios through diversification.

Performance information on this page is adjusted to include all Fund fees and expenses that are disclosed in Part I of this prospectus and assumes the Advisor will trade at four times leverage.  For the performance of the Advisor, Stenger Capital Management, LLC, please see page 33 of Part I of this prospectus.  You will acquire no interest in this program through a purchase in TriView Global Fund.

SEE THE PREVIOUS PAGE FOR IMPORTANT DISCLOSURES REGARDING HYPOTHETICAL PERFORMANCE.

Hypothetical Pro Forma Performance of the Trading Advisor's Diversified Trading Program

April, 2010 (inception) – April 2013

	Stenger Hypothetical Pro Forma	S&P 500	Wilshire 5000	Barclay CTA
2010 (Apr-Dec)	59.88%	7.56%	9.27%	7.60%
2011	81.92%	-0.02%	-1.36%	-3.09%
2012	3.10%	13.41%	12.32%	-1.65%
2013 (April)	-4.77%	11.96%	12.47%	2.16%

Value of Initial $10,000 Investment in Stenger Hypothetical Pro Forma vs. Benchmarks

April, 2010 (inception) – April, 2013

		Total Value	Ave. Annual ROR
$10,000 invested April 2010 in Stenger Pro Forma would be worth $28,556	Stenger Pro Forma	$28,556	45.45%
$10,000 invested April 2010 in the S&P 500 would be worth $13,624	S&P 500	$13,624	10.60%
$10,000 invested April 2010 in the Wilshire 5000 would be worth $13,799	Wilshire 5000	$13,799	11.09%
$10,000 invested April 2010 in Barclay CTA would be worth $10,318	Barclay CTA	$10,318	1.10%

Correlation Comparison

April, 2010 – April 2013	Total Months: 37	Stenger Pro Forma	S&P 500	Wilshire 5000	Barclay CTA
Performance	Total Rate of Return	185.57%	36.25%	38.00%	3.19%
	Ave. Annual Rate of Return	45.45%	10.60%	11.09%	1.10%
Risk	Worst Peak-to-Valley Drawdown*	-7.85%	-17.04%	-18.43%	-5.58%
	Standard Deviation of Annual Returns**	45.50%	6.02%	6.80%	4.11%
Statistics	Sharpe Ratio***	1.07	1.74	1.62	0.24
	Correlation to Stenger Pro Forma	1.00	-0.94	-0.88	-0.05

* Worst Peak-to-Valley Drawdown is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account.

** Standard Deviation shows the annualized performance volatility by quantifying the amount of dispersion you can expect performances to fall around the average or mean return.

*** Sharpe Ratio is a risk-adjusted measure used to determine reward per unit of risk. The higher the ratio, the better the fund’s historical risk-adjusted performance. The measure uses a compounded annual return minus the available annual risk free rate in 13-week T-Bill returns divided by average annual standard deviation.

The S&P 500 and Wilshire 5000 indices are unmanaged and are generally representative of certain portions of the U.S. equity markets. The Barclay CTA Index is representative of the average performance of Commodity Trading Advisors reporting to the Barclay CTA Database. These indices are shown for illustrative purposes only and are not indicative of any fund’s performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

THE ABOVE TABLES WERE PREPARED BY THE FUND.  AN INVESTMENT IN TRIVIEW GLOBAL FUND, LLC INVOLVES SUBSTANTIAL RISK AND MAY RESULT IN THE COMPLETE LOSS OF PRINCIPAL INVESTED.   A PURCHASE OF UNITS IN THE FUND DOES NOT RESULT IN ANY INTEREST IN THE MANAGING MEMBER, THE TRADING ADVISOR, OR ANY COMMODITY POOL EXCEPT TRIVIEW.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. TRADING IN THE FUTURES AND OPTIONS ON FUTURES MARKETS IS SPECULATIVE, INVOLVES SUBSTANTIAL RISK, AND IS NOT SUITABLE FOR ALL INVESTORS.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Fund and Offering Details

The Fund
Investment Goal	Medium to Long-Term Capital Appreciation
Managing Member	TriView Capital Management, Inc.
Trading Advisors	Stenger Capital Management LLC
Clearing Brokers	Vision Financial Markets LLC ADM Investor Services, Inc.
The Offering
Minimum Investment	$25,000
Increment Amount	$1,000
Subscription Fee	None
Subscription Price	Net Asset Value
Subscription Notice	Subscriptions Available Monthly with Five Business Days Notice
Subscription Procedure	Subscribers Must Complete, Execute and Deliver to Their Selling Agents the Subscription Agreement and Power of Attorney Signature Page attached to this Prospectus as Appendix D.
Redemption Notice	Liquidity Available Monthly, with Ten Days Notice
Investor Liability	Limited to the Amount of Capital Invested
Investor Suitability	Net Worth of $250,000 -or- Income of $70,000 and Net Worth of $70,000 Plus Specific State Requirements Please Refer to Part I of the Prospectus for Additional Information
Fees and Expenses
Selling Agent Compensation	$2,000 in legal fees associated with the review of this offering by FINRA that the Fund has paid.
Managing Member Compensation	$11 Round Turn Brokerage Commissions for Domestic Trades; Actual Round Turn Commissions for Foreign Trades 5% Annual Management Fee
Introducing Broker Compensation	Paid Difference, if Any, Between $11 Round Turn Brokerage Commissions for Domestic Trades and Actual Round Turn Commissions Paid to the Futures Commission Merchants
Trading Advisor Compensation	Management Fee of up to3.2% Annually of Assets Allocated to Trading Incentive Fee of 16% of New Net Profit Quarterly
Accounting, Legal & Misc.	Estimated $78,000 annually if the minimum is sold and $95,000 annually if the maximum is sold
Redemption Fee / Lock-in	No Redemption Fee; No Lock-In

The Opportunity

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Professionally managed futures funds offer access to global markets, along with the potential to profit from rising or falling markets.

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Professionally managed futures funds add an important component to a diversified growth portfolio.

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In the opinion of the Managing Member, TriView Global Fund, LLC offers a more simple and effective way to participate in futures through use of a successful futures trading advisor than through a managed account or discretionary trading yourself.

How to Subscribe

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After reviewing the Prospectus, please complete and sign the items in the Subscription Agreement attached as Appendix D.

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Forward the Subscription Agreement and a check made payable to “Star Financial Bank for the exclusive benefit of the customers of TriView Global Fund, LLC” to your broker or investment advisor.

The Fund is open to qualified investors and the current minimum investment is $25,000.  New investments are entered into the Fund at the end of the month in which they are received and must be received on the 5th business day prior to the end of the month.

WHY TRIVIEW GLOBAL FUND?

WHY A MANAGED FUTURES FUND?

Managed futures investments are intended to generate long-term capital growth by providing global portfolio diversification. This diversification can be utilized by investing in the Fund. A primary reason to invest in a managed futures (alternative investment) product, such as TriView Global Fund, is to obtain a diversified portfolio of investments that has the potential to improve returns while protecting against risk. This is possible because managed futures (alternative investment) products historically have not been correlated to traditional markets, such as stocks and bonds.

The TriView Global Fund employs a professional commodity trading advisor, Stenger Capital Management LLC, that trades as many as 30 futures markets worldwide using proprietary trading systems. The principal of the trading advisor has consistently produced positive returns in his proprietary account, even during down markets, due to diversified trades and the ability to spot trends, while insuring strict risk controls are always in place.  Of course, past performance is not necessarily indicative of future results.

WHY NOW?

The recent fluctuation in world markets has demonstrated that long-only equity portfolios cannot make money during downward cycles. The Fund adds much needed diversification in the form of an asset class that does not correlate to stocks, bonds or real estate.

INVESTMENT FACTORS

THE ADVANTAGES OF NON-CORRELATION AND DIVERSIFICATION OF YOUR PORTFOLIO

The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risk can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even many seemingly diverse portfolios may actually be quite correlated. For instance, over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts.

Historically, alternative investments such as managed futures funds have had very little correlation to the stock and bond markets. TriView Capital Management, Inc. believes that the performance of the Fund should also exhibit a substantial degree of non-correlation (not necessarily, however, negative correlation) with the performance of traditional equity and debt portfolio components, in part because of the ease of selling futures short. This feature of futures -- being able to be long or short a futures position with similar ease – means that profit and loss from futures trading is not dependent upon economic or geopolitical prosperity or stability.

However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor’s portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance. Non-correlation means only that the Fund’s performance will likely have no relation to the performance of equity and debt instruments, reflecting TriView Capital’s belief that factors that affect equity and debt prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling markets. TriView Capital has no expectation that the Fund’s performance will be negatively correlated to the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice versa.

MANAGED FUTURES VS. STOCKS DURING DRAW-DOWNS

The following charts show the comparison between the performance of managed futures and stocks during the five worst declines for each since 1980. These charts demonstrate the historical non-correlation between these two asset classes over the stated time periods. The managed futures portion is represented by the Barclay CTA Index and the stocks portion is represented by the S&P 500 Index.

Managed Futures vs. Stocks During Stock Market Drawdowns.

(January 1980* – April 2013)

Source: Stocks: S&P 500 Index
Managed Futures: Barclay CTA Index
* Barclay CTA data was not available prior to 1980.

This chart was prepared by the Fund.  See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart.  This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.  The S&P 500 index is unmanaged and is generally representative of a certain portion of the U.S. equity markets. The Barclay CTA Index reflects the unweighted performance of CTAs with at least four years of experience.  These indices are shown for illustrative purposes only and are not indicative of any fund’s performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Worst-Case Declines

January 1980* – April 2013

[Amounts in Percent]

* Barclay CTA data was not available prior to 1980.

This chart was prepared by the Fund.  See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart.  This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.  The S&P 500, NASDAQ composite, and MSCI Europe, Australia, Far East indices are unmanaged and are generally representative of certain portions of the U.S. and global equity markets. The Barclay Govt. Bond Index is unmanaged and generally representative of the global sovereign bond market.  The Barclay CTA Index reflects the unweighted performance of CTAs with at least four years of experience.  These indices are shown for illustrative purposes only and are not indicative of any fund’s performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

HISTORICAL CORRELATION

The chart below shows the historical correlation of the monthly returns of the S&P 500 Index with (2) the NASDAQ Composite Index, (3) the MSCI Europe, Australasia, Far East (EAFE) Index, (4) global bonds, as represented by the Barclay Aggregate Bond Index, and (5) managed futures investments, as represented by the Barclay CTA Index. This low correlation shows that managed futures have a tendency to behave somewhat independently from stocks.

Historical Correlation of Monthly Returns

With The S&P 500 Index

January 1980* – April 2013

* Barclay CTA data was not available prior to 1980.

This chart was prepared by the Fund.  See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart.  This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.  The S&P 500, NASDAQ composite, and MSCI Europe, Australia, Far East indices are unmanaged and are generally representative of certain portions of the U.S. and global equity markets. The Barclay Aggregate Bond Index is unmanaged and generally representative of the global bond market.  The Barclay CTA Index reflects the un-weighted performance of CTAs with at least four years of experience.  These indices are shown for illustrative purposes only and are not indicative of any fund’s performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MARKET DIVERSIFICATION

The trading advisor’s proprietary systems are designed to ensure minimal correlation to traditional investments.  The spectrum of traded instruments globally consists of up to 30 futures markets in both commodity and financial futures.  Fundamental to the Fund’s selection of CTA’s is low correlation among the different instruments it trades and high liquidity for order execution.

This chart was prepared by the Fund.  See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart.  This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

VALUE OF DIVERSIFICATION – MANAGED FUTURES INDUSTRY

Money under Management in Managed Futures

Money under Management in Managed Futures is updated on a quarterly basis and is usually ready by month end of the month following the quarter.  The managed futures industry as represented by the Barclay CTA Index has exhibited substantial growth as a recognized asset class, with funds under management increasing from $31 million in 1980 to $329.60 billion in 2012.

This chart was prepared by Futures Investment Company and reflects the increase of the Barclay CTA Index since 1980 using data obtained from Barclay Trading Group, Ltd. The Barclay CTA Index is representative of the average performance of commodity trading advisors reporting to the Barclay CTA Database. These indices are shown for illustrative purposes only and are not indicative of any Fund’s performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented. An investment in futures involves substantial risk and is not suitable for all investors. Past performance is not necessarily indicative of future results.

RISK PERSPECTIVE

The proper evaluation of any investment must include an assessment of the risk which must be taken to achieve the prospective return. Another measure of risk, in addition to standard deviation, is historical worst-case decline, or largest draw-down. In other words, if you had purchased an investment at a month-end peak in performance and then subsequently sold at the lowest month-end price thereafter, the worst-case decline would be the largest percentage loss experienced. The chart below shows the worst-case cumulative monthly decline in the Barclay Aggregate Bond Index, the Barclay CTA Index, the S&P 500 Index, the MSCI EAFE Index and the NASDAQ Composite Index since 1980. The Barclay CTA Index experienced a smaller peak to valley decline than the equities indices, and only slightly greater than the bond index. This does not imply that managed futures are necessarily safer than the benchmarks compared; it is merely intended to put risk in a historical perspective.

THE FUTURES MARKETS

FUTURES CONTRACTS

Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is “long” the contract, or has “bought” the contract. A trader that is obligated to make delivery is “short” the contract or has “sold” the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as “open” contracts or positions.

Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, energies, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. and foreign commodity exchanges. The Fund concentrates its futures trading in financial instruments, such as interest rate, foreign exchange and stock index contracts, and metal and energy contracts.

OPTION CONTRACTS

An option on a futures contract or on a physical commodity or currency gives the buyer of the option the right to take a position of a specified amount at a specified price in a specific underlying instrument (the “striking,” “strike” or “exercise price”). The buyer of a “call” option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price in a specific underlying instrument). The buyer of a “put” option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price in a specific underlying instrument).

The purchase price of an option is referred to as its “premium.” The seller (or “writer”) of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in) the underlying instrument at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in) the underlying instrument at the striking price if the buyer should exercise the option.

A call option is said to be “in the money” if the striking price is below current market levels, and “out of the money” if the striking price is above current market levels. Conversely, a put option is said to be “in the money” if the striking price is above current market levels, and “out of the money” if the striking price is below current market levels.

Options have limited lifespans. An option that is out of the money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying instrument and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying instrument. As an option nears its expiration date, the market value and intrinsic value typically move into parity. The difference between an option’s intrinsic value and market value is referred to as the “time value” of the option.

REGULATION

The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a Federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as “futures commission merchants.” The Fund is licensed by the CFTC as a commodity pool operator. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If its pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, the Fund would be unable to act as the Fund’s commodity pool operator.

The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool’s income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant.

The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Fund’s trading.

MARGIN

The Fund will use margin in its trading. In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as “margin,” of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, futures brokers may require higher margins from their customers than the exchange minimums.

There are two types of margin. “Initial” margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is “maintenance” margin. When the contract value of a trader’s futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

ADVANTAGES OF MANAGED FUTURES FUND INVESTMENTS

Both the futures and options markets, and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets.  The Fund believes that this investment should be considered as a medium to long-term investment and should not be purchased with the intent to redeem the investment within the first three years.

PROFIT POTENTIAL

Futures and related contracts can easily be leveraged, which magnifies the potential profit or loss.

INTEREST CREDIT

Unlike some other alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund’s margin deposits are maintained in cash and cash equivalents, such as U.S. Treasury bills.

GLOBAL DIVERSIFICATION WITHIN A SINGLE INVESTMENT

Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the world. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While the Fund itself trades across a diverse selection of global markets, an investment in the Fund is not a substitute for overall portfolio diversification.

ABILITY TO PROFIT OR LOSE IN A RISING OR FALLING MARKET ENVIRONMENT

The Fund can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make or lose money, whether markets are rising or falling around the world, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while the Fund has a short position, the Fund will lose money until the short position is exited and vice versa.

PROFESSIONAL TRADING

TriView Capital’s approach includes the following elements:

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Disciplined Money Management.  The CTA selected by the Managing Member generally allocates a portion of portfolio equity to any single market position. However, no guarantee is provided that losses will be limited to these percentages.

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Balanced Risk.  The Fund’s capital is allocated to as many as 30 markets 24 hours a day. Among the factors considered for determining the portfolio mix are market volatility, liquidity and trending characteristics.

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Capital Management.  When proprietary risk/reward indicators reach predetermined levels, the Fund may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

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Multiple Systems.  While the Fund’s approach is to find emerging trends and follow them to conclusion, no one system is right all of the time. The CTA utilizes a multi-system trading strategy on behalf of the Fund that divides capital among different trading systems in an attempt to reduce performance volatility and manage risk.

CONVENIENCE

Through the Fund, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

LIQUIDITY

In most cases, the underlying markets have sufficient liquidity. Some markets trade 24 hours a day when global markets are open. While there can be cases where there may be no buyer or seller for a particular contract, the Fund tries to select markets for investment based upon, among other things, their perceived liquidity. However, unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Fund at any time or from time to time.

Important Disclosures

TriView Global Fund, LLC is a registered commodity pool and is not subject to the same regulatory requirements as a mutual fund, including mutual fund requirements to provide certain daily standardized pricing and evaluation information to investors. The following should be noted:

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The Fund is a speculative investment and involves a high degree of risk. An investor could lose all of his/her investment.

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The Fund has limited operating history.

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An investment in the Fund is not suitable for all investors.

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The Fund may be leveraged and the Fund’s performance can be volatile.

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A substantial portion of the Fund’s trades may be executed on foreign exchanges, which could mean higher risk.

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An investment in the Fund may be illiquid (monthly redemptions are available subject to market disruption) and there are significant restrictions on transferring interests in the Fund. There is no secondary market for an investor’s investment in the Fund and none is expected to develop.

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The Fund’s fees and expenses - which may be substantial regardless of any positive return - are deducted from profits, and returns to clients will be net of fees.

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Diversification does not assure a profit or provide a guarantee against loss in a declining market.

This summary is not a complete list of the risks and other important disclosures involved in investing in the Fund and is subject to the more complete disclosures contained in Part I of the Fund’s Prospectus, which should be reviewed carefully.

Managing Member:

TriView Capital Management, Inc.

5914 N. 300 West

P.O. Box 760

Fremont, IN  46737

(260) 833-1306

THE OFFERING OF UNITS IN TRIVIEW GLOBAL FUND, LLC (THE “FUND”) CAN ONLY BE MADE IN CONJUNCTION WITH PART I OF THIS PROSPECTUS, WHICH CONTAINS IMPORTANT INFORMATION REGARDING CERTAIN RISKS ASSOCIATED WITH THE FUND AND SHOULD BE READ CAREFULLY AND RETAINED BY ANYONE CONSIDERING INVESTMENT IN THE FUND. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

APPENDIX I

Commodity Terms and Definitions

Identification of the parties and knowledge of various terms and concepts relating to trading in futures contracts and options on futures contracts and this offering are necessary for a potential investor to identify the risks of investment in the Fund.

1256 Contract.  See Taxation - Section 1256 Contract.

Additional Sellers.  See definition of Selling Agent.

Associated Persons.  The persons registered pursuant to the Commodity Exchange Act with the futures commission merchant, the introducing broker, the selling agent, or the additional sellers, who are eligible to service the Fund and the members.

Average Price System.  The method approved by the Commodity Futures Trading Commission to permit the commodity trading advisor to place positions sold or purchased in a block to the numerous accounts managed by the advisor. See The Commodity Trading Advisor in the main body of the prospectus.

Best Efforts. The term to describe that the party is liable only in the event they intentionally fail or are grossly negligent in the performance of the task described.

Broker.  See definitions of Futures Commission Merchant and Introducing Broker.

Brokerage Commission.  The round turn charge to clear the trades entered for the Fund account at the futures commission merchant.

Capital means cash invested in the Fund by any member and placed at risk for the business of the Fund.

Commodity Futures trading Commission (CFTC). Commodity Futures Trading Commission, Three Lafayette Centre,

1155 21st Street, NW, Washington, D.C., 20581.  An independent regulatory commission of the United States government empowered to regulate commodity futures transactions under the Commodity Exchange Act.

Commodity. Goods, wares, merchandise, produce, currencies, and stock indices that are traded on and off United States and foreign commercial exchanges. Traded commodities on U. S. Exchanges are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

Commodity Broker.  See definitions of Futures Commission Merchant and Introducing Broker.

Commodity Exchange Act. The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission which will provide the opportunity for reparations and other redress for claims.

Commodity Pool Operator (CPO).  TriView Capital Management, Inc., 5914 N. 300 West, P. O. Box 760, Fremont, IN

46737, (260) 833-1306; and, Mr. Michael Pacult, 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737. A person that raises capital through the sale of interests in an investment trust, Fund, corporation, syndicate or similar form of enterprise, and uses that capital to invest either entirely or partially in futures contracts.

Commodity Trading Advisor (CTA). A person or entity that renders advice about commodities or about the trading of commodities, as part of a regular business, for profit. Particularly, those who will be responsible for the analysis and placement of trades for the Fund.

Daily Price Limit.  The maximum permitted movement in a single direction (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day’s settlement price, which is subject to change, from time to time, by the exchange (with CFTC approval).

Depository Agent and Depository Account.  A segregated account held in the name of the corporate managing member at Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 that will hold all the subscription proceeds until such time as the subscription is accepted or the offering is terminated and all subscriptions returned by the Bank directly to the subscriber without deduction for any expenses or fees.

Exchange for Physicals (EFP). A practice whereby positions in futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa).

Financial Industry Regulatory Authority (FINRA).  The self-regulatory organization responsible for the legal and fair operation of broker dealers, such as the selling agent and such other matters within the authority granted to it by the SEC pursuant to the Securities Act of 1933.

Form K-1.  The section of the Federal Income Tax Return filed by the Fund which identifies the amount of investment in the Fund, the gains and losses for the tax year, and the amount of such gains and losses reportable by a member on the member’s tax return.

Fully Committed Position.  Each commodity trading advisor has an objective percentage of equity to be placed at risk.  In addition, the CFTC places limits upon the number of positions a single commodity trading advisor may have in commodities.  When either the objective percentage of equity is placed at risk or the commodity trading advisor reaches the limit in number of positions, the account or accounts have a fully committed position.

Futures Commission Merchant (FCM). The entity that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders for a commission.  The introducing broker is responsible for the negotiation and payment of the commission to the futures commission merchant.

Futures Contract.  A contract providing for (1) the delivery or receipt at a future date of a specified amount and grade of a traded Commodity at a specified price and delivery point, or (2) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each commodity traded on each exchange and vary only with respect to price and delivery months.  A futures contract should be distinguished from the actual physical commodity, which is termed a cash commodity.  Trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular physical lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefore, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

Futures Investment Company.  The selling agent, 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737 Mr. Michael Pacult, one of the managing members and the sole principal of TriView Capital Management, Inc., the other managing member, is a 50% shareholder and one of the principals of Futures Investment Company. His spouse holds the other 50% and is also a principal.

Gross Profits.  The income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

Introducing Broker (IB). Futures Investment Company, 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737. An entity that pays the brokerage commissions and is responsible for introducing trades to Vision Financial Markets LLC as a futures commission merchant.

Managing Member.  TriView Capital Management, Inc., 5914 N. 300 West, P. O. Box 760, Fremont, IN 46737, (260)

833-1306. ; and, Mr. Michael Pacult, 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737.  They manage the fund.

Member.  Persons who have invested and admitted as Members without management authority pursuant to the Fund agreement.

Margin. A good faith deposit with a broker to assure fulfillment of the terms of a futures contract. Does not limit or define the amount of the risk or loss.

Margin Call.  A demand for additional monies to hold positions taken to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or a futures commission merchant.

Minimum Offering/Maximum Offering.  The Minimum is the amount required to be invested before trading will commence, and the Maximum is the amount the managing member establishes as the amount that will terminate this offering.   The managing member my elect to register additional membership interests or terminate the offering at any time.

National Futures Association (NFA).  The self-regulatory organization that is responsible for the legal and fair operation of commodity pool operators, such as the managing member of the Fund, commodity trading advisors, such as the trader for the Fund, introducing brokers, such as the introducing broker for the Fund, for futures commission merchants, such as the clearing broker of the Fund, and such other matters within the authority granted to it by the CFTC pursuant to the Commodity Exchange Act.

Net Assets or Net Asset Value means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), including investments cash management funds that invest in only U.S. Treasuries, less total liabilities, of the Fund (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self-regulatory organization).  See Appendix A, The LLC Operating Agreement.

Net Unit Value.  The net assets of the Fund divided by the total number of units of membership interests outstanding.

Net Gains.  The net profit from all sources.

New Net Profit.  The amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period.  See Charges to the Fund.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net worth for a prospective investor shall be exclusive of home, home furnishings and automobiles.

North American Securities Administrators Association, Inc. (NASAA). The association of securities administrators of the fifty United States that establish guidelines and procedures for the review of the sale of securities within their State. NASAA has established guidelines for the review of commodity pools, such as the Fund.

Offering Expenses. The expenses required to register units with the Securities and Exchange Commission, including the preparation of the Form S-1 and the filing with various State securities agencies and the printing of a Prospectus. North American Securities Administrator Association Guidelines for Commodity Pools define offering and organizational expenses to include selling commissions and redemption fees as well; and, for purposes of limitation, the total expenses cannot exceed 15% of capital raised pursuant to the offering.  The offering expenses do not include the first year’s accounting, legal and other operating costs.

Option Contract.  An option contract gives the purchaser the right (as opposed to the obligation) to acquire (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price to the seller of the option contract.  The seller has unlimited risk of loss while the loss to a buyer of an option is limited to the amount paid (premium) for the option.

Organizational Expenses.  The costs to form the Fund and qualify it to do business, which are expensed as incurred for

GAAP accounting purposes and are immaterial.

Members.  All managing members and all members in the Fund.

Fund or Limited Liability Company or Commodity Pool or Pool or Fund.  The TriView Global Fund, LLC, evidenced by Appendix A to this Prospectus, 505 Brookfield Drive, Dover, DE 19901, (800) 331-1532.

Position Limits.  The Commodity Futures Trading Commission has established maximum positions that can be taken in some, but not in all commodity markets, to prevent the corner or control of the price or supply of those commodities. These maximums are is called position limits.

Principal.  Mr. Michael Pacult, one of the managing members and the principal of the corporate managing member.  Mr. Pacult is also a principal of the selling agent, Futures Investment Company.

Round-turn Trade.  The initial purchase or sale of a futures contract or option on a futures contract and the subsequent offsetting sale or purchase of such contract.

Round-turn Commission. The brokerage cost for the open and close of a trade in a single contract defined by the exchange or other entity as to contract size and duration of position.

Redemption. The right of a member to tender its membership interests to the Fund for surrender at the net unit value.  See the LLC Operating Agreement attached as Appendix A.

Scale in Positions.  In some situations, the positions desired to be taken on behalf of the Fund and other accounts under management will be too large to be executed at one time.  The trading advisor intends to take positions at different prices, at different times and allocate those positions on a ratable basis in accordance with rules established by the Commodity

Futures Trading Commission.  This procedure is defined as to scale in positions.  The same definition and rules apply when the trading advisor elects to exit a position.

Securities and Exchange Commission (SEC).  The United States authority that regulates the sale of securities to the public, including the Units to be sold by the Fund pursuant to this prospectus.

Selling Agent. The FINRA member broker dealer, Futures Investment Company, 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737 selected by the managing member to offer the membership interests for sale.  The managing member reserves the right to use Additional Selling agents outside the principal selling agent Futures Investment Company. See Plan of Distribution.

Taxation - Section 1256 Contract is defined to mean:  (1) any regulated futures contract (RFC); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option.  The term RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the Securities and Exchange Commission, a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury (a qualified board of exchange) and which is marked-to-market to determine the amount of margin which must be deposited or may be withdrawn.  A “foreign currency contract” is a contract which requires delivery of, or the settlement of, which depends upon the value of foreign currency which is currency in which positions are also entered at arm’s length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index. A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. See Federal Income Tax Aspects.

Trading Advisor.  See Commodity Trading Advisor.

Taking Positions Ahead of the Fund. The allocation of trades by other than legally accepted methods by the commodity trading advisor or other trader which favors parties who took the position unfairly.

Trading Matrix. The dollar value used by a commodity trading advisor to define the number of positions to be taken by the accounts under management.  Some commodity trading advisors have different trading matrices for different sized accounts.  For example, they may trade all accounts over one million in size differently than accounts under one million.

Unit.  The term used to describe the initial $1,000 value and subsequent Net Asset Value of general and member interests of the Fund.

Unrealized Profit or Loss. The profit or loss that would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is affected.

Underwriter. This term is not applicable to this offering. All sales of membership interests will be on a best efforts basis. The price of the units will not be guaranteed, supported or underwritten in any way.  See Selling Agent.

State Regulatory Glossary

The following definitions are supplied by the State securities administrators responsible for the review of public futures fund (commodity pool) offerings made to residents of their respective States.  They belong to the North American Securities Administrators Association, Inc. that publishes “Guidelines for the Registration of Commodity Pool Programs”, such as the Fund, which contain these definitions.  The following definitions are from the Guidelines; however, the managing member has made additions to, but no deletions from, some of these definitions to make them more relevant to the consideration of an investment in the Fund.

Administrator—The official or agency administering the security laws of a State. This will usually be the State of residence of the Fund or the domicile of the broker or brokerage firm which makes the offer or the residence of the potential investor.

Advisor—Any person who, for any consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.  This definition applies to the commodity trading advisors and, when it provides such advice, to the managing member.

Affiliate—An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or member of such Person; or (e) if such Person is an officer, director or member, any Person for which such Person acts in any such capacity.  See “Conflicts”.  This applies to the fact that Mr. Michael Pacult one of the managing members, is the sole shareholder and principal of the other managing member and also owns 50% of the outstanding voting shares and is a principal in the affiliated selling agent.

Capital Contributions—The total investment in a Program by a Participant or by all Participants, as the case may be. The purchase price for the membership interests.

Commodity Broker—Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.  See Futures Commission Merchant and Introducing Broker.

Commodity Contract—A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Cross Reference Sheet—A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.  This sheet is used by the State Administrator to review this prospectus.

Net Assets—The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

Net Asset Value Per Program Interest—The Net Assets divided by the number of Program Interests outstanding.

Net Worth—The excess of total assets over total liabilities are determined by generally accepted accounting principles.  Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits—The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.  See New Net Profit.

Organizational and Offering Expenses—All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter’s attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and State law, including taxes and fees, accountants’ and attorneys’ fees.

Participant—The holder of a Program Interest.  A Member in the Fund.

Person—Any natural Person, Fund, corporation, association or other legal entity.

Pit Brokerage Fee—Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees. The introducing broker will pay these fees from the fixed brokerage commissions.

Program—A limited partnership, limited liability company, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.  The Fund.

Program Broker—A Commodity Broker that effects trades in Commodity Contracts for the account of a Program. See the Futures Commission Merchant and Introducing Broker.

Program Interest—A membership interest or other security representing ownership in a program.  The units in the

Fund.  See Appendix A, the LLC Operating Agreement.

Pyramiding—A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

Sponsor—Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the managing member(s) and any other Person who regularly performs or selects the Persons who perform services for the Program.  Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the membership interests.  The term Sponsor shall be deemed to include its Affiliates.

Valuation Date—The date as of which the Net Assets of the Program are determined. For the Fund, this will be after the close of business on the last business day of each month.

Valuation Period—A regular period of time between Valuation Dates. For the Fund, this will be the close of business for each calendar month and each calendar year.

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APPENDIX II

 PRIVACY STATEMENT

TRIVIEW GLOBAL FUND, LLC

505 Brookfield Drive

Dover, Delaware 19901

Telephone: (800) 331-1532

TriView Global Fund, LLC, is committed to safeguarding the confidential information of its members.  We hold all personal information provided to us in the strictest confidence. These records include all personal information that we collect from you. We have never disclosed information to nonaffiliated third parties, except to our selling agent or as directed by you or required by law and we do not anticipate any change in these procedures in the future.  If we were to change this disclosure policy, we would not take such action without your permission.

A full statement of our privacy policy with respect to personal information about you is as follows:

•

We limit employee and independent contractor representatives of ours access to information in your file to only to those persons who have a business or professional reason for knowing.

•

We limit the delivery of your information to only those nonaffiliated parties who directly service your account such as the selling agent, trustees and clearing brokers or as directed by you or as required by law.  As examples, Federal regulations permit us to share a limited amount of information about you with a clearing brokerage firm in order to execute securities transactions on your behalf and we have implied permission from you to discuss your financial situation with our selling agent and your accountant or other professional.

•

We use our best efforts to maintain a secure office and computer environment to ensure that your information is not placed at unreasonable risk.

•

The categories of nonpublic personal information that we collect from a prospect, member, client and independent third parties depend upon the scope of the client engagement. It will include information about your personal finances, information about your health to the extent that it is needed for the planning process, information about transactions between you and third parties, and information from consumer reporting agencies.

•

For unaffiliated third parties that require access to your personal information, including financial service companies, consultants, and auditors, we also require strict confidentiality in our agreements with them and expect them to keep this information private. Federal and State regulators also may review firm records as permitted under law.

•

Personally identifiable information about you will be maintained during the time you are a member or client, and for the required time thereafter that such records are required to be maintained by Federal and State securities laws. After this required period of record retention, all such information is expected to be destroyed.

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APPENDIX A TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

TRIVIEW GLOBAL FUND, LLC

A Delaware Limited Liability Company

OPERATING AGREEMENT

THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into as of the

18th day of September, 2005, by and among TriView Capital Management, Inc., a Delaware corporation (the “Corporate Managing Member”), Michael P. Pacult (the “Individual Managing Member”) (collectively the Corporate Managing Member and the Individual Managing Member are called the “Managing Member”), Michael P. Pacult (the “Initial Member”), and each other party who shall execute this Agreement, whether in counterpart, by separate instrument, by grant of a power of attorney, or otherwise, as members (collectively “Members”) to govern the operation of TriView Global Fund, LLC (the “Company”)

RECITALS:

WHEREAS, the Company was formed as a Delaware limited Liability Company by the filing of the Certificate of

Formation by the Managing Member and Initial Member;

NOW THEREFORE, the parties hereto agree as follows:

1.

Certain Defined Terms

(a) “Disclosure Document”: The Disclosure Document, Prospectus, S-1 Registration Statement, and any other form filed with any regulatory agency relating to the Offering.

(b) “Managing Member”: TriView Capital Management, Inc. and Michael P. Pacult, individually.

(c) “Member”: Any bona fide purchaser of Units for value who has been accepted by the Managing Member, as provided in Paragraph 6 hereof, as a Member, who takes no active role in the management of the Fund.

(d) “Net Asset Fee Net Asset Value”: The Fund’s net asset value as of the end of each month (without deduction for the management fee then being calculated or for any fees, including incentive fees or payables then accrued or payable, to the Trading Advisor) increased by the amount of distributions or redemptions from the Fund in the month for which the management fee is being calculated.

(e) “Net Asset Value”: The Fund’s total assets less total liabilities, determined according to the following principles, and where no principle governs, then on the basis of generally accepted accounting principles, consistently applied:

(1) Net Asset Value shall include any unrealized profit or loss on open futures positions (including options on futures contracts).

(2) All open commodity positions shall be valued at their then market value which means the settlement price as determined by the exchange on which the transaction is effected or the most recent appropriate quotation as supplied by the Clearing Broker or banks through which the transaction is affected. If there are no trades on the date of the calculation due to operation of daily price fluctuation limits or due to a closing of the exchange on which the transaction is executed, the contract shall be valued at the nominal settlement price as determined by the exchange.

(3) Brokerage commissions on open positions shall be accrued one-half (on a round-turn basis) as a liability of the Fund in the month in which such positions are initiated and one-half in the month in which such positions are closed. Incentive allocations payable to the Managing Member on New Net Profit, as defined herein, shall be accrued monthly for purposes of calculating net asset value only.

(f) “Net Asset Value per Unit”: Net asset value per Unit means the net asset value of the Fund’s Account divided by the number of units of membership (including Managing Member) interests then outstanding.

(g) “New Net Profit”: New Net Profit (for the purpose of calculating the monthly incentive allocation to be paid to the Managing Member and the CTAs) means the excess (if any) of (a) the Fund’s net asset value as of the end of the month, not reduced by the current incentive allocation then being calculated or management fees over (b) the highest value of the Fund’s net asset value as of the close of business on the last business day of any previous calendar month (or the commencement of trading if higher), after reduction for incentive allocations, paid or payable as of such date. New Net Profit is adjusted for redemptions and distributions since the previous month-end as of which New Net Profit existed (or the commencement of trading, as the case may be).

(h) “Offering”: The offering of Units in the Fund described in the Disclosure Document to which a copy of this

Agreement is attached as an exhibit.

(i) “Fund”: TriView Global Fund, LLC, the limited liability company created by this Agreement.

(j) “Unit(s)”: Membership interests in the Fund, as more fully explained in Paragraph 6(b) of this Agreement and, in addition (where the context so requires), the Managing Member’s interests in the Fund on a Unit-equivalent basis.

(k) “Undefined Terms”: Certain terms not defined herein are used with the respective meanings set forth in the

Disclosure Document.

2.

Formation and Name.

The parties hereby form a limited liability company under the laws and in accordance with the Limited Liability Company Act of the state of Delaware (the “Act”).  The name of the limited liability company is TriView Global Fund, LLC.  The Managing Member may, without the approval of the Members, change the name of the Company.  The Managing Member shall execute and file a Certificate of Formation in accordance with the provisions of the Act and execute, file and record those amendments and other documents as are or become necessary or advisable in connection with the operation of the Fund, as it determines.  Each Member undertakes to furnish to the Managing Member, if the Managing Member so requests, a power of attorney which may be filed in such jurisdictions as the Managing Member may deem appropriate with the Certificate of Formation and any amendments and any additional information as is required from the Managing

Member to complete any documents, including the Certificate of Formation, amendments and assumed name certificates, and to execute and cooperate in the filing, recording and publishing of those documents at the request of the Managing

Member. The Managing Member shall not be required to deliver the Certificate of Formation or a certificate of ownership to each Member.

3.

Office.

The address of the office of the Fund shall be 505 Brookfield Drive, Dover, DE 19901, or such other place as the Managing

Member may designate from time to time.

4.

Business.

The Fund will invest in speculative transactions involving commodity interests, which include futures contracts and options on futures contracts. The objective of the Fund’s business is appreciation of its assets through trading in such instruments.

5.

Term, Special Redemption, Dissolution and Fiscal Year.

(a) Term. The term of the Fund shall end upon the first to occur of the following: (1) receipt by the Managing Member of an election to dissolve the Fund at a specified time by a majority of the Members, notice of which is sent by registered mail to the Managing Member not less than 90 days prior to the effective date of dissolution; (2) withdrawal, insolvency, bankruptcy, legal disability or dissolution of both the Corporate and Individual Managing Member (unless the Fund is continued pursuant to Paragraph 19(c)); (3) termination of the Fund pursuant to Paragraphs 13 or 16; (4) any event which shall make it unlawful for the existence of the Fund to be continued or which requires termination of the Fund.

(b) Special Redemption.  As of the close of business of the last day of any month, should there be a decline in the net asset value per Unit to less than 50% of the initial net asset value per Unit on the date the Fund commenced trading operations the following will occur: (i) trading in the Fund will be suspended and all open positions will be closed; (ii) provide all Members with immediate notice of the reduction in net unit value, and give them the opportunity, for 15 days after the date of such notice, to redeem their membership interests (following the procedures for redemption defined in this document); (iv) following the redemption of Fund Member accounts, the Managing Member may, at its discretion, direct the CTA to resume trading, and new subscriptions may be accepted into the Fund.

(c) Dissolution.   Upon the occurrence of an event causing the dissolution of the Fund, the Fund shall be dissolved and terminated. Upon dissolution, the Fund will conduct no further business, but will engage only in such activities as are necessary for the winding up of its affairs and the distribution of its assets. Upon dissolution, the Fund’s open positions will be closed out in an orderly manner. Dissolution, payment of creditors and of expenses incurred in the liquidation of the Fund and distribution of the Fund assets shall be effected as soon as practicable in accordance with the Act, and the Managing Member and Members (and any assignees) shall share in the assets of the Fund, if any, pro-rata in accordance with their respective capital account balances, less any amount owing by such parties (or their respective assignees) to the Fund.

(d) Fiscal Year.  The fiscal year of the Fund shall begin on January 1 of each year and end on December 31; provided, however, that the first fiscal year of the Fund shall commence on the date its Certificate of Formation is filed with the Secretary of State of Delaware and shall end on December 31 of such year.

6.

Capital Contributions; Units of Limited Liability Company Interest.

(a) Capital Contributions.  The Corporate Managing Member and Individual Managing Member have each contributed $1,000 in cash to the capital of the Fund in order to form the Fund.  Upon (i) the admission of Members to the Fund and (ii) the withdrawal of the Individual Managing Member, which may be done with 120 days’ advance notice to the Members.  The Managing Member may withdraw any interest it may have as its interest as of the then current month-end on the same terms as any Member.

(b) Units of Membership Interest. Each Managing Member has contributed $1,000 in cash to the capital of the Fund in order to form the Fund. Interests in the Fund shall be one class consisting of twenty thousand (20,000) Units of Limited Liability Company Interests (“Units” or, individually, a “Unit”) of initial value of one thousand dollars $1,000 each. Fractional Units shall be rounded to the nearest ten-thousandth of a Unit for all purposes of this Agreement.  The

Managing Member shall, on behalf of the Fund and in accordance with the Disclosure Document of the Fund, issue and sell

Units to other qualified persons (including the Managing Member and their shareholders, directors, officers and employees) pursuant to the Offering. The Managing Member and its affiliates may purchase additional Units.  Prior to the commencement of trading, and for so long as the Fund is registered to sell its securities or is seeking to become registered to sell its securities in a state which requires the managing member to maintain a minimum investment in the Fund, and for so long as there remains a member from such a state that has not redeemed all its Units, either the Corporate Managing Member, the Individual Managing Member or any other Managing Member will make and maintain a capital contribution to the Fund equal to the greater of 1% of all capital contributions to the Fund or $25,000. In the event the Fund determines not to seek registration in states requiring such minimum investment, or to terminate its registration in such states and, if there are no extant investments in the Fund from members from such states, the Corporate Managing Member, the Individual Managing Member or any other Managing Member may reduce or terminate its investment in the Fund.

The Units are being sold pursuant to the Disclosure Document. The Managing Member may in the future offer additional

Units for sale, and may offer other classes of Units having different terms.

Each person who subscribes for Units (“Subscriber”) shall become a Member in the Fund at such time as he has: (i) subscribed and had his subscription accepted by the Managing Member for at least the minimum investment; (ii) contributed to the capital of the Fund for each Unit for which he has subscribed; and (iii) become a party to this Agreement by executing and delivering to the Managing Member such documents as the Managing Member shall require. Upon the acceptance of a Member, the Initial Member shall withdraw from the Fund and his initial capital contribution shall be refunded.  After the raise of $1,000,000 (the “Minimum”), business shall commence and all proceeds from subscriptions shall then be available for the trading activities of the Fund and for such other proper Fund purposes as the Managing Member shall determine.  The Managing Member may in its sole discretion, terminate the offering of Units at any time.

All Units are subscribed for upon receipt by the Managing Member of the Subscriber’s completed and properly executed Subscription Agreement and Power of Attorney (in the form attached to the Disclosure Document as Appendix D) and a check or draft or other good funds of the Subscriber in the full amount of the Subscriber’s subscription; provided however, no Unit(s) will be issued to a Subscriber until collection in full of the funds represented by the check or draft. Notwithstanding anything contained in this Agreement to the contrary, the Managing Member, in its discretion, may reject any subscription for Units in whole or in part.  Each Subscriber agrees to reimburse the Fund for any expenses or losses incurred in connection with any cancellation of Units issued to him.

7.

Power of Managing Member in Connection with the Offering.

The Managing Member shall have sole and complete discretion to determine the terms and conditions of the Offering, and the Managing Member is authorized and directed to do, or cause to be done, all things which it deems necessary, desirable or appropriate in connection therewith, including, but not limited to, the execution and filing of all such documents as may be necessary to comply with the Securities Act of 1933, as amended, and all rules issued thereunder and to qualify Units for sale under the securities laws of any of the States of the United States and with any other regulatory agencies and organizations.

8.

Allocation of Profits and Losses.

(a) Maintenance of Capital Accounts.  The Fund shall maintain a capital account for each Member which shall consist of such Member’s initial capital contributions increased by (i) additional capital contributions, and (ii) such Member’s share of profits allocated pursuant to this Paragraph 8, and decreased by (iii) distributions to each such Member, and (iv) his share of losses allocated pursuant to this Paragraph 8. The foregoing provision is intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent therewith.

(b) Allocation of Profit and Loss for Federal Income Tax Purposes.  As of the end of each fiscal year, the Fund’s income and expense and capital gain or loss from trading shall be allocated to the Managing Member on the same terms as any Member. The profit and loss so allocated to the Members shall be allocated among them pursuant to the following subparagraphs for federal income tax purposes. Allocations shall be pro-rata from short-term capital gain or loss and long- term capital gain or loss and operating income or loss realized and recognized by the Fund.

(1) Items of ordinary income, such as expense, such as fees, commissions and administrative expenses, shall be allocated pro-rata among the Members based on their respective capital accounts as of the end of each month in which the items of ordinary income and expense accrue.

(2) Capital gain or loss from the Fund trading activities shall be allocated as follows:

(A) Each capital account shall be increased by the amount of income allocated to the Member or his assignee pursuant to subparagraph (b)(1) above and subparagraph (4) below.

(B) Each capital account shall be decreased by the amount of expense or loss allocated to the Member or his assignee pursuant to subparagraph (b)(1) above and subparagraph (6) below and by the amount of any distribution received by the Member or his assignee with respect to the Unit, other than on redemption of Units.

(C) When a Unit is redeemed, the capital account maintained for such redeeming Member shall be decreased by the redemption amount.

(3) Capital gain shall be allocated first to each Member who has redeemed a Unit during the fiscal year up to any excess of the amount received upon redemption of the Unit over the amount in his capital account attributable to the redeemed Unit.

(4) Capital gain remaining after the allocation in subparagraph (3) shall be allocated among all Members in the ratio that each Member’s capital account bears to all Members’ capital accounts.

(5) Capital loss shall be allocated first to each Member who has redeemed a Unit during a fiscal year up to any excess of the amount in his capital account attributable to the redeemed Unit over the amount received upon redemption of the Unit.

(6) Capital loss remaining after the allocation in subparagraph (5) shall be allocated among all Members in the ratio that each Member’s capital account bears to all Members’ capital accounts.

(7) Any gain or loss required to be taken into account in accordance with Section 1256 of the Internal Revenue Code of 1986, as amended (the “Code”), shall be considered a realized capital gain or loss for purposes of this Paragraph 8(b).  The allocations of capital gain described above shall be pro-rata between short and long- term capital gain.

(8) The tax allocations prescribed by this Paragraph 8(b) shall be made to each holder of a Unit, whether or not the holder is a substituted Member.

(9) The foregoing provisions are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulation.

(c) Qualified Income Offset. Notwithstanding any other provision in this Agreement, in the event at the end of any Fund taxable year any Member’s capital account is adjusted for, or such Member is allocated, or there is distributed to such Member any item described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected to occur at the end of such year, and such treatment creates a deficit balance in such Member’s account, then without regard to any other provision of this Agreement, such Member shall be allocated all items of income and gain of the Fund for such year and for all subsequent taxable years of the Fund until such deficit balance has been eliminated.  In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the capital accounts of more than one Member in any Fund taxable year, all items of income and gain of the Fund for such taxable year and all subsequent years shall be allocated among all such Members in proportion to their respective deficit capital account balances until such deficit balances have been eliminated.

(d) Code Section 754 Election.  In case of a transfer (as defined in Paragraph 13(a)) of all or part of any Member’s interest in the Fund, the Managing Member may but shall not be required to elect, in a timely manner, pursuant to Section

754 of the Internal Revenue Code of 1986, as amended (the “Code”) and pursuant to corresponding provisions of the applicable state and local tax laws, to adjust the basis of the assets of the Fund pursuant to Sections 734 and 743 of the Code.

(e) Expenses. The Managing Member shall advance all organizational and offering expenses. The Fund shall bear all of its operating liabilities, costs and expenses. Appropriate reserves may be created, accrued and charged against net asset value for contingent liabilities, if any, as of the date any contingent liability becomes known to the Managing Member. Any reserves shall reduce the net asset value per Unit for all purposes, including redemption.

(f) Limited Liability of Members.  Each Unit, when purchased in accordance with this Agreement, shall be fully paid and non-assessable. Any provisions of this Agreement to the contrary notwithstanding, no Member shall be liable for Fund obligations in excess of the capital contributed by him plus his share of profits remaining in the Fund, if any, and any other amounts he may be liable for pursuant to the Act.

(g) Return of Members’ Capital Contributions. Except to the extent that a Member shall have the right to withdraw capital in accordance with the terms of this Agreement, no Member shall have any right to demand the return of his Capital Contribution or any profits added thereto, except upon dissolution and termination of the Fund. In no event shall a Member be entitled to demand or receive property other than cash.

9.

Compensation to the Selling Agent, Introducing Broker, Managing Member and the Commodity Trading Advisor. (a) The Fund shall pay to any CTA, a monthly net asset fee of the month-end net assets of the equity it trades for the Fund (prior to accruals for such fees). The Fund shall also pay to the CTA an incentive fee of the New Net Profit for each calendar month, payable on or before the 30th day of the end of a calendar month.  The Managing Member may negotiate and determine the fees to the CTA initially selected and any other CTA selected in the future on an individual basis.

(b) The Fund shall pay to the Managing Member 5% annual fixed brokerage commissions, paid monthly, and is calculated on the prior month-end Fund net assets.

(c) Brokerage Commissions.  The Fund shall pay the managing member $11 per round turn brokerage commissions to clear domestic trades plus actual commissions charged by the futures commission merchants for foreign trades, if any.  From this, the managing member pays all brokerage, exchange and NFA fees to the futures commission merchants.  The managing member then remits the balance, if any to the introducing broker.

10.

Management of the Fund.

The Managing Member, to the exclusion of all Members, shall determine the policies of and conduct the business of the Fund.  The Managing Member shall take such actions and enter into such contracts and agreements on behalf of the Fund as it deems necessary, including, among other things, but not limited to, the prosecution, defense and settlement of any claim, lawsuit or arbitration in which the Fund is involved, the power to enter into contracts with third parties for trading advisory services and brokerage services (which brokerage services may be performed by entities affiliated with the Managing Member but only at rates that at least match the lowest rates which might otherwise be available to the Fund) and with respect to:

(a) Retaining or replacing any futures commission merchant or introducing broker to act as the Fund’s broker, and materially revising the terms or conditions upon which any futures commission merchant, or introducing broker, shall be retained;

(b) Appointing any person, including any person affiliated with the Managing Member, to act as a clearing broker, introducing broker, or otherwise to act on behalf of the Fund in connection with its transactions in commodity interests;

(c) Settling claims against the Fund;

(d) Retaining attorneys, accountants and management consultants to assist in the organization and operation of the Fund.  Notwithstanding anything to the contrary, the Managing Member shall not be able to contract out the fiduciary obligation owed to Fund Members.

No Member shall be entitled to any salary, draw or other compensation from the Fund on account of his investment in the Fund.  The Managing Member shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Members (subject to the allocation provisions of this Agreement), shall execute various documents on behalf of the Fund and the Members pursuant to powers of attorney and shall supervise the liquidation of the Fund if any event causing termination of the Fund occurs.  In the event the Managing Member has been removed or becomes insolvent or bankrupt, the majority in interest of the Members may propose and approve of, by a majority vote, a representative to supervise the liquidation of the Fund. In order to facilitate the foregoing, each Member shall execute a special power of attorney as described in Paragraph 15.

The Managing Member may cause the Fund to directly buy, sell, hold or otherwise acquire or dispose of commodity interests, including futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements and other assets. The Managing Member, on behalf of the Fund, is authorized to enter Advisory Agreements with independent CTAs so they may, on behalf of the Fund, buy, sell, hold or otherwise acquire or dispose of commodity interests, including futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements and other assets. The Managing Member may engage, and compensate on behalf of the Fund from funds of the Fund, persons, firms or corporations, including the Managing Member and any affiliated person or entity, as in its sole judgment it shall deem advisable for the conduct and operation of the business of the Fund. Any net asset fees paid will not exceed 6% of such net assets annually. The Managing Member is specifically authorized to enter into a clearing agreement, and any other agreement which the Managing Member deems necessary or advisable, and each Member consents to the terms of those agreements (including, in particular, the fees set forth therein).

The Managing Member may subdivide or combine the Units in its discretion, provided that no subdivision or combination shall affect the aggregate net asset value of any Member’s interest in the Fund.

The Managing Member has a fiduciary responsibility with respect to safekeeping of the Fund’s assets regardless of whether those assets are in its immediate possession. The Managing Member may keep portions or all of the Fund’s assets on deposit with the Fund’s commodity or clearing brokers,  in a money market fund, or at any financial institution. The Managing Member shall not permit another to employ those assets in any manner other than for the exclusive benefit of the Fund.

The Managing Member shall exercise good faith in carrying out its duties and exercising its powers in regard to, or behalf of, the Fund, and shall devote such time and efforts to the furtherance of the business of the Fund as it, in its sole discretion, deems reasonably necessary and appropriate.

No Member, other than the Managing Member, its agents or affiliates, shall take part in the management, control, administration or the business of the Fund or transact any business for the Fund, and no Member shall have power to sign for or bind the Fund.

The Managing Member shall keep and retain, at the principal office of the Fund, such books and records relating to the business of the Fund as are required by the Act, by state securities administrators and the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.

The Managing Member may engage in other business activities and shall not be required to refrain from any other activity nor forego any profits, fees or other compensation from any such activity, including any activity as a futures commission merchant, commodity broker, a commodity pool operator or a commodity trading advisor of additional commodity pools organized to trade in security or commodity interests.

The Managing Member will not allow loans to be made by the Fund to the Managing Member or any related person; will not receive any rebates or give-ups nor participate in any reciprocal business arrangements; will not allow any interest entered into by the Fund to exceed a term of one year; and will not allow the Fund to engage in using all or a part of an unrealized profit in a commodity contract position to provide a margin for any additional commodity contracts of the same or related commodities.

With exception to the fees described herein, the Managing Member will not utilize Fund funds as compensating balances for its benefit.

11.

Trading Policies and Limitations.

The Fund shall be subject to the following trading policies and limitations set forth in the Disclosure Document.  The Fund will conform in all respects to the rules, regulations and guidelines of the commodity exchanges on which its trades are executed.

12.

Audits and Reports to Members; Fund Records.

The Fund’s books shall be audited annually by an independent certified public accountant. The Managing Member shall, on behalf of the Fund, send to each person who was a Member at any time during the fiscal year then ended (i) within 90 days after the close of each fiscal year, certified financial statements (including a balance sheet and statement of income) of the Fund for the fiscal year then ended and (ii) within 90 days after the close of each fiscal year, such tax information as is necessary for a Member to complete his federal income tax return.  The Managing Member, on behalf of the Fund, shall also send to each Member any other annual and monthly information which the CFTC may by regulation require. The Managing Member shall be responsible for and shall cause the preparation of monthly and annual reports to Members.  The Managing Member is authorized to expend Fund funds and to utilize the services of employees of the Managing Member, or any of its affiliates, to provide the foregoing information and to notify the Members of other information as the

Managing Member may deem appropriate.

Proper books of account and records relating to the Fund’s business shall be made and kept by the Managing Member at its office as required by state securities administrators and by the Commodity Exchange Act and the rules and regulations promulgated thereunder, including balance sheets as of the end of the Fund’s fiscal year and statements of income, members equity and cash flows for the year end; a statement showing total fees, compensation; brokerage commissions and expenses paid by the Fund, segregated by type and stated both in aggregate dollar terms and as a percentage of net assets. The Managing Member shall also maintain a current list of the full name and last known address of each Member, separately identifying the Managing Member and the Members in alphabetical order, and setting forth the amount of cash and a description and statement of the agreed value of any property or other services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member.  Members or their duly authorized representatives may inspect, copy or receive by mail (upon payment of reasonable reproduction costs and mailing costs) such books and records during normal business hours at the principal office of the Managing Member provided that the Member gives the Managing Member reasonable notice and represents, in writing, that the list will not be used for commercial purposes.  The Managing Member will preserve all Fund records for at least six (6) years.

13.

Assignability of Units;

Redemption of Units; Suspension of Trading in Certain Events; Automatic Termination of the Fund.

(a) Assignability of Units. As used in this Agreement, the term “assignment” or “assign” shall include any assignment, transfer, mortgage, pledge, gift or hypothecation.

(1) General Restrictions on Transferability.  Units held by a Member may be assigned only as permitted by law and by the provisions of this Paragraph 13(a). Neither the Fund nor the Members shall be bound by any assignment, nor shall the Fund recognize any assignee as a Unit holder for any purpose, until a counterpart of the instrument of assignment, executed and acknowledged by the parties thereto, is delivered to the Fund. No transfers may be made where, after the transfer or assignment, either the transferee/assignee or transferor/assignor would hold less than $5,000 in value of Units in the Fund, except transfers or assignments by gift, inheritance, interfamily transfers, family dissolutions and transfers to Affiliates.

(2) Permissible Transfers.  Subject to Paragraph 13(a)(1) above, no Unit holder shall assign all or any part of his Units, whether voluntarily or by operation of law, or at judicial sale or otherwise, to any person; except that a Unit holder may assign (but may not substitute the assignee as a substituted Member in his place) all or a portion of his Units to any person or entity upon written notice to the Managing Member provided that the Managing Member, in its discretion, consents to such transfer. The Managing Member shall withhold such consent only if, in the opinion of counsel designated by the Managing Member, such transfer would more likely than not result in the termination of the Fund (within the meaning of Section 708(b) of the Code) or the termination of its status as a partnership thus causing it to be taxable as a corporation (within the meaning of Section 7704 of the Code). Upon advice of counsel, the Managing Member shall eliminate or modify any restrictions on transfer or assignment at such time as the restriction is no longer in place.

(3) Substitution of Members. No assignee of all or part of the Units of any Member shall have the right to become a substituted Member except in conformity with the Act and without affecting the limited liability of Members and unless and until:

(A) His assignor has stated such intention in the instrument of assignment;

(B) The assignee has executed a counterpart of this Agreement or an instrument reasonably satisfactory to the Managing Member accepting and adopting the terms and provisions of this Agreement and has authorized the Managing Member to act as such assignee’s attorneys-in-fact;

(C) In the case of an assignee or transferee who is not otherwise a Member, the Managing Member determines that the assignment complies with the laws of the State of Delaware and is in conformity with the provisions of this Agreement; and,

(D) The Managing Member consents in writing (which consent is in its sole and absolute discretion) to such person becoming a substituted Member. The Managing Member shall withhold such consent only if, in the opinion of counsel designated by the Managing Member, such substitution would more likely than not result in the termination of the Fund (within the meaning of Section 708(b) of the Code) or the termination of its status as a partnership thus causing it to be taxable as a corporation (within the meaning of Section 7704 of the Code).

(4) No transfer may be made where, after the transfer, either the transferee or the transferor holds less than the minimum number of units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intra-family transfers, family dissolutions, and transfers to affiliates.

Any necessary amendments to this Agreement or to the Certificate of Formation reflecting the substitution of Members shall be filed promptly in the Office of the Secretary of State of the State of Delaware or in any other office appropriate for such filing pursuant to the Act.  The written notice required by this Paragraph 13 shall specify the name and address of the assignee and the date of assignment and shall include a statement by the assignee that he agrees to give the above described written notice to the Managing Member upon any subsequent assignment.  If the Managing Member withholds consent, an assignee shall not become a substitute Member and shall not have any of the rights of a Member, except that the assignee shall be entitled to receive that share of capital or profits and shall have the right of redemption to which his assignor would otherwise have been entitled.  An assigning Member shall remain liable to the Fund as provided in the Act regardless of whether his assignee becomes a substituted Member. No assignment, transfer or disposition of Units shall be effective against the Fund or the Managing Member until the first day of the month succeeding the month in which the Managing Member receives notice of such assignment, transfer or disposition.  The Managing Member may, in its discretion, waive receipt of the above described notice or waive any defect therein.

(b) Redemption of Units. A Member may request in writing (“Request for Redemption”) to withdraw from the Fund part or all of his capital contribution and undistributed profits.  Any such withdrawal is herein referred to as a “Redemption.”

All Requests for Redemption must specify the name and address of the redeeming Member and the amount of Units sought to be redeemed.  The effective date of Redemption (the “Redemption Date”) shall be the close of business on the last business day of the then current month; provided that the Managing Member shall be in receipt of the written request on or before ten prior to the desired effective date of redemption.  If the Managing Member receives the Request for Redemption after ten days prior to the current month's Redemption Date, the Units, at the discretion of the Managing Member, may be redeemed on the following month's Redemption Date. Each member shall be notified within 10 days after the second to last business day of the month if their interests have been redeemed.  Payment shall be made to the Member requesting Redemption within twenty (20) days following the Redemption Date. Any Request for Redemption shall be mailed or delivered to the office of the Managing Member.  A Request for Redemption may be revoked prior to the Redemption Date by signed written instruction to the Managing Member. The Managing Member may also, in its discretion, declare additional Redemption dates for some or all of the Units and may use its discretion to redeem all or some of a Members Units if it determines such redemption to be in the best interests of the Fund. Redemption of any Unit will be based on the net asset value per Unit, calculated as of the close of business (as determined by the Managing Member) on the Redemption Date. The Fund’s positions in security and commodity interests will be liquidated to the extent necessary to effect redemptions. There will be no redemption fee; however, there will be a lock-in period of twelve months commencing from the admission of units to the Fund wherein the units may not be redeemed, which may be waived at the sole discretion of the Managing Member.

Upon the Managing Member’s reasonable conclusion, based on applicable regulations or controlling precedent, that the

Fund’s assets are “plan assets” as defined by the Department of Labor or otherwise, the Fund may call Units owned by

IRAs or certain other qualified retirement plans at the net asset value per Unit of Units so held as of the close of business on the date of the call.

In addition to the limits and conditions as set forth above, the right to obtain Redemption shall be contingent upon the Fund’s having property sufficient to discharge its liabilities on the date of Redemption.  If the Managing Member determines that permitting the number of Redemptions sought would be detrimental to the tax status of the Fund, it may restrict the number of Redemptions to be permitted as are necessary, in its sole discretion, to not impair the Fund’s tax status. Under special circumstances, including, but not limited to, the inability to liquidate positions in security or commodity interests as of or following the Redemption Date, default or delay in payments due to the Fund from commodity brokers, banks or other persons, the Fund may in turn delay payment to persons requesting Redemption of Units of the proportionate part of net asset value represented by the sums that are the subject to such default or delay. In these cases, the managing member will honor redemptions in the order the requests physically arrive at its office (first-come, first-serve). If multiple requests arrive simultaneously and there is insufficient cash to grant all the redemptions, each investor that made a redemption request will receive a redemption amount pro-rated based on its Unit investment in the Fund.

14.

Admission of Additional Members.

Pursuant to Paragraph 13, the Managing Member may consent to and admit any assignee of Units as a substituted Member or may admit additional Members pursuant to Paragraph 6.

Additional or substitute Managing Members may be admitted to the Fund pursuant to Paragraph 19(c). Upon the admission of any substitute or additional Managing Member or Managing Members, this Agreement shall be amended (and each Member consents to such amendment) so that the provisions of this Agreement shall apply to such Managing Member or Managing Members in the same manner as now applicable to the Managing Member, to the extent practicable.

15.

Special Power of Attorney.

Each Member, in connection with his investment in the Fund, understands that by executing this Agreement, whether in counterpart, by separate instrument or otherwise, he irrevocably constitutes and appoints the Managing Member with full power of substitution, as its true and lawful attorneys-in-fact, with full power and authority in its name, place and stead, to admit additional Members to the Fund, to file, prosecute, defend, settle or compromise any litigation, claims or arbitrations on behalf of the Fund and to execute, acknowledge, swear to and deliver (as may be appropriate): (i) all certificates, conveyances and other instruments (including but not limited to articles of organization in various jurisdictions, this Agreement and any amendments hereto, agreements with third parties necessary to carry out the Fund’s business, authorized amendments to each of the foregoing and a certificate or certificates of assumed name or of doing business under a fictitious business name) which the Managing Member deems appropriate and in accordance with the terms of this Agreement (including without limitation, to reflect the admission of new Members) or advisable to qualify or continue the Fund as a limited liability company in the jurisdictions in which the Fund may conduct business or which may be required to be filed by the Fund or the Member under the laws of any jurisdiction; (ii) all instruments which the Managing Member deems appropriate to reflect a reorganization or refiling of the Fund in a different jurisdiction, provided that such reorganization or refiling does not result in a material change in the rights of the Members; and (iii) all conveyances and other instruments which the Managing Member deems appropriate to reflect the dissolution and termination of the Fund.

Each Member understands that the foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and shall survive the dissolution of a Member. Each Member agrees to be bound by any representation made by the Managing Member and by any successor thereto, acting in good faith pursuant to such Power of Attorney, and each Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Member, and any successor thereto, taken in good faith under such Power of Attorney.  In addition to this Power of Attorney, each Member agrees to execute a special Power of Attorney on a document separate from this Agreement. The form of Power of Attorney to be executed is included in the Subscription Agreement and Power of Attorney attached to the Memorandum. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Paragraph 15, this Agreement shall control.

16.

Withdrawal of a Managing Member and/or Member.

The Fund shall be dissolved and terminated upon the withdrawal, dissolution, admitted or court decreed insolvency or the removal of both the Corporate and Individual Managing Member unless the Fund is continued pursuant to the terms of Paragraph 19(c). In addition, either Managing Member may withdraw from the Fund at any time upon 120 days prior notice. Mr. Pacult intends to resign as an individual managing member affective 120 days from the date of this prospectus.  If both Managing Members withdraw and a majority of the remaining Members elect to continue the Fund, the withdrawing Managing Members shall pay all expenses incurred as a result of their withdrawal.

A Member will cease to be a Member upon redemption or assignment of all of such Member’s Units.  The withdrawal, insolvency or dissolution of a Member shall not terminate or dissolve the Fund, and a Member, or its representative shall have no right to withdraw or demand an accounting of the value of the Member’s interest in the Fund except as provided in Paragraph 13. Each Member (and any assignee of a Member’s interest) waives on behalf of itself and its successors the furnishing of any inventory, accounting or appraisal of the assets of the Fund and any right to an audit.

17.

Indemnification.

(a) By the Fund. The Managing Member, and any affiliates of the Managing Member engaged in the performance of services on behalf of the Fund, shall be indemnified for any liability, loss or expense (including attorney’s fees, judgments and amounts paid in settlement) suffered by the Managing Member or such affiliates and shall have no liability to the Fund or to any Member for liability or loss suffered by the Fund which arises out of any action or inaction of the

Managing Member or such affiliates if (1) the Managing Member has determined, in good faith that such course of conduct was in the best interests of the Fund and (2) such liability or loss was not the result of negligence, misconduct or the breach of its fiduciary obligations to the members by the Managing Member or such affiliates.

Notwithstanding the foregoing, the Managing Member, and any affiliate engaged in the performance of services on behalf of the Fund, shall not be indemnified for any liability imposed by judgment, and costs associated therewith, including attorney’s fees, arising from or out of a violation of state or federal securities laws or rules; provided, however, the Managing Member and its affiliates shall be indemnified for settlement and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (1) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (2) approves indemnification of litigation costs if a successful defense is made, provided, however, that the Managing Member must apprise the court of the positions of the Securities and Exchange Commission and other appropriate state securities administrators with respect to indemnification for securities laws violations before seeking court approval for indemnification.

Any amounts payable to the Managing Member or its affiliates pursuant to the foregoing are recoverable only out of the assets of the Fund and not from the Members.  The Fund shall not incur the cost of that portion of liability insurance which insures the Managing Member and its affiliates for any liability as to which the Managing Member and its affiliates are prohibited from being indemnified.

Except with respect to lawsuits involving alleged securities law violations, any indemnification, unless ordered or expressly permitted by a court, shall be made by the Fund only upon a determination by independent legal counsel in a written opinion that the conduct which is the subject matter of a claim, demand or lawsuit with respect to which indemnification is sought meets the applicable standard set forth in this Paragraph 17.

Fund funds may be paid to the Managing Member and its affiliates for legal expenses and other costs incurred as a result of legal action initiated against the Managing Member or its affiliates are permissible if the following conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Member or its affiliates on behalf of the Fund; (2) the legal action is initiated by a third party who is not a holder of a Fund interest; (3) the Managing Member or its affiliates undertake to repay the advanced funds, together with the applicable legal rate of interest thereon, to the Fund in cases in which they would not be entitled to indemnification.

The Fund may also indemnify and hold harmless any clearing broker, or other party with which it does business to the extent their conduct does not constitute misconduct, negligence, an act or omission due to bad faith, or failure to act in good faith in the reasonable belief that their actions were in, or not opposed to, the best interests of the Fund and in accordance with the Trading Policies and the trading strategies as described in the Disclosure Document.

(b) By the Members. In the event the Fund is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Member’s (or assignee’s) actions unrelated to the Fund’s business, the Member (or assignees, cumulatively) shall indemnify and reimburse the Fund for all loss and expense incurred, including reasonable attorney’s fees.

In the event the Fund advances funds on behalf of the Managing Member, and the Managing Member is not entitled to indemnification, the Managing Member will repay the funds together with applicable legal interest.

18.

Designation of Tax Matters Partner.

The Corporate Managing Member is hereby designated as Tax Matters Partner (pursuant to Code Section 6231(a)(7)). In the event that the Corporate Managing Member assigns, transfers or conveys its entire interest in the Fund or resigns or withdraws as a Managing Member pursuant to this Agreement, the successor Managing Member will be designated Tax Matters Partner. The Corporate Managing Member, in its sole discretion, will have the power to appoint any other Member Tax Matters Partner; provided, however, that no appointment will have the effect of causing the Fund to be classified for Federal income tax purposes as an association taxable as a corporation or will have the effect of causing the Fund to be classified as a general partnership under the laws of Delaware or any jurisdiction in which the Fund is conducting business. The Fund hereby indemnifies and holds harmless the Corporate Managing Member from and against any claim, loss, expense, liability, action or, damage resulting from its acting, or its failure to take any action, as the Tax Matters Partner, provided that any such action or failure to act is not due to the fraud, negligence, breach of fiduciary duty, bad faith or misconduct of the Corporate Managing Member.

(a) Notice.  The Tax Matters Partner will notify all Members of the commencement of any Fund tax audit and of a financial Fund administrative adjustment, if any, within 14 days of its receipt of such notices from the Internal Revenue Service (the “Service”).

(b) Members Audit Waiver. The Members hereby waive any right to negotiate or enter into a settlement agreement with the Service in any Fund tax audit proceeding. All such negotiations will be conducted solely by the Tax Matters Partner. Any settlement agreement between the Service and a Member, regarding an adjustment of any Fund item, will be null and void unless such Member has obtained the prior written consent of the Tax Matters Partner.

(c) Audit Expenses. All expenses incurred by the Tax Matters Partner in participating in any Fund tax audit or contesting any adjustment proposed by the Service will be borne by the Fund.

(d) Members Petition Waivers.  The Members hereby waive any rights to file a petition for a readjustment of Fund items pursuant to Code Section 6226, unless the Tax Matters Partner, in its sole discretion, does not file such a petition within 90 days of its receipt of a notice of a final Fund administrative adjustment and unless such petition is filed in the appropriate Federal District Court in the State of Delaware.

19.

Amendments; Meetings.

(a) Amendments with Consent of the Managing Member.  If at any time during the term of the Fund the Managing Member deems it necessary or desirable to amend this Operating Agreement, it may proceed to do so, provided that the amendment shall be effective only if embodied in an instrument signed by the Managing Member and by Members owning more than 70% of the Units then owned by the Members and if made in accordance with and to the extent permissible under the Act. The approval of the Members may be obtained by the Managing Member by means of a written notice to the Members requiring each Member to respond to the Managing Member in the negative by a specified time or to be deemed to have approved of the proposed amendment if such negative response is not received by such specified time. Any supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement; provided, however, that no supplemental or amendatory agreement shall, without the consent of all Members, change or alter this Paragraph 19, extend the term of the Fund, reduce the capital account of any Member or modify the percentage of profits, losses or distributions to which any Member is entitled.  In addition, reduction of the capital account of any assignee or modifications of the percentage of profits, losses or distributions to which an assignee is entitled shall not be affected by amendment or supplement to this Agreement without the assignee’s consent. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Managing Member; it being agreed and understood that mere receipt of an adequate number of unrevoked consents (or negative approvals, as provided above) are sufficient. The Managing Member may amend this Agreement without the consent of the Members in order to:

(i) Clarify any inaccuracy, ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Disclosure Document);

(ii) Add to the representations, duties or obligations of the Managing Member or surrender any right or power of the Managing Member for the benefit of the Members;

(iii) Delete or add any provision of this Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or other federal agency or any state securities official or similar official or in order to opt to be governed by any amendment or successor statute to the Act;

(iv) Change the name of the Fund or the location of the principal place of business of the Fund;

(v) Change this Agreement in any manner that is appropriate or necessary to qualify or maintain the qualification of the Fund as a limited liability company in which the Members have limited liability under the laws of any state or that is appropriate or necessary to ensure that the Fund will not be treated as an association taxable as a corporation for federal income tax purposes;

(vi) Change this Agreement in any manner that does not adversely affect the Members in any material respect or that is required or contemplated by other provisions of this Agreement;

(vii) Make any amendment that is appropriate or necessary, in the opinion of the Managing Member, to conform this Agreement to any requirement of law or to prevent the Fund or the Managing Member or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(viii) Make any other amendment similar to the foregoing; provided, that no such amendment will be adverse to the interests of the Members;

(ix) Amend this Agreement to effect the interest of the allocations proposed herein to the maximum extent possible in the event of a change in the Internal Revenue Code or the interpretations thereof affecting such allocations; or

(x) Make any amendment necessary so that Fund income not be deemed to constitute “unrelated business taxable income” under the Internal Revenue Code.

(b) Meetings. Upon receipt of a written request, signed by Members owning at least 10% of the Units then owned by Members, that a meeting of the Fund be called to consider any matter which the Members may vote upon pursuant to this Agreement, the Managing Member shall, by written notice to each Member of record mailed within fifteen (15) days after receipt by the Managing Member of such request, call a meeting of the Fund.  The meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of the notice, and the notice shall specify the date of, a reasonable place and time for, and the purposes of the meeting.  The cost of distribution of the Notice of Meeting and Request to all Members of any such meeting will be borne by the Fund

(c) Amendments and Actions without Consent of the Managing Member.  At any meeting called by the Managing Member or pursuant to Paragraph 19(b), upon the affirmative vote (which may be in person or by proxy) of the majority of the units then owned by the Members, the following actions may be taken, irrespective of whether the Managing Member concurs:

(i) This Agreement may be amended in accordance with and only to the extent permissible under the Act;

(ii) The Fund may be dissolved;

(iii) The Managing Member may be removed and replaced;

(iv) A new Managing Member or Managing Members may (to the extent permitted by the Act) be elected if the Managing Member ceases to be a Managing Member;

(v) The sale of all or substantially all of the assets of the Fund may be approved; and

(vi) Any contracts with the Managing Member or any of its affiliates may be terminated on sixty (60) days notice without penalty.  If the Managing Member is removed or withdraws from the Fund, its interest shall be valued on a Unit-equivalent basis and immediately redeemed.

In the event of a removal or withdrawal of the Managing Member and there is no remaining Managing Member, the Members may unanimously agree in writing to continue the business of the Fund and appoint one or more Managing Members within 90 days of such withdrawal.

(d) In the event the Fund is required to comply with Regulation 14A under the Security Exchange Act of 1934 (the proxy rules) or any successor regulation, the foregoing time periods specified in this Paragraph 19 may be altered by the Managing Member so as not to conflict therewith.

20.

Governing Law.

The validity and construction of this Agreement shall be determined and governed by the laws of the State of Delaware, without regard to conflict of laws principles. This Agreement is intended to qualify Members for limited liability as provided for under Delaware law, and all of the provisions of this Agreement shall be construed in the light of such intention.

21.

Arbitration Agreement

It is agreed that any controversy between you and the fund, general partner, introducing broker and their affiliates arising out of an a purchase of shares in TriView Global Fund, LLC shall be submitted to arbitration  before the American Arbitration Association and conducted in accordance with the rules obtaining of the organization.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or written notice of intention to arbitrate.  Arbitration is both final and binding on the parties.  The parties are waiving their right to seek remedies in court, including the right to jury trial.  Pre-arbitration discovery is generally more limited than and different from court proceedings.  The arbitrators’ award is not required to include factual findings or legal reasoning and any party’s right to appeal or seek modification of ruling by the arbitrators is strictly limited.  Any disputes submitted before a single arbitrator.  This agreement shall be governed by the laws of the state of Delaware, except to the extent superseded by Federal law, and any dispute concerning arbitration will be resolved by a Federal or State court of competent jurisdiction located in Chicago, Illinois.

22.

Miscellaneous.

(a) Priority Among Members. No Member shall be entitled to any priority or preference over any other Member in regard to the affairs of the Fund, except to the extent that this Agreement may be deemed to establish a priority or preference.

(b) Notices. All notices under this Agreement shall be in writing and, except as set forth in the following sentence, shall be effective upon personal delivery, or if sent by first class mail, postage prepaid addressed to the last known address of the party to whom the notice is to be given, upon the deposit of the notice in the United States mail.  Requests for Redemption and notice of assignment of Units or any interest therein shall be effective upon receipt by the Managing Member.

(c) Binding Effect.  This Agreement shall inure to and be binding upon all of the parties, their successors and assigns, custodians, heirs and personal representatives.  For purposes of determining the rights of any Member or assignee, the Fund and the Managing Member may rely upon the Fund records as to who are Members and assignees and all Members and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Paragraphs 13 to 19 hereof.

(d) Captions.  Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

(e) Invalidity or Unenforceability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

(f) Code or Treasury Regulations. Each and every time reference is made in this Agreement to a section of the Code or Treasury Regulations, such reference shall be deemed to apply to such section of the Code or Treasury Regulations as in effect on the date hereof or as the same may be amended from time to time.

(g) Counterparts.   This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

[The balance of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above written, in multiple counterparts, which when taken together, shall constitute one and the same instrument.

Corporate Managing Member & Commodity Pool Operator:

Initial Member: TRIVIEW CAPITAL MANAGEMENT, INC.

Michael P. Pacult

Michael P. Pacult

President

TRIVIEW GLOBAL FUND, LLC

TRIVIEW GLOBAL FUND, LLC By: TRIVIEW CAPITAL MANAGEMENT, INC.

Corporate Managing Member

By:

Michael P. Pacult

Michael P. Pacult

President

Individual Managing Member

[The balance of this page has been intentionally left blank.]

APPENDIX B TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

TRIVIVEW GLOBAL FUND, LLC REQUEST FOR REDEMPTION

To:	TriView Capital Management, Inc. Managing Member
	5914 N. 300 West P. O. Box 760 Fremont, IN 46737	Our Social Security Number or Taxpayer ID Number	Joint Social Security Number

Dear Managing Member:

The undersigned hereby requests redemption (“Redemption”), as defined in and subject to all the terms and conditions disclosed in the Offering Circular (the “Prospectus”) delivered to the undersigned at the time of our purchase of membership interests (the “Units”) in TriView Global Fund, LLC, (the “Fund”), of $

of Units (or

insert the number of Units to be Redeemed).  This Redemption request must be received by you no later than ten (10) days prior to the last business day of the month in which the Redemption is to occur.  Once this Redemption request is approved and accepted by you as Managing Member, it will be paid at the Net Asset Value per Unit, as described in the Prospectus, as of the close of business at the end of the month following such approval.

The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request is made with full power and authority to request Redemption of such Units.   Such Units are not subject to any pledge or otherwise encumbered.

United States Taxable Members Only - Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, cared and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

Non United States Members Only - Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

Please forward a fund check for the Redemption proceeds to the undersigned at:

Name                                                Street                                                              City, State and Zip Code

Entity Member                                                                            Individual Member(s)

(Name of Entity)

(Signature of Member)

By:

(Authorized corporate officer, partner,

(Signature of Joint Member)

custodian or trustee)

(Title)

16

APPENDIX C TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

TRIVIEW GLOBAL FUND, LLC SUBSCRIPTION REQUIREMENTS

By executing the Subscription Agreement and Power of Attorney for TriView Global Fund, LLC (the “Fund”), each purchaser (“Purchaser”) of Membership Interests (the “Units”) in the Fund irrevocably subscribes for Units at a price equal to the Net Asset Value per Unit as of the end of the month in which the subscription is accepted as described in the Fund’s Offering Circular dated June 10, 2013 (the “Prospectus”). The minimum subscription is $25,000, however, it may be lowered to not less than $5,000 by the Managing Member; additional Units may be purchased in multiples of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to “Star Financial Bank for the exclusive benefit of the customers of TriView Global Fund, LLC”. Purchaser is also delivering to the Selling Agent an executed Subscription Agreement and Power of Attorney (Appendix D to the Prospectus).  Upon acceptance of Purchaser’s Subscription Agreement and Power of Attorney Purchaser agrees to contribute Purchaser’s subscription to the Fund and to be bound by the terms of the Fund’s LLC Operating Agreement, attached as Appendix A to the Prospectus, as amended from time to time pursuant to its terms. The offering will terminate upon three years from the date of this prospectus. However, the managing member reserves the right to change the termination date of the offering pursuant to the LLC Operating Agreement. Purchaser agrees to reimburse the Fund and the Managing Member for any expense or loss, including legal fees and court costs, incurred as a result of the cancellation of Purchaser’s Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, pursuant to the terms of the offering, Purchaser shall have executed the LLC Operating Agreement.

As an inducement to the Managing Member to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser’s shareholders, partners or beneficiaries), by executing and delivering Purchaser’s Subscription Agreement and Power of Attorney, represents and warrants to the Managing Member, the Commodity Broker and the Selling Agent who solicited Purchaser’s subscription and the Fund, as follows:

(a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the LLC Operating Agreement, prior to subscribing for Units.

(b) All information that Purchaser has heretofore furnished to the Managing Member or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser’s subscription, Purchaser will immediately furnish such revised or corrected information to the Managing Member.

(c) Unless (d) or (e) below is applicable, Purchaser’s subscription is made with Purchaser’s funds for Purchaser’s own account and not as trustee, custodian or nominee for another.

(d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

(e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter and be bound by the Subscription Agreement and Power of Attorney and become a Member pursuant to the LLC Operating Agreement which is attached to the Prospectus as Appendix A.

(f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”) or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.

(g) If the undersigned is acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee

Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the Plan responsible for purchasing units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Fund for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the Managing Member, the Fund’s advisors, the Fund’s cash manager, the Fund’s futures brokers, any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the Managing Member, the Fund’s advisors, the Fund’s cash manager, the Fund’s futures brokers, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the Managing Member, furnish the Managing Member with such information as the Managing Member may reasonably require to establish that the purchase of the units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

(h) If the undersigned is acting on behalf of a trust (the “Subscriber Trust”), the individual signing the Subscription Agreement and Power of Attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the Trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

(i) Purchaser represents and warrants that purchaser has (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Fund.

State Suitability Requirements

1.   California—Net worth of at least $250,000 or a net worth of at least $70,000 and annual taxable income of at least

$70,000.

2.   Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their “liquid net worth” in this and similar direct participation programs. For these purposes, “liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities

3.   Nebraska—Net worth of at least $250,000 or a net worth of at least $70,000 and annual taxable income of at least

$70,000.

4.   South Carolina—Net worth of at least $250,000 or a net income in the preceding year some portion of which was subject to maximum federal and State income tax.

5.   Texas—Net worth of at least $250,000 or a net worth of at least $70,000 and annual taxable income of at least

$70,000.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or, if the donor or grantor is the fiduciary, by the donor or grantor who supplies the funds to purchase the partnership interests.

The foregoing suitability standards are regulatory minimums only.  Merely because you meet such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as one in the Fund is, in fact, suitable for you.

APPENDIX D TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

TRIVIEW GLOBAL FUND, LLC

UNITS OF MEMBERSHIP INTEREST SUBSCRIPTION INSTRUCTIONS

Any person considering subscribing for

Units should carefully read and review the Prospectus.

The Units are speculative and involve a high degree of risk.  No person may invest more than 10% of his or her liquid net worth (exclusive of home, furnishings and automobiles) in the Fund. No entity—and, in particular, no ERISA plan—may invest more than 10% of its liquid net worth (readily marketable securities) in the Fund.  If a purchaser is allowed to purchase less than $25,000 in Units, then the purchaser must have a minimum annual gross income of $70,000 and a minimum net worth of $70,000 or, in the alternative, a minimum net worth of $250,000. The offering will terminate upon three years from the date of this prospectus.  However, the managing member reserves the right to change the termination date of the offering pursuant to the LLC Operating Agreement.

A Subscription Agreement and Power of Attorney Signature Page (the “Signature Page”) is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to your Registered Representative.

FILL IN ALL OF THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLACK INK ONLY, AS FOLLOWS

Item 1	—	Enter the dollar amount of the purchase.
Items 2 – 7	—

Enter the Social Security Number or Taxpayer ID Number and check the appropriate box to indicate the type of individual ownership desired or of the entity that is subscribing. In the case of joint ownership, either Social Security Number may be used.

The Signature Page is self-explanatory for most ownership types; however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:

Trusts—Enter the trust’s name on Line 3 and the trustee’s name on Line 4, followed by “TTEE.” If applicable, use

Line 7 also for the custodian’s name. Be sure to furnish the Taxpayer ID Number of the trust.

Custodian Under Uniform Gifts to Minors Act—Complete Line 3 with the name of minor followed by “UGMA.” On Line 7, enter the custodian’s name followed by “Custodian.” Be sure to furnish the minor’s Social Security Number.

Partnership or Corporation—The partnership’s or corporation’s name is required on Line 4. Enter a partner’s or officer’s name on Line 4. Be sure to furnish the Taxpayer ID Number of the partnership or corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the Partnership.

Item 8	—	The investor(s) must execute the Subscription Agreement and Power of Attorney
Signature Page and review the representations relating to backup withholding tax or non-
Item 9-10	—	resident alien status underneath the signature and telephone number lines in Item 8. Registered Representative must complete.

The Selling Agent’s copy of the Subscription Agreement and Power of Attorney Signature Page may be required to be retained in the Branch Office.

TRIVIEW GLOBAL FUND, LLC

UNITS OF MEMBERSHIP INTEREST

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES

EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

To:

TriView Capital Management, Inc.

Managing Member

5914 N. 300 West, P. O. Box 760

Social Security Number or

Joint Social Security Number

Fremont, IN 46737

Taxpayer ID Number

Dear Managing Member:

1. Subscription For Units. I hereby subscribe for the number of Membership Units (“Units”) in TriView Global Fund, LLC (the “Fund”) set forth below (minimum $25,000) in the Subscription Agreement and Power of Attorney Signature Page, at

a price per Unit as set forth in the Fund disclosure document dated July 16, 2012, (the “Prospectus”).  I have completed and executed a Subscription Agreement and Power of Attorney Signature Page in the form attached hereto as Appendix “D”, and delivered the executed Subscription Documents to the Sales Agent and executed a check made payable to “Star Financial Bank for the exclusive benefit of the customers of TriView Global Fund, LLC” to be delivered by the Sales

Agent to the Depository Agent by noon the second business day after receipt for deposit to the Depository Account. The Managing Member may, in its sole and absolute discretion, accept or reject this subscription, in whole or in part.  If this subscription is accepted, I understand subscribers will earn additional Units in lieu of interest earned on the undersigned’s subscription during any period of time, if any, such subscription is held in the depository account. If this subscription is rejected, all funds remitted by the undersigned will be returned, together with any interest earned from the depository account, if any.

2. Power of Attorney.  In connection with my acceptance of an Interest in the Fund, I do hereby irrevocably constitute and appoint the Managing Member, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Fund; and, (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Member to carry out fully the provisions of the LLC Operating Agreement of the Fund, which is attached as Appendix A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Fund.

3. Irrevocability; Governing Law.  You may revoke your subscription for five business days after you send it to us (the "Revocation Period"). After the lapse of five business days from submission, your subscription will be irrevocable. The Units offered to you are subject to prior sale.  I hereby acknowledge and agree that after the Revocation Period I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

4. Agreement to Arbitrate Controversies and Arbitration Disclosures. It is agreed that any controversy between you and the fund, general partner, introducing broker and their affiliates arising out of an a purchase of shares in TriView Global Fund, LLC shall be submitted to arbitration before the American Arbitration Association and conducted in accordance with the rules of the organization.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or written notice of intention to arbitrate. Any disputes submitted before a single of arbitrator.  This agreement shall be governed by the laws of the state of Delaware, except to the extent superseded by Federal law, and any dispute concerning arbitration will be resolved by a Federal or State court of competent jurisdiction located in Chicago, Illinois.

5.  Representations and Warranties.  By executing the Subscription Agreement and Power of Attorney, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to the Managing Member and the Fund as follows (As used below, the terms “you and your” refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity):

(Please initial each item to provide your acknowledgement or representation)

Primary        Joint

 1.

I  have  received  a  copy  of  the  Prospectus  dated  June 10, 2013,  including  the  LLC  Operating

Agreement.

 2.

If an individual subscriber, I am of legal age to execute the Subscription Agreement and am legally competent to do so.

 3.    I satisfy the applicable financial suitability and minimum investment requirements in the Prospectus and Appendix C, including the “State Suitability Requirements” for residents of the state in which I reside that appear under that caption.

 4.

Unless representation (5) or (6) below is applicable, my subscription is made with my funds for my own account and not as trustee, custodian, or nominee for another.

 5.    If I am subscribing as a custodian for a minor, either (a) the subscription is a gift I have made to that minor and is not made with that minor's funds, in which case the representations as to net worth and annual income below apply only to myself, acting as custodian, or (b) if the subscription is not a gift, the representations as to net worth, and annual income below apply only to that minor.

 6.    If I am subscribing as a trustee or custodian of an employee benefit plan, or of an IRA, at the direction of the beneficiary of that plan or IRA, all representations in the Subscription Agreement apply only to the beneficiary of that plan or IRA.

 7.

I understand that my investment is not transferable and is illiquid except for limited redemption provisions, as set forth in the Prospectus and the LLC Operating Agreement.

 8.

This investment represents 10% or less of my total net worth.

 9.

I believe I have provided for my retirement and the support of those who are dependent on me without the need for return of my investment in this Fund.

 10.  I have not omitted any information in the documents supplied to my broker or sales agent that would prevent them from determining my suitability for this investment.

5.  Additional Disclosures:

The trade of futures and options on futures involves substantial risk, including the loss of your investment.

The Managing Member and the sales agent shall make every reasonable effort to determine that the purchase of units of membership interest is a suitable and appropriate investment for you, on the basis of the information regarding your financial situation and investment objectives obtained from this suitability questionnaire and subscription agreement signed and delivered by you in connection with your subscription for units.  On the basis of the information provided by you, the Managing Member and the sales agent shall make every reasonable effort to ascertain that you:

(a)  Meet the minimum income and net worth standards established for the Fund;

(b)  Can reasonably benefit from an investment in the Fund based on your overall investment objectives and portfolio structure;

(c)  Are able to bear the economic risks of an investment in the Fund based on your overall financial situation; and

(d)  Have an understanding of:

(i)   The fundamental risks of an investment in the Fund;

(ii)  The risk that you may lose your entire investment;

(iii) The restrictions on the liquidity and transferability of the units;

(iv) The background and qualification of the Managing Member and the Fund’s commodity trading advisor; and

(v)  The tax consequences of an investment in the Fund.

TRIVIEW GLOBAL FUND, LLC

Units of Membership Interests

Subscription Agreement and Power of Attorney – Signature Page

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Membership

Interests (the “Units”) in TriView Global Fund, LLC (the “Fund”), and by either enclosing a check payable to “Star Financial Bank for the exclusive benefit of the customers of TriView Global Fund, LLC”, or by instructing their brokerage firm to debit their customer securities account in the amount set forth below, hereby subscribes for the purchase of Units, at a price per Unit as set forth in the Prospectus. The named investor further, by signature below, acknowledges (i) receipt of the

Prospectus of the Fund dated July 16, 2012; (ii) that such Prospectus includes the Fund’s LLC Operating Agreement, the Subscription Requirements, and the

Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby; (iii) that this subscription may be revoked within five business days after submission; and, (iv) after the lapse of five business days from submission, this subscription will be irrevocable. Investor understands that if the account is titled “for the benefit of” (“FBO”), that the named entity will custody the Units, purchase, hold and redeem Units in the investor’s account, and will receive copies of Fund application forms and statements for the benefit of the investor. By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as set forth in Appendix C to the Prospectus.

1)

Account #

. Total $ Amount

(Minimum of $25,000, unless lowered to less than

$25,000 but not less than $5,000 by the Managing Member; $1,000 minimum for investors making an additional investment)

Check here if investor’s securities account is to be debited.

2) Social Security Number (SSN) - - Taxpayer ID #    -

or Joint SSN

-

-

Taxable Investors

(check one):

Individual Ownership

Trust other than a Grantor or Revocable Trust

Joint Tenants with Right of Survivorship

Estate

UGMA/UTMA (Minor)

Tenants in Common

Community Property

Partnership

Corporation

Grantor or Other Revocable Trust

Non-Taxable Investors

(check one):	IRA	Profit Sharing	IRA Rollover	Defined Benefit
	Pension	Other (specify)	SEP

3)

Investor’s Name

Email:

4)

Additional Information (for Estates, Trusts, Partnerships and Corporations)

5)

Resident Address

of Investor

Street (P.O. Box not acceptable) City State Zip Code

6)

Mailing Address

(if different)

Street City State Zip Code

7)

Custodian Name

and Mailing Address

Name Street City State Zip Code

Signature(s) - do not sign without familiarizing yourself with the information in the Prospectus, including: (i) the fundamental risks and financial hazards of this investment, including the risk of losing your entire investment; (ii) the Fund’s substantial charges; (iii) the Fund’s highly leveraged trading activities; (iv) the lack of liquidity of the Units; (v) the existence of actual and potential conflicts of interest in the structure and operation of the Fund; (vi) that Members may not take part in the management of the Fund; (vii) the tax consequences of the Fund; and (viii)arbitration agreement.

8)

INVESTOR(S) MUST SIGN

X			X
Signature of Investor	Date	Telephone No.	Signature of Joint Investor (if any) Date

Investor must sign individually, or pursuant to a power of attorney; provided, however, that such power of attorney has not been granted to a registered representative of a Selling Agent. Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:

. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 2 above is my true, correct and complete Social Security Number of Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust:  .

9)

REGISTERED REPRESENTATIVE MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. The Registered Representative MUST sign below in order to substantiate compliance with Article III, Section 34 of the FINRA’s Rules of Fair Practice.

X                                                                                                                                    X

Registered Representative Signature                                                      Date                                 Office Manager Signature                   Date

10)   REGISTERED REPRESENTATIVE

Name:                                                                    ______________________         Selling Agent:

Reg. Rep. No.:                                  ________________________        Branch Office:

Address:                                                                                                                                                                                                                           City, State, Zip:                                          __________________       Tel. Number:

Facsimile:                                                                                               Email:

11)   PRINCIPAL SELLING AGENT

Futures Investment Company, 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737, (260) 833-1306

APPENDIX E TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

DEPOSITORY AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of the day of

, 2010, is by

and among TriView Global Fund, LLC, (the “Fund”), TriView Capital Management, Inc., 5914 N. 300 West, P. O. Box

760, Fremont, IN 46737, (the “Managing Member”); Futures Investment Company, an Illinois corporation, 5914 N. 300

West, P. O. Box 760, Fremont, IN 46737 (the “Selling Agent”), and Star Financial Bank, 2004 N. Wayne St., Angola, IN

46703, a bank unaffiliated with the Fund, Managing Member or Selling Agent and otherwise within the definition of

Section 3(a)(6) of the 1934 Act (the “Depository”).

1.

Account Opened.  The Managing Member establishes and the Depository accepts and opens a savings account that complies with SEC Rule 15c2-4 titled “Star Financial Bank for the exclusive benefit of the customers of TriView Global Fund, LLC” to clear proceeds of sale of units of membership interest (the “Units”) in a best efforts minimum/maximum offering of the Fund promptly delivered by the Selling Agent from subscribers at an initial offering price of one thousand dollars ($1,000) to be held in said bank account subject to the terms of this Agreement until a total face amount of one million dollars ($1,000,000) of Units (the “Minimum”) are sold and, thereafter to continue to accept proceeds of sale from subscribers sold at the Net Asset Value per Unit computed after the close of business on the last business day of each month and transferred to the Fund as of the open on the first business day of each month.  The Selling Agent shall direct all subscribers to make their checks to “Star Financial Bank for the exclusive benefit of the customers of TriView Global Fund, LLC.”  Any instrument not so made out shall be promptly returned to the subscriber, with notice to the Selling Agent.  The Selling Agent will supply Depository with a list of the subscribers to identify their name, address and amount of subscription.  The Selling Agent will be solely responsible for the allocation of interest earned among the subscribers.

2.

Sale of Minimum Required.  The Selling Agent shall promptly transmit all checks for the purchase of Units by noon of the second business day directly to the Depository.  For customers that wish to make wire transfers, the Selling Agent will provide wire instructions to them for the Depository Account and will not take custody of any customer funds.  At the time of delivery of the proceeds to the Depository, the Selling Agent shall provide the Depository with the name and address of the subscriber for the Units.  Should the Minimum not be sold within twelve months from the effective date of the Offering established by the Securities and Exchange Commission (the “Offering Period”) or should the offering terminate for any reason prior to the Offering Period, the Depository shall promptly return the proceeds to each subscriber plus interest as allocated by the Managing Member without deduction for costs or expenses from the amounts paid to the subscribers, and the Depository shall notify the Managing Member and the Selling Agent of its distribution of the funds.  The proceeds returned to each subscriber shall be free and clear of any and all claims of the Fund or any of its creditors.  The Managing Member is solely responsible for the allocation of the interest earned to the subscribers.  Upon the receipt of deposits that total $1,000,000 to the account before the lapse of or termination of the Offering Period, the Depository shall deliver the proceeds plus interest by check or account transfer to the Fund and at the end of each month thereafter, the Depository shall deliver all proceeds plus interest by check or account transfer to the Fund.

In no event will the proceeds be released to the Fund until the Minimum is received by the Depository in collected funds.  For purposes of this Agreement, the term “collected funds” shall mean all funds received by the

Depository which have cleared normal banking channels and are in the form of cash.

3.

No Creditor’s Rights.  The Selling Agent and the Managing Member, individually and on behalf of the Fund agree that they are not entitled to any funds in the Depository account prior to the sale of the Minimum and no amounts deposited in the Depository Account shall become the property of or be subject to the debts of the Selling Agent, Managing Member, Fund or any other entity or person.

4.

Collection Procedure.  The Depository is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the account. As an alternative, the Depository may telephone the bank on which the check is drawn to confirm that the check has been paid.  Any check returned unpaid shall be returned by Star Bank to the subscriber with notice to the Selling Agent. If the Fund rejects any subscription for which the Depository has already collected funds, the Depository shall promptly issue a refund check to the rejected subscriber. If the Managing Member rejects any subscription for which the Depository has not yet collected funds but has submitted the subscriber's check for collection, the Depository shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Depository has cleared such funds. If the Depository has not yet submitted a rejected subscriber's check for collection, the Depository shall promptly remit the subscriber's check directly to the subscriber.

5.

Depository Liability Limited.  Depository shall have no liability under, or duty to inquire into, the terms and provisions of any other document or instrument utilized in connection with the Offering, and it is agreed that the duties of Depository are purely ministerial in nature, and that Depository shall incur no liability whatsoever under this Agreement, except for acts or omissions of the Depository involving or constituting willful misconduct, fraud, gross negligence or bad faith.

6.

Depository May Resign.  Depository may, at any time, resign hereunder by giving written notice of its intent to resign to the other parties hereto, at their respective addresses set forth above, at least ten (10) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation the proceeds, including all accrued interest, shall be delivered by Depository to the person designated in writing by the Selling Agent and the Managing Member or a court of competent jurisdiction, whereupon all of Depository’s obligations hereunder shall cease and terminate.  Notwithstanding the foregoing, nothing in this paragraph releases

Depository or relieves it of any of its obligations that existed prior to the effective date of Depository’s resignation including, without limitation, liability for willful misconduct, fraud, gross negligence or bad faith.

Notwithstanding the foregoing, nothing in this paragraph releases the Selling Agent or the Managing Member of their obligations under the Securities and Exchange Act including, but not limited to, Rules 15c2-4 and 10b-9.

7.

Depository Indemnification.  The Selling Agent and the Managing Member agree to indemnify, defend and hold Depository harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by Depository and arising out of or in connection with its acceptance of appointment as depository hereunder, including reasonable attorneys’ fees and other legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder, except in the case of willful misconduct, fraud, gross negligence or bad faith on the part of Depository.  Depository may consult with and rely on its attorneys with respect to any dispute not assumed or defended by the Selling Agent and the Managing Member and this indemnification shall include all reasonable and necessary attorneys’ fees of Depository in connection with such consultation.

written.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above

TRIVIEW CAPITAL MANAGEMENT, INC.

STAR FINANCIAL BANK

By:		By:
	Mr. Michael Pacult		Thad Wright
	President		Vice President

FUTURES INVESTMENT COMPANY

TRIVIEW GLOBAL FUND, LLC

By:  TriView Capital Management, Inc.

By:

By:

Mr. Michael Pacult

Mr. Michael Pacult

President

President

APPENDIX F TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

INVESTMENT ADVISORY CONTRACT

Stenger Capital Management, LLC

This ADVISORY AGREEMENT is entered into as of this 2nd day of January, 2013 by and between Stenger Capital Management, LLC 13960 Craig Way, Broomfield, Colorado 80020 (“Advisor”), and TriView Global Fund, LLC a Delaware LLC (“Client”)

WHEREAS the Client wishes to retain the Advisor to manage one or more commodity trading accounts for the Client (collectively, the “Account”) pursuant to the Advisor’s trading program, and that the client will establish for that purpose a trading account with Vision Financial Markets LLC, the futures commission merchant (“Broker”), and the Client hereby acknowledges receiving, reading, and understanding the Advisor’s commodity trading advisor Disclosure Document dated December 19, 2012, (“Disclosure Document”).

NOW THEREFORE, the parties agree as follows:

THIS AGREEMENT IS ENTERED INTO BASED UPON THE FOLLOWING REPRESENTATIONS:

The Client represents that he has speculative capital for the principal purpose of investing in futures and options on futures contracts and has been informed and is fully cognizant of the possible high risks associated with such investments.

IT IS MUTUALLY AGREED THAT:

1.  Client understands that the Advisor has filed its Disclosure Document with the Commodity Futures Trading Commissions (“CFTC”) and the National Futures Association (“NFA”).

2.  The Client shall deposit with Broker, funds and/or securities in the amount of $1,200,000.  Advisor agrees to execute those forms necessary to open and maintain the Account, with Advisor acting as an independent commodity trading advisor.  Client may change or add another futures commission merchant at any time upon written notice to the Advisor, and the Advisor agrees to effect the transfer and execute the forms necessary to complete such change or addition, provided such transfer does not conflict with any prior agreements the Advisor has with a futures commission merchant.  No equity in the Account assigned to the Advisor will be commingled or margined by the Advisor, for any purpose, with any other account at the Broker.

3.  The Advisor, as compensation for advisory services will charge an annual management fee of 0.80% of “Assets under Management,” which amount will be calculated on a pro-rata basis at the end of each month.  “Assets under Management” is defined as the Account’s ending equity as of month end.  Ending equity includes the sum of all cash and cash equivalents, current market value of securities, plus the unrealized profit or loss on open positions, plus accrued interest income earned on securities, plus accrued commissions on open futures positions, minus other accrued expenses (e.g., prior month’s management and incentive fees not yet paid).  “Assets under Management” may also include the month end value of other Client assets not held in the Account, such as cash, cash equivalents, money market funds and short term US Treasury securities.  Management fees are charged regardless of the profitability in the Client’s account.  Any withdrawals or additions made during the month shall be time weighted in order to calculate the management fee.

The Advisor, as compensation for advisory services, will charge a monthly incentive fee of 16% based on new trading profits as of the end of each month.  For purposes of calculating the Advisor’s incentive fees during a period, Trading Profits shall mean the cumulative profits (over and above the aggregate of previous period profits as of the end of any period) during the period (“Period”) (after deduction for brokerage commissions paid to the Broker and management fees paid to the Advisor but before deducing the Advisor’s incentive fee payable).  Trading Profits shall include: (i) the net of profits and losses (i.e. less commissions, clearing and exchange fees, and NFA fees) resulting from all trades closed out during the period, and (ii) the change in unrealized profit or loss on open trades as of the close of the Period, minus (i) other expenses incurred during the period.  All open futures positions in a Client’s Account are calculated at their fair market value at the end of each business day and at the end of the month.  The market value of an open position is determined by the settlement price as determined by the futures commission merchant as supplied by the exchange.  If any payment is made to the Advisor with respect to Trading Profits experienced by the Account, and the Account thereafter incurs a net loss for any subsequent period, the Advisor will retain the amount previously paid with respect to such Trading Profits.

Losses shall be carried forward from the preceding Periods and not carried back.  If Trading Profits for a period are negative (thus a Trading Loss), it shall constitute a “Carry forward loss” for the beginning of the next period.

If a client terminates the Advisor’s power of attorney at any time prior to the last trading day of the month, then any incentive fee due will be calculated as of the last day the Advisor maintained discretionary authority.  All fees will be billed by the Advisor, with the billing sent directly to the Broker, to be paid out of the Client’s Account only if the client has properly executed a Fee Payment Authorization.  In the event the Client does not execute a Fee Payment Authorization, the bill will be sent directly to the Client for payment.  If the Client will pay the fees from sources outside of the Account, the payment must be made payable to Stenger Capital Management, LLC.

The Advisor reserves the right to share any portion of these fees with third parties that are not affiliates of the Client in accordance with regulatory and industry standards.  The Client expressly agrees that any such fees due the Advisor shall survive the termination or other expiration of this agreement.

4.  The Advisor will trade futures contracts and options on futures contracts and will have the exclusive authority to issue all necessary instructions to the Broker.  All such transactions shall be for the Account and risk of the Client.  The Advisor agrees to use its best efforts to exit all trades prior to delivery of any commodity that requires storage or other costs.

5.  The Advisor will seep capital appreciation in the Client’s Account by trading speculatively in futures and options on futures.

6.  The Client may withdraw capital from the Account at any time.  The Client will attempt to provide the Advisor with thirty (30) business days advance written notice of such intention to withdraw funds so the Advisor may adjust the Client Account accordingly.  If the Client does not provide advance notice the Client’s account could suffer unanticipated losses.  The Client may add capital to the Account at any time with the prior approval of the Advisor and shall promptly notify the Advisor of any such intended action.

7.  This Agreement shall remain in effect until terminated by the receipt of written notice of either party to the other.  The Advisor or the Client may terminate this Agreement for any reason upon such notice.  Upon termination of this agreement, the open positions and subsequent management of the Account shall be the sole responsibility of the Client.

8.  The Advisor’s recommendations and authorizations shall be for the Account and risk of the Client.  The Advisor makes no guarantee that any of its services will result in a profit to the Client.  The Client has discussed the risks of futures trading with the Broker and understands those risks.  The Client assumes the responsibility of losses that may be incurred.

9.  The Client agrees to execute a “Limited Trading Authorization & Power of Attorney” with his/her broker authorizing the advisor to enter orders for commodity interests for the Client’s Account.

10.  The Client agrees to authorize payments from the Client’s Account to the Advisor in compensation for services as set forth in this agreement.  In any action by the Advisor to compel payment of fees, the Client shall pay the Advisor’s reasonable costs of collection (including reasonable attorney’s fees) if the outcome of the action is in favor of the Advisor.  If such outcome is not in the favor of the Advisor, Advisor agrees to pay Client’s attorney’s fees related to such action.

11.  The client agrees to promptly review all Account statements from the broker, and any statements that may be sent to the Client by Advisor.  Such statements shall be binding on the Client unless a prompt written objection from the Client is received by the Broker or the Advisor, as the case may be.  The Client acknowledges that the Advisor has no obligation to provide any statements or other reports relating to the Account.

12.  Client represents that it will not place any trades into the Account directed by the Advisor.

13.  Client represents that neither the Advisor nor any of its principals have made any guarantee as to profitability.

14.  Client understands that the Advisor may charge other clients fees that are different from and possibly more favorable than the fee structure arrived at between the Advisor and Client.

15.  The Advisor will not be liable to the Client or to others except by reason of acts constituting trading errors directly attributable to a fault by the Advisor, willful malfeasance or gross negligence as to its duties herein, and disclaims any liability for human or machine errors in orders to trade or not to trade commodity interests.

16.  In the event that any provisions of this Agreement are invalid for any reason whatsoever, all other conditions and provisions of the Agreement shall, nevertheless, remain in full force and affect.

17.  By depositing funds with the Broker, the Client acknowledges and accepts the propriety of the Advisor’s trading program and his/her suitability to bear the economic risk of loss in commodity trading in commodity interests.

18.  This Agreement may not be assigned by either party without the prior written consent of the other party.  This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns.

19.  Any disputes between the Client and the Advisor will be submitted to arbitration before an agreed upon single arbitrator selected by the American Arbitration Association, or the National Futures Association, and only upon written agreement of the parties at the time of such dispute arises.  This Agreement will be governed by the laws of the State of Illinois, except to the extent superseded by Federal law, and any dispute concerning arbitration will be resolved by a Federal or State court of competent jurisdiction located in Chicago, Illinois.

20.  The client should be aware that additions, withdrawals, and net performance may change the notional amount in the Client’s account, but the nominal account size will not change unless agreed upon in writing by the Client.  Additionally, for an account that is 50% funded, for example, the accounts margin-to-equity ratio, which would normally average 30%, would be equivalent to a 60% margin-to-equity ratio.   Notional equity also creates additional leverage in an account relative to the cash in such account.  This additional leverage results in proportionately greater risk of loss.  While the possibility of losing all of the cash in an account is present in all accounts, accounts that contain notional equity have a proportionality greater risk of loss.  Notional funds are described as the difference between the nominal account size agreed upon by the Client and the Advisor and the amount of funds actually deposited in the Client’s account.

You are reminded that the account size you have agreed to in writing (“the nominal”  “notional” account size.) is not the maximum possible loss that your account may experience.

You should consult the account statements received from your futures commission merchant in order to determine the actual activity in your account, including profits, losses, and current cash equity balance.  To the extent that the equity in your account is at any time less than the nominal account size you should be aware of the following:

1.  Although your gains and losses, fees and commissions measured in dollars will be the same, they will be greater when expressed as a percentage of account equity.

2.  You may receive more frequent and large margin calls.

3.  The conversion charge contained in the Disclosure Document may be used to convert the ROR’s in the capsule to corresponding ROR’s for particular partial funding level.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day of and year first written above.

STENGER CAPITAL MANAGEMENT, LLC

By: /s/ Scott C Stenger

Scott C Stenger, Managing Member

CLIENT ACKNOWEDGEMENT:

TriView Global Fund, LLC

By: TriView Capital Management, Inc.

By: /s/ Michael P. Pacult

Date: January 2, 2013

Michael P. Pacult, President

Advisor’s Acknowledgement (Print):

Scott C Stenger

Advisor’s Signature:

/s/ Scott C Stenger

Date:

January 2, 2013

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Dealer Prospectus Delivery Obligation

Until one year from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation, if any, to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Endnotes

Financial Statements

A.

TriView Global Fund, LLC

Audited Financial Statements for the years ended December 31, 2012, 2011 and 2010

Reviewed Financial Statements for the three months ended March 31, 2013

B.  TriView Capital Management, Inc.
Audited Financial Statements for the years ended December 31, 2012, 2011 and 2010

*

Mr. Pacult, one of the managing members, is a principal and 50% owner of Futures Investment Company, the principal selling agent and introducing broker.

**

Mr. Pacult is sole stockholder, director, principal and officer of TriView Capital Management, Inc., the corporate managing member of the Fund and, as a result, he is the sole decision maker for the Fund.

Commodity Trading Advisor

Stenger Capital Management LLC

Futures Commission Merchant

Vision Financial Markets LLC
ADM Investor Services LLC

Futures Market

Investor (you)

Selling Agent

Futures Investment Company*

Introducing Broker

Futures Investment Company

Members

Investors (you)

Managing Member and
Commodity Pool Operator

TriView Capital Management, Inc.**

and Michael P. Pacult

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The accompanying notes are an integral part of the consolidated financial statements

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The accompanying notes are an integral part of the consolidated financial statements

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The accompanying notes are an integral part of the consolidated financial statements

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Managed Futures	Stocks & Bonds